Filed Pursuant to Rule 424(b)(3)

Registration No. 333-268603

PROSPECTUS SUPPLEMENT NO. 26

(to Prospectus dated March 29, 2024)

Scilex Holding Company

Up to 71,459,469 Shares of Common Stock

Up to 11,003,988 Shares of Common Stock Issuable Upon the Exercise of Warrants

Up to 5,490,617 Warrants

This prospectus supplement supplements the prospectus dated March 29, 2024 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-268603) for which Post-Effective Amendment No. 2 was filed with the Securities and Exchange Commission on March 27, 2024 and declared effective by the Securities and Exchange Commission on March 29, 2024. This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Reports on Form 8-K, each filed with the Securities and Exchange Commission on March 3, 2025 (the “Current Reports”). Accordingly, we have attached the Current Reports to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of 11,003,988 shares of our common stock, par value $0.0001 per share (“Common Stock”), issuable upon the exercise of (i) 4,104,000 private placement warrants (the “Private Warrant Shares”) originally sold in a private placement at a price of $0.75 per warrant in connection with the initial public offering of Vickers Vantage Corp. I (“Vickers”) (and a portion of which were subsequently transferred to Sorrento Therapeutics, Inc. (“Sorrento”) at no cost in connection with the Business Combination (as defined below)) (the “Private Warrants”) and (ii) 6,899,988 public warrants (the “Public Warrant Shares”) originally sold to the public investors in connection with the initial public offering of units of Vickers (the “Public Warrants” and together with the Private Warrants, the “Warrants”) at a price of $10.00 per unit, with each unit consisting of one ordinary share of Vickers and one-half of one warrant to purchase one ordinary share of Vickers. As previously disclosed in prospectus supplement no. 16 to the Prospectus, filed with the Securities and Exchange Commission on October 6, 2023, Sorrento subsequently sold (a) 60,068,585 shares of Common Stock; (b) 29,057,097 shares of Series A Preferred Stock; and (c) warrants exercisable for 4,490,617 shares of Common Stock, in each case to us by delivery of such purchased securities to SCLX Stock Acquisition JV LLC, a Texas limited liability company (“SCLX JV”) and our indirect wholly-owned subsidiary, of which warrants exercisable for 4,000,000 shares of Common Stock were subsequently transferred by SCLX JV to Oramed Pharmaceuticals, Inc., a Delaware corporation (“Oramed”).

Each Warrant entitles the holder thereof to purchase one share of our Common Stock at a price of $11.50 per share. We will not receive the proceeds from the resale of the Private Warrant Shares or the Public Warrant Shares hereunder; however, we will receive the proceeds from any exercise of the Private Warrants and the Public Warrants.

The Prospectus and this prospectus supplement also relates to the offer and sale from time to time by:

(a) the selling stockholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Stockholders”) of up to an aggregate of 71,459,469 shares (the “Resale Shares”) of our Common Stock, consisting of:

(i) up to 3,983,057 shares of Common Stock (the “Sponsor Shares”) held by Vickers Venture Fund VI Pte Ltd, Vickers Venture Fund VI (Plan) Pte Ltd, Pei Wei Woo, Suneel Kaji and Steve Myint (collectively, the “Sponsors”), comprised of 3,450,000 shares that were issued on November 9, 2022 upon conversion of the same number of our former ordinary shares (initially acquired by the Sponsors prior to the initial public offering of units of Vickers Vantage Corp. I at a purchase price of $0.007 per ordinary share) in connection with the Domestication and the Business Combination (each as defined below) and 533,057 shares that were also issued on November 9, 2022 upon the contribution of certain indebtedness by Vickers Venture Fund VI Pte Ltd and Vickers Venture Fund VI (Plan) Pte Ltd at a contribution value of $10.00 per share, in connection with the Business Combination pursuant to a debt contribution agreement;

(ii) up to 61,985,795 shares of Common Stock (the “Merger Shares”) issued to Sorrento on November 10, 2022 in connection with the Business Combination at an equity consideration value of $10.00 per share, of which 60,068,585 are now held by SCLX JV;

(iii) up to 4,104,000 Private Warrant Shares issuable to certain Selling Securityholders upon the exercise of the Private Warrants at an exercise price of $11.50 per share; and

(iv) up to 1,386,617 Public Warrant Shares issuable to certain Selling Securityholders upon the exercise of the Public Warrants at an exercise price of $11.50 per share; and

(b) the selling warrantholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Warrantholders” and, together with the Selling Stockholders, the “Selling Securityholders”) of up to 4,104,000 Private Warrants (which were originally issued at a price of $0.75 per Private Warrant, of which 3,104,000 were transferred from the Sponsors to Sorrento at no cost in connection with the Business Combination), and 1,386,617 Public Warrants (which were acquired by Sorrento in open-market purchases at a weighted average purchase price of $0.3078 per Public Warrant). Sorrento subsequently transferred 4,490,617 warrants held by it to SCLX JV, of which 4,000,000 warrants were subsequently transferred by SCLX JV to Oramed and then subsequently repurchased by us from Oramed.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SCLX”. On February 28, 2025, the last reported sales price per share of our Common Stock was $0.23. Our Public Warrants are listed on the Nasdaq Capital Market under the symbol “SCLXW.” On February 28, 2025, the closing sale price per warrant of our Public Warrants was $0.08.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 14 of the Prospectus as well as risks and uncertainties described under similar headings in any amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 3, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2025

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Background

As previously announced, on January 2, 2025, Scilex Holding Company (the “Company”) entered into a Deferral and Consent under Tranche B Senior Secured Convertible Note (collectively, the “Deferral and Consent Letters”) with each of the holders of Tranche B Senior Secured Convertible Notes issued by the Company to such holders on October 8, 2024 (the “Tranche B Notes”).

Pursuant to the terms of the Deferral and Consent Letters, the holders of the Tranche B Notes agreed to defer the Company’s obligation to make the required payment of the First Amortization Payment (as defined therein) until January 31, 2025. The holders of the Tranche B Notes agreed to further defer (the “Further Deferral”) the First Amortization Payment from January 31, 2025 to the Maturity Date (i.e. October 8, 2026) if, among other things, the Company granted the holders of the Tranche B Notes the Royalty and Exclusive Rights contemplated pursuant to the Term Sheet attached to the Deferral and Consent Letters (the “Term Sheet”).

Royalty Purchase Agreement — Gloperba and Elyxyb

As contemplated by the Term Sheet in respect of the Royalty and Exclusive Rights described therein, on February 28, 2025 (the “Closing Date”), the Company entered into a Purchase and Sale Agreement (the “Royalty Purchase Agreement”) with Scilex Pharmaceuticals Inc. (“Scilex Pharma”), certain institutional investors (collectively, the “Royalty Investors”) and Oramed Pharmaceuticals Inc. (“Oramed”) (together with the Royalty Investors, the “RPA Purchasers”). Pursuant to the Royalty Purchase Agreement, Scilex Pharma sold to the RPA Purchasers the right to receive 4% of all aggregate net sales worldwide (the “Purchased Receivables”) with respect to Gloperba, Elyxyb, and any related, improved, successor, replacement and/or varying dosage forms of the foregoing (the “Covered Products”).

In consideration of the Further Deferral and representing the “grant of the Royalty and Exclusive Rights” (as defined in the Term Sheet), during the period commencing on the Closing Date and expiring on the tenth anniversary of the Closing Date (the “Payment Term”), Scilex Pharma shall pay to each RPA Purchaser, by wire transfer of immediately available funds in U.S. dollars to such RPA Purchaser’s account such RPA Purchaser’s Specified Percentage (as defined in the Royalty Purchase Agreement) of the Covered Product Revenue Payments (each as defined in the Royalty Purchase Agreement) for each calendar quarter (commencing with the calendar quarter beginning January 1, 2025) promptly, but in any event no later than 60 calendar days after the end of each calendar quarter.

The Royalty Purchase Agreement shall terminate six months following receipt by the RPA Purchasers of all payments of the Purchased Receivables to which each RPA Purchaser is entitled during the Payment Term.

The Royalty Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company. The representations, warranties, covenants and agreements contained in the Royalty Purchase Agreement were made only for purposes of such agreement, and as of specific dates, were solely for the benefit of the parties to the Royalty Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Royalty Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Royalty Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”).

The foregoing summary of the Royalty Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

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Royalty Security Agreement

Pursuant to the terms of the Royalty Purchase Agreement, the Company entered into a Security Agreement with Scilex Pharma and the collateral agent (as identified therein) for the benefit of the RPA Purchasers, dated as of February 28, 2025 (the “Royalty Security Agreement”).

Under the Royalty Security Agreement, each of the Company’s and Scilex Pharma’s due performance and payment under the Royalty Purchase Agreement is secured by certain collateral, including a collection account and certain material contracts, intellectual property rights and regulatory approvals, in each case related to the Covered Products.

The foregoing summary of the Royalty Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Security Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Subordination Agreement

In connection with the Royalty Purchase Agreement and the Royalty Security Agreement, the Company entered into that certain Subordination Agreement, dated as of February 28, 2025 (the “Subordination Agreement”), by and among the Company, Scilex Pharma the RPA Purchasers and the Note Agent (each as defined in the Subordination Agreement). Pursuant to the Subordination Agreement, the parties agreed that all obligations, liabilities and indebtedness under the Royalty Purchase Agreement are secured by first priority liens on the collateral under the Royalty Security Agreement (the “Royalty Collateral”) and the Note Agent’s lien on the Royalty Collateral is subordinated and becomes a second priority lien.

The foregoing summary of the Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subordination Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Amendment No. 1 to ZTlido Royalty Purchase Agreement

On February 28, 2025, the Company and Scilex Pharma entered into an Amendment No. 1 to Purchase and Sale Agreement (the “Royalty Amendment”) with the purchasers (the “Purchasers”) under that certain Purchase and Sale Agreement, dated as of October 8, 2024 (the “ZTlido Royalty Agreement”). Pursuant to the Royalty Amendment, the Company and Scilex Pharma may assign their respective rights or delegate their respective obligations under the ZTlido Royalty Agreement without the prior written consent of the Purchasers if the Company receives a commitment, contingent upon an asset purchase of Covered Products (as defined in the ZTlido Royalty Agreement), that would allow the Company to pay in full all obligations owed under the Debt Instruments (as defined therein), provided that such purchaser of Covered Products agrees to assume all of the obligations of the Company and Scilex Pharma under the ZTlido Royalty Agreement.

The foregoing summary of the Royalty Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Amendment, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Gloperba Rest of World License Agreement

On February 28, 2025 (the “Effective Date”), the Company entered into a License Agreement (the “Gloperba License Agreement”) with Scilex Pharma and RoyaltyVest Ltd. (the “Licensee”) with respect to (i) services, compositions, products, dosages and formulations comprising Gloperba that have been or are later developed by or on behalf of the Company, including the product and any future product defined as a “Licensed Product” under the License and Commercialization Agreement, dated as of June 14, 2022, by and between RxOmeg Therapeutics LLC (“Romeg”) and the Company, as amended by that certain First Amendment to License and Commercialization Agreement, dated January 16, 2025, by and between Romeg and the Company, as may be further amended or restated from time to time, and (ii) any related, improved, successor or replacement forms of any such product Controlled (as defined therein) by the Company ((i) and (ii) collectively, the “Gloperba Product”).

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Under the Gloperba License Agreement, the Company granted to the Licensee during the Gloperba License Term (as defined below) a worldwide, exclusive, non-transferable (except in connection with a permitted assignment of the Gloperba License Agreement) right, license and interest in, to, and under all Product Rights Controlled (each as defined therein) by the Company to develop, manufacture, obtain and maintain regulatory approvals for, commercialize and otherwise exploit all Gloperba Products, in all cases solely for commercialization of the Gloperba Products outside of the United States in the Field (as defined therein). The Licensee granted to the Company a non-exclusive, non-transferable (except in connection with a permitted assignment of the Gloperba License Agreement), right and license under the Licensee Non-Blocking Patents (as defined therein) (i) in the United States, to develop, manufacture, obtain and maintain regulatory approvals for, commercialize and otherwise exploit Gloperba Product for commercialization of Gloperba Products in the United States in the Field (as defined therein), and (ii) worldwide, to develop and manufacture Gloperba Product for commercialization in the United States in the Field (as defined therein). Each of the Licensee and the Company will receive 50% of the Net Revenue (as defined therein) generated based on Licensee’s sale of the Gloperba Products, and the Licensee shall effect the foregoing by paying to the Company an amount required for the Company to receive its share of the Net Revenue on a quarterly basis.

Pursuant to the Gloperba License Agreement, the Licensee shall obtain and maintain regulatory approval for the Gloperba Product outside of the United States in accordance with its own business judgment and in its sole and absolute discretion.

Promptly after the Effective Date, the Company is required to (i) facilitate an introduction between the Licensee and the Company’s contract manufacturer of the Gloperba Product (the “Gloperba CMO”) as of the Effective Date, and (ii) use reasonable efforts to cause such Gloperba CMO to accept a direct engagement with the Licensee for the manufacturing or supply of the Gloperba Product in finished dosage form. In addition, the Company agreed to appoint the Licensee as its exclusive distributor of the Gloperba Product in the entire world other than the United States during the Gloperba License Term.

The term of the Gloperba License Agreement commences on the Effective Date and continues until expiration of the last to expire Licensed Patents (as defined therein), unless earlier terminated (the “Gloperba License Term”).

The foregoing summary of the Gloperba License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Gloperba License Agreement, a copy of which is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1#	Purchase and Sale Agreement, dated February 28, 2025, by and among Scilex Holding Company, Scilex Pharmaceuticals Inc. and the purchasers signatory thereto.

10.2#	Security Agreement, dated February 28, 2025, by and among Scilex Holding Company, Scilex Pharmaceuticals Inc. and the purchasers signatory thereto.

10.3	Subordination Agreement, dated February 28, 2025, by and among Scilex Holding Company, Scilex Pharmaceuticals Inc., Acquiom Agency Services LLC and other signatories thereto.

10.4

Amendment No. 1 to Purchase and Sale Agreement, dated February 28, 2025, by and among Scilex Holding Company, Scilex Pharmaceuticals Inc., Oramed Pharmaceuticals Inc. and the other signatories thereto.

10.5#	License Agreement (Gloperba), dated February 28, 2025, by and between Scilex Holding Company, Scilex Pharmaceuticals Inc. and RoyaltyVest Ltd.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

#

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

Date: March 3, 2025

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Exhibit 10.1

Execution Version

PURCHASE AND SALE AGREEMENT

dated as of February 28, 2025

by and among

SCILEX HOLDING COMPANY, SCILEX PHARMACEUTICALS INC.,

as the Seller Parties

and

EFSHAR HATAYA LTD, ORAMED PHARMACEUTICALS INC., and 3I, LP

as the Purchasers

Section 10.11	No Third Party Rights	41

Section 10.12	Table of Contents and Headings	41

Exhibits

Exhibit A:	Form of Closing Date Bill of Sale
Exhibit B:	Disclosure Schedule
Exhibit C:	Oramed Consent
Exhibit D:	Tranche B Consent
Exhibit E:	Purchasers Accounts
Exhibit F:	Form of Security Agreement
Exhibit G-1:	Gloperba License Agreement
Exhibit G-2:	Elyxyb License Agreement
Exhibit G-3:	Elyxyb Asset Purchase Agreement

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of February 28, 2025, is by and among SCILEX PHARMACEUTICALS INC., a Delaware corporation (the “Seller”), SCILEX HOLDING COMPANY, a Delaware corporation (the “Seller Parent”, and together with the Seller, the “Seller Parties”), EFSHAR HATAYA LTD, a Marshall Islands corporation (“Murchinson”), ORAMED PHARMACEUTICALS INC., a Delaware corporation (“Oramed”), and 3I, LP, a Delaware limited partnership (“3i”, and, together with Murchinson and Oramed, collectively, the “Purchasers” and each, individually, a “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Seller Parties hold certain assets and rights relating to the Covered Products (as defined below);

WHEREAS, on January 2, 2025, the Seller Parent entered into a deferral and consent letter with each of (i) Nomis Bay Limited, a Bermuda limited company (“Nomis”), and BPY Limited, a Bermuda limited company (“BPY”) (the “Nomis Bay Consent”), (ii) Oramed (the “Oramed Consent”) and (iii) 3i (the “3i Consent” and, together with the Nomis Bay Consent and the Oramed Consent, the “Tranche B Consents”), respectively, pursuant to which the Tranche B Noteholders agreed to defer the Seller Parent’s obligation to make the certain amortization payments until January 31, 2025 and in consideration of such deferral, and to limit the Tranche B Noteholders’ right to exercise certain secured creditor remedies (including recourse against the assets of SCLX Stock Acquisition JV (“SCLX JV”) as a grantor under the Security Agreement (as defined in the Tranche B Consents)), SCLX JV agreed to deliver, and delivered, to the Tranche B Noteholders (or their designee) by deposit/withdrawal at custodian with the Depository Trust Company an aggregate of 5,000,000 shares of common stock, par value $0.0001 per share, of the Seller Parent (the “Scilex Shares” and each a “Scilex Share”), held by SCLX JV, of which 2,500,000 shares will be delivered to Oramed, 720,000 shares will be delivered to BPY, 1,280,000 shares will be delivered to Nomis, and 500,000 shares will be delivered to 3i;

WHEREAS, the Tranche B Consents provide for additional deferrals upon, among other things, the sale of certain royalty and exclusive rights (all as more fully described in the Tranche B Consents) and this Agreement is intended to effectuate the purchase and sale of such rights (on such terms as set forth herein); and

WHEREAS, the Seller Parties desire to sell, contribute, assign, transfer, convey and grant to the Purchasers, and the Purchasers desire to purchase, acquire and accept from the Seller Parties, the Purchased Receivables described herein, upon and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties covenant and agree as follows:

ARTICLE I

DEFINED TERMS AND RULES OF CONSTRUCTION

Section 1.1 Defined Terms. The following terms, as used herein, shall have the following respective meanings:

“Account Bank” means Bank of America, or such other bank or financial institution approved by each of the Purchasers and the Seller.

“Account Control Agreement” means a springing account control agreement entered into by the Account Bank, the Seller and the Purchasers in form and substance reasonably satisfactory to the Purchasers, pursuant to which, among other things, the Purchasers shall have control over the Collection Account within the meaning of Section 9-104 of the UCC.

“Affiliate” means, with respect to any designated Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such designated Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Equity Interests, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities applicable to such Person, the conduct of its business, or any of its properties, products or assets.

“Applicable Percentage” means 4%.

“Bankruptcy Event” means the occurrence of any of the following in respect of any Person: (a) an admission in writing by such Person of its inability to pay its debts as they become due or a general assignment by such Person for the benefit of creditors; (b) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of such Person or its debts under any law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or seeking, consenting to the entry of an order for relief in any case under any such law, or the appointment of or taking possession by a receiver, trustee, custodian, liquidator, examiner, assignee, sequestrator or other similar official for such Person or for any substantial part of its property; (c) corporate or other entity action taken by such Person to authorize any of the actions set forth in clause (a) or (b) of this definition; or (d) without the consent of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person, or, without the consent of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person, in each case where such petition or order shall remain unstayed or shall not have been stayed or dismissed within 90 days from entry thereof.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Applicable Law to remain closed.

“Change of Control” means any (a) reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of the Seller Parent or the Seller (other than any merger of the Seller with or into the Seller Parent or vice versa) or issuance, sale or exchange of shares (or similar transaction or series of related transactions) of capital stock of the Seller Parent or the Seller in which the holders of the Seller Parent’s or the Seller’s outstanding shares of capital stock immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than 50% of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether the Seller Parent or the Seller, as applicable, is the surviving entity, (b) Disposition of all or substantially all of the properties or assets of the Seller Parent or the Seller or (c) Disposition of all or substantially all of the Product Rights. References to “capital stock” shall be deemed to refer to equity interests of any entity that is not a corporation.

“Closing” has the meaning set forth in Section 6.1.

“Closing Date” has the meaning set forth in Section 6.1.

“Closing Date Bill of Sale” means that certain bill of sale, dated as of the Closing Date, executed by the Purchasers and the Seller, substantially in the form of Exhibit A.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Collateral” has the meaning set forth in the Security Agreement.

“Collection Account” means a segregated deposit account of the Seller established and maintained at an Account Bank pursuant to an Account Control Agreement for the purpose of receiving payments owed to the Seller in respect of the Covered Products.

“Commercially Reasonable Efforts” or “Commercially Reasonable Actions” means,

(a) with respect to any Intellectual Property Rights in any country, efforts or actions that would be commercially reasonable for an owner and licensor of such Intellectual Property Rights in such country, which owner and licensor is entitled to the full economic benefit of such Intellectual Property Rights without regard to the transactions contemplated by this Agreement or any other business of, or assets owned by, such owner and licensor; and

(b) for purposes of Section 5.6 and Section 5.11, with respect to the efforts to be expended, or considerations to be undertaken, by the Seller or its Affiliates with respect to any objective, activity or decision to be undertaken hereunder, reasonable, good faith efforts to accomplish such objective, activity or decision as a prudent company in the biotechnology industry of a size comparable to the Seller Parties and their Affiliates, taken as a whole, would normally use to accomplish a similar objective, activity or decision under similar circumstances, it being understood and agreed that with respect to the Exploitation of the Covered Products, the Seller may take into account: (i) issues of efficacy, safety, and expected and actual approved labeling, (ii) the expected and actual competitiveness of alternative products sold by third parties in the marketplace, (iii) the likelihood of regulatory approval and/or pricing approval or pricing restrictions given the regulatory structure involved, including regulatory or data exclusivity, and (iv) the expected and actual profitability of the Covered Products, all as measured by the facts and circumstances in existence at the time such efforts are due.

“Confidential Information” has the meaning set forth in Section 8.1.

“Counterparty” means any counterparty to a Material Contract, including Collegium and BioDelivery under the Elyxyb License Agreement, and Romeg under the Gloperba License Agreement.

“Covered Product Revenue Payment” means, for each calendar quarter from and after January 1, 2025 until the expiration of the Payment Term, the Applicable Percentage of all aggregate Net Sales in the Territory during such calendar quarter.

“Covered Products” means (a) Gloperba, (b) Elyxyb, and (c) any related, improved, successor, replacement and/or varying dosage forms of the foregoing identified in (a) or (b).

“Debt Instruments” means collectively, (i) those certain Tranche B Senior Secured Convertible Notes, dated as of October 8, 2024, (as amended, supplemented or modified from time to time), issued pursuant to that certain Securities Purchase Agreement, dated as of October 7, 2024, between Scilex Holding Company, each investor listed on the applicable schedule of buyers, and Acquiom Agency Services LLC, a Colorado limited liability company and (ii) that certain Senior Secured Promissory Note, dated as of September 21, 2023, issued by Scilex Holding Company to Oramed Pharmaceuticals Inc. (as amended, supplemented or modified from time to time).

“Designated Transactions” means (i) the consummation of the Merger under and as defined in, and each of the other transactions described in the Agreement and Plan of Merger, dated August 30, 2024 (as such agreement may be amended, restated, modified or otherwise supplemented from time to time in accordance with its terms, the “Semnur Merger Agreement” and the Merger described therein, the “Semnur Merger”), by and among Denali Capital Acquisition Corp. (“Denali”), Denali Merger Sub Inc., and Semnur Pharmaceuticals, Inc. (“Semnur”), together with all schedules, annexes, and exhibits thereto (including, without limitation, the Seller Parent’s and Semnur’s entry into the Debt Exchange Agreement dated August 30, 2024 (as such agreement may be amended, restated, modified or otherwise supplemented from time to time in accordance with its terms, the “Semnur Debt Exchange Agreement”) and the consummation of the transactions contemplated thereby, including Semnur’s filing of a certificate of designations as contemplated thereby and the issuance by Semnur of Semnur preferred stock to the Seller Parent as described therein, in each case prior to the closing of the Semnur Merger) and each of the Seller Parent’s and Semnur’s performance of and compliance with each of the other terms and conditions of the Semnur Merger Agreement and the Debt Exchange Agreement and all schedules, exhibits, and annexes thereto, (ii) the Seller Parent’s performance of the terms of the Stockholder Support Agreement dated August 30, 2024, by and between the Seller Parent and Denali, (iii) the incurrence, advance and existence of indebtedness owing by Semnur to the Seller Parent, in an aggregate amount not to exceed $60,000,000, subject to the Semnur Debt Exchange Agreement and (iv) the transactions set forth on Schedule 1.1-DT of the Disclosure Schedules.

“Disclosing Party” has the meaning set forth in Section 8.1.

“Disclosure Schedule” means the Disclosure Schedule, dated as of the date hereof and attached hereto as Exhibit B.

“Disposition” or “Dispose” means, with respect to any Person, directly or indirectly, the sale, assignment, conveyance, transfer, license, sublicense or other disposition (whether in a single transaction or a series of related transactions) (including by way of a sale and leaseback transaction) of property or assets by any Person; provided that in no event shall a Disposition include or be deemed to include any Designated Transaction.

“Disputes” has the meaning set forth in Section 3.11(g).

“Dollar” or the sign “$” means United States dollars.

“Elyxyb” means the non-steroidal anti-inflammatory drug product that contains celecoxib as the sole active pharmaceutical ingredient in an oral solution form based on self-micro emulsifying drug delivery system (SMEDDS) technology currently known as “Elyxyb”.

“Elyxyb Asset Purchase Agreement” means the Asset Purchase Agreement, dated as of August 3, 2021 by and between Dr. Reddy’s Laboratories Limited and BioDelivery Sciences International, Inc. (“BioDelivery”).

“Elyxyb License Agreement” means the Asset Purchase Agreement, dated as of February 12, 2023 by and among Collegium Pharmaceutical, Inc. (“Collegium”), BioDelivery, and the Seller Parent.

“Equity Interests” means, with respect to any Person, all of the (a) shares of capital stock of (or other ownership or profit interests in) such Person, (b) warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, (c) securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and (d) other ownership or profit interests in such Person (including partnership, member, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Excess Amount” has the meaning set forth in Section 2.1(e).

“Excluded Liabilities and Obligations” has the meaning set forth in Section 2.4.

“Exploit” and “Exploitation” shall mean, with respect to a product such as Covered Products, the research, study, development, formulation, processing, engineering, manufacture, testing, seeking and obtaining Regulatory Approval, use, sale, offer for sale (including marketing and promotion) and distribution (including importing, exporting, transporting, customs clearance, warehousing, invoicing, storage, handling and delivering) or other commercialization of such product.

“FDA” means the U.S. Food and Drug Administration and any successor agency thereto.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Gloperba” means the liquid formulation(s) of colchicine currently known as “Gloperba” and any other pharmaceutical product comprising the foregoing as an active pharmaceutical ingredient.

“Gloperba License Agreement” means the License and Commercialization Agreement, dated as of June 14, 2022, by and between RxOmeg Therapeutics LLC (“Romeg”) and the Seller Parent, as amended by that certain First Amendment to License and Commercialization Agreement, dated January 16, 2025, by and between Romeg and the Seller Parent.

“GMP” means good manufacturing practices and standards for the production of drugs promulgated or endorsed by the FDA, as set forth in 21 C.F.R. Parts 210, 211, 600 through 680, 820, and 1271, as applicable, and comparable regulatory standards promulgated by any other Governmental Authority.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority (including supranational authority), commission, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including each Patent Office, the FDA and any other government authority in any country.

“Holdco” has the meaning set forth in Section 5.13.

“Holdco Organizational Documents” has the meaning set forth in Section 5.13.

“In-License” means each license, settlement agreement or other agreement or arrangement between the Seller or any of its Affiliates and any Third Party pursuant to which the Seller or any of its Affiliates obtains a license or sublicense or a covenant not to sue or similar grant of rights to any patents or other intellectual property rights of such Third Party that is necessary for the Exploitation of a Covered Product.

“Indebtedness” of any Person means (a) any obligation of such Person for borrowed money, (b) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument, (c) any obligation of such Person to pay the deferred purchase price of property or services (except (i) any accounts payable that arise in the ordinary course of business that are not in dispute and are not 90 days or more past due, (ii) payroll liabilities and deferred compensation, and (iii) any purchase price adjustment, royalty, earnout, milestone payments, contingent payment or deferred payment of a similar nature incurred in connection with any license, lease, contract research and clinic trial arrangements or acquisition), (d) any obligation of such Person as lessee under a capital lease (under GAAP as in effect on the date hereof), (e) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property, (f) any non-contingent obligation of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or other guaranty issued by such other Person, (g) any Indebtedness of others secured by a Lien on any asset of such Person, and (h) any Indebtedness of others guaranteed by such Person; provided that intercompany loans among the Seller and its Affiliates shall not constitute Indebtedness.

“Intellectual Property Rights” means any and all of the following: (a) the Patents, (b) all Know-How and (c) all registered and unregistered trademarks, trademark applications, service marks, trade names, logos, packaging design, slogans and internet domain names, in each case, that is owned or controlled by the Seller and used in, relating to or necessary for the Exploitation of the Covered Products.

“IRB” has the meaning set forth in Section 3.12(l).

“Know-How” means any and all technical, scientific, regulatory, and other information, results, knowledge, techniques and data, in whatever form and whether or not confidential, patented or patentable, including inventions, invention disclosures, discoveries, plans, processes, practices, methods, knowledge, trade secrets, know-how, instructions, skill, experience, ideas, concepts, data (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality control, and pre-clinical and clinical data), formulae, formulations, compositions, specifications, marketing, pricing, distribution, cost, sales and manufacturing data or descriptions, and all chemical or biological materials and other tangible materials. Know-How does not include any Patent claiming any of the foregoing.

“Knowledge” means, with respect to the Seller Parties, for the purposes of ARTICLE III and Section 5.1(f), the actual knowledge, as of the date of this Agreement, of any of the persons identified on Section 1.1 of the Disclosure Schedule, after due inquiry by each such person of each of his or her direct reports reasonably expected to have actual knowledge of the applicable matter.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale or any sale with recourse, or any other restriction on transfer.

“Loss” means any loss, liability, cost, expense (including actual, reasonable and documented costs of investigation and defense and actual, reasonable and documented attorneys’ fees and expenses), charge, fine, penalty, obligation, judgment, award, assessment, claim or cause of action.

“Material Adverse Effect” means a material adverse effect on (a) the legality, validity or enforceability of the Material Contracts, (b) the ability of the Seller Parties to perform their obligations under any of the Transaction Documents, Elyxyb License Agreement, or Gloperba License Agreement, (c) the rights or remedies of the Purchasers under any of the Transaction Documents, (d) the right of the Purchasers to receive the Purchased Receivables, the timing, amount or duration of the Purchased Receivables, or the right to receive royalty reports and other information (including audit information) on the terms set forth in this Agreement, or (e) the business of the Seller Parties and their Subsidiaries, taken as a whole.

“Material Contract” means the Elyxyb Asset Purchase Agreement, Elyxyb License Agreement, Gloperba License Agreement, or any agreement or arrangement with a Material Distributor, contract manufacturing organization or contract research organization, and any other agreement or arrangement that is necessary or useful for the Exploitation of the Covered Products.

“Material Current Distributor” has the meaning set forth in Section 3.13(b).

“Material Distributor” means each Material Current Distributor and all other current or future material distributors of the Covered Products.

“Net Sales” means, with respect to any Covered Product commercially sold by a Seller Party, their Affiliates or their distributors in the Territory, the global gross sales revenue billed, invoiced or otherwise recognized as revenue by a Seller Party in respect of sales by a Seller Party, their Affiliates or their distributors to Third Party customers of the Covered Products less all applicable deductions, to the extent accrued, paid or allowed in the ordinary course of business with respect to the sale of the Covered Products, and to the extent they are in accordance with GAAP in effect in the United States from time to time, consistently applied, including, but not limited to: (a) cash discounts, quantity discounts, promotional discounts, stocking or other promotional allowances; (b) sales and excise taxes, customs and any other indirect taxes, all to the extent added to the sale price and paid by the Seller and not refundable in accordance with Applicable Law (but not including Taxes assessed against the income derived from such sale); (c) freight, insurance and other transportation charges to the extent added to the sale price and set forth separately as such in the total amount invoiced; (d) returns, recalls, and returned goods allowances; (e) retroactive corrections including price adjustments (including those on customer inventories following price changes) and corrections for billing errors or shipping errors; and (f) chargebacks, rebates, administrative fees, any other allowances actually granted or allowed to any entity including, but not limited to group purchasing organizations, managed health care organizations and to governments, including their agencies, or to trade customers, in each case that are not Affiliates of the Seller, and which are directly attributable to the sale of the applicable Covered Products; provided, however, that “Net Sales” shall exclude all sales of Elyxyb in Canada.

“New Drug Application” means a New Drug Application, Supplement or an Abbreviated New Drug Application, as those terms are defined in the FDCA and the FDA regulations promulgated thereunder, for any Covered Product.

“Oramed Consent” means the consent from Oramed with respect to the transactions contemplated by this Agreement, including the release of the Purchased Receivables, attached hereto at Exhibit C.

“Oramed Loan Documents” means (a) that certain Senior Secured Promissory Note, dated as of September 21, 2023, made by the Seller Parent in favor of Oramed (the “Oramed Note”), (b) that certain Subsidiary Guarantee, dated as of September 21, 2023, made by each of the signatories thereto as the “Guarantors” thereunder, in favor of Oramed, and (c) that certain Amended and Restated Security Agreement, dated as of October 8, 2024, made by each of the signatories thereto as the “Obligors” thereunder, in favor of the Collateral Agent (as defined therein) on behalf of the Purchaser of the Oramed Note.

“Out-License” means each license, settlement agreement or other agreement or arrangement between the Seller or any of its Affiliates and any Third Party pursuant to which the Seller or any of its Affiliates grants a license, sublicense or similar grant of any Product Application, Regulatory Approval or Intellectual Property Right that is necessary or reasonably useful for the Exploitation of a Covered Product.

“Party” shall mean the Seller Parties or the Purchasers, as the context requires, and “Parties” shall mean, together, the Seller Parties and the Purchasers.

“Patent Office” means the applicable patent office, including the United States Patent and Trademark Office and any comparable foreign patent office, for any Intellectual Property Rights that are Patents.

“Patents” means any and all issued patents and pending patent applications, including without limitation, all provisional applications, substitutions, continuations, continuations-in part, divisions, and renewals, all letters patent granted thereon, and all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms (including regulatory extensions), and all supplementary protection certificates, together with any foreign counterparts thereof anywhere, claiming or covering the Covered Products, or composition of matter, formulation, or methods of manufacture or use thereof, that are issued or filed on or after the date of this Agreement, in each such case, which are owned or controlled by, issued or licensed to, licensed by, or hereafter acquired or licensed by, the Seller or any of its Affiliates, and including, for the avoidance of doubt, the Patents listed on Section 3.11(e) of the Disclosure Schedule.

“Payment Term” means the time period commencing on the Closing Date and expiring on the tenth anniversary of the Closing Date.

“Payoff Date” has the meaning set forth in Section 5.13(c).

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“Product Application” means an application for Regulatory Approval to research, study, develop, formulate, process, engineer, manufacture, test, use, market, sell, offer for sale and distribute a product or drug in a country or region, including (a) a New Drug Application, (b) an Investigational New Drug Application, (c) any corresponding foreign application in any country or jurisdiction in the world and (d) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.

“Product Rights” means any and all of the following, as they exist throughout the Territory: (a) Intellectual Property Rights, (b) regulatory filings, submissions authorizations and approvals, with or from any Regulatory Agencies with respect to any of the Covered Products, including all Product Applications, (c) In-Licenses and (d) Out-Licenses.

“Purchased Receivables” means (a) the Covered Product Revenue Payments, and (b) in the case of (a), all “accounts” (as such term is defined in the UCC) of the Seller with respect to the Covered Product Revenue Payments.

“Purchaser” or “Purchasers” has the meaning set forth in the preamble.

“Purchaser Account” means, with respect to each Purchaser, the account set forth on Exhibit E (or to such other account as a Purchaser shall notify the Seller in writing from time to time), and to the extent any Purchaser’s account is not specified on Exhibit E, such Purchaser shall provide such account information as promptly as practicable.

“Purchaser Connection Tax” means any Taxes imposed (i) as a result of a present or former connection between the Purchasers and the jurisdiction imposing such tax or (ii) any failure of the Purchasers to provide any applicable documentation that is reasonably requested by the applicable withholding agent and that the Purchasers are legally eligible to provide.

“Purchaser Expenses” means all reasonable and documented third-party expenses incurred by the Purchasers in connection with the transactions contemplated by this Agreement on or prior to the Closing.

“Purchaser Indemnified Party” has the meaning set forth in Section 7.1.

“Purchaser Indemnified Tax” means any withholding Tax (other than a Purchaser Connection Tax) withheld by any licensee, sublicensee, the Seller, or any other applicable withholding agent in respect of any payment made to the Purchasers pursuant to this Agreement or to the Seller (or its Affiliates) that are attributable to the Purchased Receivables; provided that, notwithstanding the foregoing, Purchaser Indemnified Tax shall include any Tax resulting solely from or attributable any action taken or caused to be taken by the Seller or its Affiliates or any failure of such Persons to provide any information that is necessary to establish an exemption, after the effective date hereof, that results in any additional withholding or deduction, which would not have resulted absent the Seller or any of its Affiliates taking, causing to be taken, or failing to take such action.

“Qualified Party” means: (i) a pharmaceutical or biotech company with a market capitalization or enterprise value (as determined in good faith by the Seller) in excess of $500,000,000 at the time of determination; or (ii) any other Person designated as such in writing by the Purchasers.

“Receiving Party” has the meaning set forth in Section 8.1.

“Regulatory Agency” means a Governmental Authority with responsibility for the approval, authorization, registration, permission or allowance of the research, study, development, formulation, processing, engineering, manufacturing, testing, holding, importing, transporting, use, marketing, promotion and sale or offering for sale of pharmaceuticals or other regulation of pharmaceuticals in any country.

“Regulatory Approval” means, collectively, all regulatory approvals, licenses, permissions, allowances, registrations, certificates, authorizations, permits and supplements thereto, as well as associated materials (including the product dossier or Product Application) pursuant to which the Covered Products may be researched, studied, developed, formulated, processed, engineered, manufactured, tested, held, imported, transported, used, marketed, promoted, sold, offered for sale and distributed by distributors or the Seller, as the case may be, in a jurisdiction, issued by the appropriate Regulatory Agency, including, to the extent required by Applicable Law for the sale of the Covered Product, all pricing approvals and pricing restrictions, and governmental reimbursement approvals and restrictions.

“Rights Transfer” has the meaning set forth in Section 10.3.

“Royalty Payment Date” has the meaning set forth in Section 2.3(a).

“Royalty Report” has the meaning set forth in Section 5.1(b).

“SEC” means the U.S. Securities and Exchange Commission.

“Security Agreement” shall mean the Security Agreement by and among the Seller and the Purchasers, substantially in the form of Exhibit F.

“Seller” has the meaning set forth in the preamble.

“Seller Indemnified Party” has the meaning set forth in Section 7.2.

“Set-off” means any set-off or off-set.

“Shared Collateral” has the meaning set forth in Section 2.1(e).

“Specified Breach Event” means:

(a) the breach by any Seller Party, as would reasonably be expected to have a Material Adverse Effect, of any of their obligations under any of Section 5.4 (Patent Prosecution, Enforcement, Defense); or

(b) the breach by the Seller of any of its obligations under Section 5.6 (Diligence) and, with respect to clauses (a) and (b) of this definition, where the Purchasers have provided notice of such breach to the Seller Parties in writing and the Seller Parties have not cured such breach within 45 days following receipt in writing of such notice of breach.

“Specified Percentage” means, with respect to Murchinson, 40%, with respect to 3i, 10%, and with respect to Oramed, 50%. The Parties agree to amend this definition of Specified Percentage as necessary to account for any Purchaser’s assignment or transfer of its interests in the Purchased Receivables in accordance with the terms hereof. “Specified Percentages” means, collectively, the Specified Percentage of all Purchasers.

“Studies” has the meaning set forth in Section 3.12(l).

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Equity Interests of such other Person (irrespective of whether at the time Equity Interests of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person or by one or more other Subsidiaries of such Person.

“Tax” or “Taxes” means any U.S. federal, state, local or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, escheat or unclaimed property, sales, use, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including, in each case, (a) any interest, penalty or addition thereto and (b) whether disputed or not.

“Territory” means worldwide.

“Third Party” means any Person that is not a Party.

“Third Party Claim” means any claim, action, suit or proceeding by a Third Party, including any investigation by any Governmental Authority.

“Tranche B Consent” means the consent from the Purchasers of the Tranche B Notes with respect to the transactions contemplated by this Agreement, including the release of the Purchased Receivables by the Collateral Agent for such Purchasers, attached hereto at Exhibit D.

“Tranche B Loan Documents” means (a) those certain Senior Secured Convertible Notes, dated as of October 8, 2024, made by the Seller in favor of the Purchasers thereof (the “Tranche B Notes”) and (b) that certain Amended and Restated Security Agreement, dated as of October 8, 2024, made by each of the signatories thereto as the “Obligors” thereunder, in favor of the Collateral Agent (as defined therein) on behalf of the Purchasers of Tranche B Notes.

“Transaction Documents” means this Agreement, the Account Control Agreement, the Security Agreement, the Oramed Consent, the Tranche B Consent and the Closing Date Bill of Sale.

“Transfer Notice” has the meaning set forth in Section 10.3.

“Transferring Purchaser” has the meaning set forth in Section 10.3.

“U.S.” or “United States” means the United States of America, its 50 states, each territory thereof and the District of Columbia.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware; provided that if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the back-up security interest or any portion thereof granted pursuant to Section 2.1(d) is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of Delaware, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement and any financing statement relating to such perfection or effect of perfection or non- perfection.

Section 1.2 Rules of Construction.

(a) Unless the context otherwise requires, in this Agreement:

(i) a term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(ii) unless otherwise defined, all terms that are defined in the UCC shall have the meanings stated in the UCC;

(iii) words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders;

(iv) the terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without limitation”;

(v) unless otherwise specified, references to a contract or agreement include references to such contract or agreement as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with its terms (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth herein), and include any annexes, exhibits and schedules hereto or thereto, as the case may be;

(vi) any reference to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment, transfer or delegation set forth herein or in any of the other Transaction Document) and any reference to a Person in a particular capacity excludes such Person in other capacities;

(vii) references to any Applicable Law shall include such Applicable Law as from time to time in effect, including any amendment, modification, codification, replacement, or reenactment thereof or any substitution therefor;

(viii) the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(ix) the words “hereof,” “herein,” “hereunder” and similar terms shall refer to this Agreement as a whole and not to any particular provision hereof, and Article, Section and Exhibit references herein are references to Articles and Sections of, and Exhibits to, this Agreement unless otherwise specified;

(x) the definitions of terms shall apply equally to the singular and plural forms of the terms defined;

(xi) in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”;

(xii) where any payment is to be made, any funds are to be applied or any calculation is to be made under this Agreement on a day that is not a Business Day, unless this Agreement otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly; and

(xiii) any reference to a consent, waiver or approval of the Purchasers shall be construed to require the consent or approval of the Purchasers holding at least 80% of the Specified Percentage in the aggregate; provided, for the avoidance of doubt, that if a Purchaser is seeking consent or approval of an action under this Agreement, such Purchaser’s Specified Percentage shall count towards such 80% threshold.

(b) The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any Party irrespective of which Party caused such provisions to be drafted. Each Party acknowledges that it has been represented by an attorney in connection with the preparation and execution of this Agreement and the other Transaction Documents.

ARTICLE II

PURCHASE AND SALE OF THE PURCHASED RECEIVABLES

Section 2.1 Purchase and Sale.

(a) Subject to the terms and conditions of this Agreement, on the Closing Date, the Seller Parties hereby sell, contribute, assign, transfer, convey and grant to each Purchaser, and each Purchaser hereby purchases, acquires and accepts from the Seller Parties, all of the Seller Parties’ rights, title and interest in and to such Purchaser’s Specified Percentage of the Purchased Receivables, free and clear of any and all Liens, other than those Liens created under the Transaction Documents.

(b) The Seller Parties and the Purchasers intend and agree that the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Receivables under this Agreement shall be, and are, a true, complete, absolute and irrevocable assignment and sale by the Seller Parties to the Purchasers of the Purchased Receivables and that such assignment and sale shall provide the Purchasers with the full benefits of ownership of the Purchased Receivables, solely during the Payment Term. Neither Seller Parties nor the Purchasers intend the transactions contemplated hereby to be, or for any purpose characterized as, a loan from the Purchasers to the Seller Parties or a pledge or assignment or a security agreement. The Seller Parties waive any right to contest or otherwise assert that this Agreement does not constitute a true, complete, absolute and irrevocable sale and assignment by the Seller Parties to the Purchasers of the Purchased Receivables under Applicable Law, which waiver shall be enforceable against the Seller Parties in any Bankruptcy Event in respect of the Seller Parties.

(c) The Seller Parties hereby authorize each Purchaser and its agents and representatives to execute, record and file, and consents to each Purchaser and its agents and representatives executing, recording and filing, at each Purchaser’s sole cost and expense, financing statements in the appropriate filing offices under the UCC (and continuation statements with respect to such financing statements when applicable), and amendments thereto, in such manner and in such jurisdictions as are necessary or appropriate to evidence or perfect the sale, assignment, transfer, conveyance and grant by the Seller Parties to such Purchaser, and such Purchaser’s first priority security interest in and to all of the Seller Parties’ right, title and interest in, to and under such Purchaser’s Specified Percentage of the Purchased Receivables.

(d) Notwithstanding that the Seller Parties and the Purchasers expressly intend for the sale, assignment, transfer, conveyance and granting of the Purchased Receivables to be a true, complete, absolute and irrevocable sale and assignment, the Seller Parties hereby assign, convey, grant and pledge to each Purchaser, as security for their obligations created hereunder in the event that the transfer of the Purchased Receivables contemplated by this Agreement is held not to be a sale, a first priority security interest in and to all of the Seller Parties’ right, title and interest in, to and under such Purchaser’s Specified Percentage of the Purchased Receivables and, in such event, this Agreement shall constitute a security agreement.

(e) Each Purchaser acknowledges and agrees that such Purchaser’s Specified Percentage of the Purchased Receivables is separate and distinct from the other Purchaser’s Specified Percentage of the Purchased Receivables. Notwithstanding the foregoing, in the event that, at any time, any of the Seller Parties’ property or assets secure the Seller Parties’ obligations to both Purchasers pursuant to Section 2.1(d) (“Shared Collateral”), the Purchasers agree that (i) notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any security interest (including a security interest that arises upon the sale of a right to payment) or Lien in favor of a Purchaser on any Shared Collateral securing such obligations or arising upon such sale, and notwithstanding any provision of the UCC of any jurisdiction, any other applicable law, or any agreement between the Parties related to such Shared Collateral, any valid and perfected Liens on any Shared Collateral shall be of equal priority with other valid and perfected Liens on such Shared Collateral and (ii) the Liens securing the Seller Parties’ obligations to each Purchaser pursuant to Section 2.1(d) or arising upon the sale create separate and distinct Liens of equal pari passu payment and lien priority on the Shared Collateral. To the extent that any Purchaser receives any Shared Collateral, payment or proceeds of or with respect to the Shared Collateral as a Purchaser hereunder in excess of such Purchaser’s pro rata share (based upon the Specified Percentages) for any reason (collectively, an “Excess Amount”), such Purchaser shall turnover such Excess Amount to each other Purchaser so that all Purchasers receive their pro rata share thereof. Until such turnover occurs the Purchaser shall hold such Excess Amount in trust for each other Purchaser.

Section 2.2 Consideration; Payment of Purchased Receivables to the PurchaserARTICLE Is.

(a) In consideration of the Tranche B Consents and representing the “grant of the Royalty and Exclusive Rights” (as defined in the Tranche B Consents), all on such terms as set forth in the Tranche B Consents, for the duration of the Payment Term, the Seller shall pay to each Purchaser, by wire transfer of immediately available funds in U.S. dollars to such Purchaser’s Account, without any Set-off (subject, in each case, to Section 5.9), such Purchaser’s Specified Percentage of the Covered Product Revenue Payments for each calendar quarter (commencing with the calendar quarter beginning January 1, 2025) promptly, but in any event no later than 60 calendar days after the end of each calendar quarter (each such date, a “Royalty Payment Date”).

(b) A late fee of 1.25% over the Applicable Percentage (calculated on a per annum basis) will accrue on all unpaid amounts with respect to any Covered Product Revenue Payment from the applicable Royalty Payment Date. The imposition and payment of a late fee shall not constitute a waiver of the Purchaser’s rights with respect to such payment default. Such accrued late fee will be compounded annually. Payment of such accrued late fee shall accompany payment of the outstanding Covered Product Revenue Payment.

(c) On or prior to each applicable quarterly Royalty Payment Date, the Seller shall provide to each of the Purchasers a written report pursuant to Section 5.1(c).

Section 2.3 No Assumed Obligations. Notwithstanding any provision in this Agreement or any other writing to the contrary, the Purchasers are purchasing, acquiring and accepting only the Purchased Receivables and are not assuming any liability or obligation of the Seller or any of its Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter, including any liability or obligation of the Seller under the Material Contracts. All such liabilities and obligations shall be retained by, and remain liabilities and obligations of, the Seller or its Affiliates, as the case may be (the “Excluded Liabilities and Obligations”).

Section 2.4 Excluded Assets. The Purchasers do not, by purchase, acquisition or acceptance of the right, title or interest granted hereunder or otherwise pursuant to any of the Transaction Documents, purchase, acquire or accept any assets or contract rights of the Seller under the Material Contracts, other than the Purchased Receivables, or any other assets of the Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

Except as set forth on the Disclosure Schedule, the Seller Parties, jointly and severally, hereby make each of the following representations and warranties to the Purchasers:

Section 3.1 Organization.

(a) The Seller Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority, and all licenses, permits, registrations, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business, as now conducted, and to exercise its rights and to perform its obligations. The Seller Parent is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification or good standing is required by Applicable Law (except where the failure to be so qualified or in good standing would not have a Material Adverse Effect).

(b) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority, and all licenses, permits, registrations, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business, as now conducted, and to exercise its rights and to perform its obligations. The Seller is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification or good standing is required by Applicable Law (except where the failure to be so qualified or in good standing would not have a Material Adverse Effect).

(c) Other than the Seller, no other Subsidiary of the Seller Parent has any ownership interest in, or assets relating to, the Purchased Receivables, the Product Rights, the Collateral, or the Covered Products.

(d) Semnur has no ownership interest in, or assets relating to, the Purchased Receivables, the Product Rights, the Collateral, or the Covered Products.

Section 3.2 No Conflicts.

(a) Except as set forth on Section 3.2(a) of the Disclosure Schedules, the execution and delivery by the Seller Parties of this Agreement or any of the other Transaction Documents, the performance by the Seller Parties of their obligations hereunder or thereunder or the consummation by the Seller Parties of the transactions contemplated hereby or thereby will not (i) contravene, conflict with or violate any term or provision of any of the organizational documents of the Seller Parties or any of their Subsidiaries, (ii) contravene, conflict with or violate, or give any Governmental Authority or other Person the right to exercise any remedy or obtain any relief under, any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to which the Seller Parties or any of their Subsidiaries or any of their respective assets or properties may be subject or bound, except as would not have a Material Adverse Effect, (iii) result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, or give any Person the right to exercise any remedy or obtain any additional rights under, or accelerate the maturity or performance of, or payment under, or cancel or terminate other than under the Oramed Loan Documents and the Tranche B Loan Documents, (A) except as would not be reasonably expected to result in a Material Adverse Effect, to any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which the Seller Parties or any of their Subsidiaries is a party or by which the Seller Parties or any of their Subsidiaries or any of their respective assets or properties is bound or committed (other than any Material Contract) or (B) any Material Contract, and (iv) except as provided in any of the Transaction Documents, result in or require the creation or imposition of any Lien on the Intellectual Property Rights, the Covered Products, the Material Contracts or the Purchased Receivables.

(b) Other than under Oramed Loan Documents and the Tranche B Loan Documents, the Seller Parties have not granted, nor does there exist, any Lien on or relating to the Material Contracts, the Intellectual Property Rights, or the Covered Products. Except for Liens created under the Transaction Documents and the Oramed Loan Documents and the Tranche B Loan Documents, the Seller Parties have neither granted, nor does there exist, any Lien on or relating to the Purchased Receivables. Except for the

Out-Licenses listed on Section 3.2(b) of the Disclosure Schedule, there are no licenses, sublicenses or other rights under the Intellectual Property Rights that have been granted by the Seller Parties to any Third Party with respect to the Exploitation of the Covered Products in the Territory.

Section 3.3 Authorization. Each Seller Party has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the performance by each Seller Party of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of such Seller Party. This Agreement has been, and on or prior to Closing each of the other Transaction Documents will be, duly executed and delivered by an authorized officer of the Seller Parties. This Agreement constitutes, and as of the Closing each of the Transaction Documents will constitute, the legal, valid and binding obligation of the Seller Parties, enforceable against the Seller Parties in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

Section 3.4 Ownership. Except as set forth on Section 3.4 of the Disclosure Schedules, the Seller Parties are the exclusive owner, or exclusive licensee, of the entire right, title (legal and equitable) and interest in, to and under the Purchased Receivables and, solely with respect to the Exploitation of the Covered Products, the Intellectual Property Rights. Except for under the Oramed Loan Documents and the Tranche B Loan Documents, the Purchased Receivables sold, assigned, transferred, conveyed and granted to the Purchasers have not been pledged, sold, assigned, transferred, conveyed or granted by the Seller Parties to any other Person. After giving effect to the Oramed Consent and the Tranche B Consent, the Seller Parties have the full right to sell, assign, transfer, convey and grant the Purchased Receivables to the Purchasers. Upon the assignment, transfer, conveyance and granting by the Seller Parties of the Purchased Receivables to the Purchasers, the Purchasers shall acquire good and marketable title to the Purchased Receivables free and clear of all Liens, other than those Liens created under the Transaction Documents, and shall collectively be the exclusive owner of the Purchased Receivables.

Section 3.5 Governmental and Third Party Authorizations. The execution and delivery by the Seller Parties of this Agreement and the other Transaction Documents, the performance by the Seller Parties of their respective obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by, or filing with, any Governmental Authority or any other Person, except for (i) the filing of a Current Report on Form 8-K with the SEC, (ii) the filing of UCC financing statements and (iii) the Oramed Consent and the Tranche B Consent.

Section 3.6 No Litigation.

(a) Except as set forth on Schedule 3.6(a), there is no action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena or other proceeding (whether civil, criminal, administrative, regulatory or informal) (i) pending or, to the Knowledge of the Seller, threatened by or against the Seller Parties or any of their Subsidiaries or (ii) to the Knowledge of the Seller, pending or threatened by or against any Counterparty or their Affiliates, in each case, in respect of the Material Contracts, the Intellectual Property Rights, the Covered Products or the Purchased Receivables, at law or in equity, that (i) would reasonably be expected to result in a liability to the Seller Parties in excess of $500,000 or (ii) challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents to which the Seller Parties are party.

(b) There is no inquiry or investigation (whether civil, criminal, administrative, regulatory, investigative or informal) by or before a Governmental Authority (i) pending or, to the Knowledge of the Seller, threatened against the Seller Parties or any of their Subsidiaries or (ii) to the Knowledge of the Seller, pending or threatened by or against any Counterparty, in each case in respect of the Material Contracts, the Intellectual Property Rights, the Covered Products or the Purchased Receivables that (A) would reasonably be expected to result in a liability to the Seller Parties in excess of $500,000 or (B) challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents to which the Seller Parties are party.

(c) To the Knowledge of the Seller, no event has occurred or circumstance exists that would reasonably be expected to give rise to or serve as a basis for the commencement of any such action, suit, arbitration proceeding, claim, demand, proceeding, inquiry or investigation referred to in Section 3.6(a) or 3.6(b). To the Knowledge of the Seller, there is no inquiry or investigation (whether civil, criminal, administrative, regulatory, investigative or informal) by or before a Governmental Authority in respect of any Third Party customer in respect of the further sale, use or application of any Covered Product.

Section 3.7 Indebtedness; Solvency.

(a) Schedule 3.7(a) sets forth a complete list of all outstanding Indebtedness of the Seller Parties.

(b) No Bankruptcy Event has occurred with respect to the Seller Parties.

(c) Immediately after giving effect to the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds therefrom, (i) the fair value of the Seller Parties’ assets will be greater than the sum of its debts, liabilities and other obligations, including contingent liabilities, (ii) the present fair saleable value of the Seller Parties’ assets, including, for the avoidance of doubt, the Intellectual Property Rights, will be greater than the amount that would be required to pay its probable liabilities on its existing debts, liabilities and other obligations, including contingent liabilities, as they become absolute and matured in the normal course of business, (iii) the Seller Parties will be able to realize upon its assets and pay its debts, liabilities and other obligations, including contingent obligations, as they mature the Seller Parties will have free cash on hand with which to engage in its business as now conducted, (iv) the Seller Parties do not have any present plans or intentions to incur debts or other obligations or liabilities beyond its ability to pay such debts or other obligations or liabilities as they become absolute and matured, (v) the Seller Parties will not have become subject to any Bankruptcy Event and (vi) the Seller Parties will not have been rendered insolvent within the meaning of Section 101(32) of Title 11 of the United States Code. For purposes of this Section 3.7(c), the amount of all contingent obligations at any time shall be computed as the amount that, in light of all facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

Section 3.8 Tax Matters.

(a) No deduction or withholding for or on account of any Tax has been made from any payment to the Seller Parties or any of their Affiliates under any Covered License Agreement. No applicable withholding agent under any Covered License Agreement or any taxing authority has ever notified the Seller Parties that any such withholding was required or would have been required absent the Seller’s qualification for benefits under an applicable income Tax treaty. The Seller Parties have filed (or caused to be filed) all material Tax returns and material Tax reports relating to the Covered Products required to be filed under Applicable Law and have paid all material Taxes relating to the Covered Products required to be paid by them (including, in each case, in its capacity as a withholding agent), except for any such Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with the generally accepted accounting principles applicable to the Seller Parties, as in effect from time to time.

(b) There are no existing Liens for Taxes on the Purchased Receivables (or any portion thereof).

Section 3.9 No Brokers’ Fees. The Seller Parties have not taken any action that would entitle any person or entity to any commission or broker’s fee in connection with the transactions contemplated by this Agreement.

Section 3.10 Compliance with Laws. None of the Seller Parties nor any of their Subsidiaries (a) has violated or is in violation of, has been given written notice of any violation of, or, to the Knowledge of the Seller, is under investigation with respect to or has been threatened to be charged with, any material violation of, any Applicable Law or any judgment, order, writ, decree, injunction, stipulation, consent order, permit, registration or license granted, issued or entered by any Governmental Authority or (b) is subject to any judgment, order, writ, decree, injunction, stipulation or consent order issued or entered by any Governmental Authority, in each case, in a manner that would be reasonably expected to materially and adversely affect the Covered Products.

Section 3.11 Intellectual Property Matters.

(a) Section 3.11(a) of the Disclosure Schedule sets forth an accurate and complete list of all issued Patents and pending Patent applications. For each Patent listed on Section 3.11(a) of the Disclosure Schedule the Seller Parties have indicated (i) the countries in which such Patent is pending, allowed, granted or issued, (ii) including a notation of any term extensions, the patent number and/or patent application serial number, (iii) the scheduled expiration date of each such issued Patent, (iv) the expected scheduled expiration date of each Patent issuing from such pending Patent application once issued and (v) the registered owner thereof.

(b) Except as otherwise set forth on Section 3.11(a) of the Disclosure Schedule, the Seller Parties are the sole and exclusive owners, or exclusive licensees, of each of the Patents listed on Section 3.11(a) of the Disclosure Schedule and each of the inventions claimed in such Patents.

(c) To the Knowledge of the Seller Parties, in each Patent listed on Section 3.11(a) Schedule, there is at least one valid claim (treating pending claim as if issued) that would be infringed by the Exploitation of the Covered Products, as applicable.

(d) There are no unpaid maintenance or renewal fees payable by the Seller Parties to any Third Party that currently are overdue for any of the Patents. No Patents listed on Section 3.11(a) of the Disclosure Schedule have lapsed or been abandoned, cancelled or expired.

(e) To the Knowledge of the Seller Parties, each Person who has or has had any rights in or to the Patents, including each inventor named on the Patents, has executed a contract assigning his, her or its entire right, title and interest in and to such Patents and the inventions embodied, described and or claimed therein, to the owner thereof, and each such contract has been duly recorded in each Patent Office wherein it would be necessary or advisable, as determined by the Seller Parties in their commercially reasonable judgement, to document such assignment.

(f) To the Knowledge of the Seller Parties, each individual associated with the filing and prosecution of the Patents, including the named inventors of the Patents, has complied in all material respects with all applicable duties of candor and good faith in dealing with any Patent Office, including any duty to disclose to any Patent Office all information known by such inventors to be material to the patentability of the Patents (including any relevant prior art), in each case, in those jurisdictions where such duties exist.

(g) Subsequent to the issuance of each Patent, neither the Seller Parties nor, to the Knowledge of the Seller, any Counterparty, has filed any terminal disclaimer or made or permitted any other voluntary reduction in the term of such Patent.

(h) There is no pending or, to the Knowledge of the Seller Parties, threatened opposition, interference, reexamination, injunction, claim, suit, action, citation, summon, subpoena, hearing, inquiry, investigation (by the International Trade Commission or otherwise), complaint, arbitration, mediation, demand, decree or other dispute, disagreement, proceeding or claim (collectively, “Disputes”) challenging the legality, validity, scope, enforceability or ownership of any of the Intellectual Property Rights. To the Knowledge of the Seller, there are no pending or threatened Disputes by any Counterparty, or their Affiliates or sublicensees, challenging the legality, validity, scope, enforceability or ownership of any of the Intellectual Property Rights. There are no Disputes by or with any Third Party against the Seller Parties involving any of the Covered Products. The Intellectual Property Rights are not subject to any outstanding injunction, judgment, order, decree, ruling, change, settlement or other disposition of a Dispute. There are no proceedings, other than proceedings in the ordinary course of patent prosecution with respect to the Patents listed on Section 3.11(a) of the Disclosure Schedule.

(i) There is no pending action, suit, proceeding, investigation or claim against a Seller Party related to the Covered Products. To the Knowledge of the Seller, there is no threatened action, suit, proceeding, investigation or claim, and, to the Knowledge of the Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would reasonably be expected to give rise to or serve as a basis for any action, suit, proceeding, investigation or claim by any Person that claims that the manufacture, use, marketing, sale, offer for sale, importation or distribution of any Covered Product does or could infringe on any patent or other intellectual property rights of any Third Party or constitute misappropriation of any other Person’s trade secrets or other intellectual property rights.

(j) To the Knowledge of the Seller Parties, there are no patents issued, and no pending patent applications with claims reasonably likely to issue, owned by any Third Party, that (A) the Counterparties, as applicable, do not have a right to use that would be infringed by Counterparty’s Exploitation of a Covered Product, as applicable, but for Counterparty’s rights in such patents and patent applications, or (B) the Seller does not have a right to use that would be infringed by the Seller’s Exploitation of a Covered Product but for the Seller’s rights in such patents and patent applications.

(k) To the Knowledge of the Seller Parties, there is no Person infringing any of the Intellectual Property Rights, and neither of the Seller has received any written notice under any of the Material Contracts or put any Person on notice, of actual or alleged infringement of any of the Intellectual Property Rights.

(l) The Seller and, to the Knowledge of the Seller Parties, each Counterparty has taken all reasonable precautions to protect the secrecy, confidentiality and/or value of the applicable Know-How.

(m) The Intellectual Property Rights constitute all of the intellectual property owned or licensed by the Seller Parties or any of their Affiliates that is, to the Seller Parties’ Knowledge, necessary or useful for the manufacture, use or sale of the Covered Products.

(n) No legal opinion concerning or with respect to any Third Party intellectual property rights relating to the Covered Products, including any freedom-to-operate, product clearance, patentability, validity or right-to-use opinion, has been delivered to the Seller Parties.

(o) To the Knowledge of the Seller Parties, there is no Person who is or claims to be an inventor under any Patent who is not a named inventor thereof and the list of inventors named in each issued and unexpired Patent listed on Section 3.11(a) of the Disclosure Schedule is current and complete.

(p) The patents listed on Section 3.11(a) of the Disclosure Schedule marked with an “*” constitute all the patents necessary or useful for the Exploitation of the Covered Product as of the date hereof.

Section 3.12 Regulatory Approval and Marketing.

(a) To the Knowledge of the Seller Parties, each Counterparty is in compliance with its material obligations to seek, obtain and maintain Regulatory Approval for the Covered Products to the extent required by the applicable Material Contract.

(b) The Seller is in compliance with its obligations to seek, obtain and maintain Regulatory Approval for the Covered Products.

(c) The Seller possesses and, to the Knowledge of the Seller, each Counterparty possesses all permits, licenses, registrations, authorizations and permissions, including Regulatory Approvals from the FDA and other Governmental Authorities required for the conduct of their business as currently conducted and for the development and Exploitation of the Covered Products, and all such permits, licenses, registrations, authorizations and permissions are in full force and effect.

(d) The Seller has not and, to the Knowledge of the Seller, each Counterparty has not received any written communication from any Governmental Authority alleging any failure of the Seller or each Counterparty to materially comply with any Applicable Laws, including any terms or requirements of any Regulatory Approval and, to the Knowledge of the Seller, there are no facts or circumstances that are reasonably likely to give rise to any revocation, withdrawal, suspension, hold or clinical hold, cancellation, limitation, termination or adverse modification of any Regulatory Approval.

(e) To the Knowledge of the Seller, none of the officers, directors, or employees of the Seller, its Affiliates or a Counterparty involved in any Product Application and related preclinical or clinical studies, has been:

(i) convicted of any crime or engaged in any conduct for which debarment or suspension is authorized by 21 U.S.C. § 335a nor, to the Knowledge of the Seller, are any debarment proceedings or investigations pending or threatened against the Seller, its Affiliates or a Counterparty or any of their respective officers, employees or agents;

(ii) charged, named in a complaint, convicted, or otherwise found liable in any proceeding that falls within the ambit of 21 U.S.C. § 331, 21 U.S.C. § 333, 21 U.S.C. § 334, 21 U.S.C. § 335a, 21 U.S.C. § 335b, 42 U.S.C. § 1320a—7, 31 U.S.C. §§ 3729 – 3733, 42 U.S.C. § 1320a-7a, or any other Applicable Law; or

(iii) disqualified or deemed ineligible pursuant to 21 C.F.R. §312.70 or otherwise restricted, in whole or in part, or subject to an assurance.

(f) To the Knowledge of the Seller, none of the officers, directors, employees, Affiliates or Counterparties of the Seller or any of their agents or consultants has (A) made an untrue statement of fact or fraudulent statement to any Regulatory Agency or failed to disclose a fact required to be disclosed to a Regulatory Agency; or (B) committed an act, made a statement, or failed to make a statement that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Regulation 46191 (September 10, 1991).

(g) All applications, notifications, submissions, information, claims, reports and statistics and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for Regulatory Approval from the FDA or other Governmental Authority for Covered Products, when submitted to the FDA or other Governmental Authority were true, complete and correct in all respects as of the date of submission or any necessary or required updates, changes, corrections or modifications to such applications, submissions, information and data have been submitted to the FDA or other Governmental Authority.

(h) All preclinical and clinical trials conducted by or on behalf of the Seller and its Affiliates, the results of which have been submitted to any Governmental Authority, including the FDA and its counterparts worldwide, in connection with any request for a Regulatory Approval, are being or have been conducted in compliance in all respects with all Applicable Laws.

(i) All Covered Products and, to the Knowledge of the Seller, all Covered Products, have been researched, studied, developed, formulated, processed, engineered, manufactured, tested, used, marketed, promoted, sold, offered for sale, stored, imported, transported and held, in all respects in accordance with all permits, licenses, registrations, permissions, authorizations, Regulatory Approvals and Applicable Laws.

(j) Neither the Seller nor any Affiliate has received any written notice from a Governmental Authority that such Governmental Authority, including without limitation the FDA, the Office of the Inspector General of the United States Department of Health and Human Services or the United States Department of Justice has commenced or threatened to initiate any action against the Seller or an Affiliate, any action to enjoin the Seller, its respective officers, directors, employees, agents and Affiliates from conducting its business at any facility owned or used by it, or any action for any material civil penalty, injunction, seizure or criminal action.

(k) Neither the Seller nor any Affiliate or, to the Knowledge of the Seller, any Counterparty has received from the FDA, a Warning Letter, Form FDA-483, “Untitled Letter,” written notice of an investigation, request for corrective or remedial action, written notice of other adverse finding or similar written correspondence or written notice alleging violations of Applicable Laws enforced by the FDA or any comparable written correspondence from any other Governmental Authority, in each case, with regard to any Covered Product or the research, study, development, formulation, processing, engineering, manufacture, testing, packaging, labeling, storage, handling, holding, import, transport, distribution, use, sale, offer for sale, marketing or promotion thereof. No Covered Product has been subject to any import detention or refusal by the FDA or other similar Governmental Authority or any safety alert issued by the FDA or other similar Governmental Authority.

(l) Neither the Seller, any Affiliate or, to the Knowledge of the Seller, any Counterparty, nor any Person providing services to the Seller has received any written notice from the FDA, any other Governmental Authority, any Institutional Review Board (“IRB”), or other Person or board responsible for the oversight or conduct of any pre-clinical studies, animal studies, and clinical trials concerning a Covered Product, (collectively “Studies”) requiring or threatening the termination, suspension, material modification or restriction, delay, or clinical hold of, or otherwise rejecting any Study that was, is planned to be, or is being conducted. All Studies were and, if still pending, are being conducted in all material respects in accordance with all Applicable Laws, good clinical practices, good laboratory practices, human subject protections, the protocols, procedures and controls designed and approved for such Studies, professional medical and scientific standards, and in accordance with any requirement of an IRB or other Person or board responsible for review of such Studies.

(m) All human clinical trials conducted by or on behalf of Seller that are intended to be submitted to Governmental Authorities to support regulatory approval of the Covered Products are conducted in compliance in all material respects with applicable regulations and guidance, and all applicable Laws relating to protection of human subjects, including those contained in 21 CFR Parts 50, 54, 56 and 312. All required approvals and authorizations for clinical trials to proceed have been obtained from an appropriate IRB, and informed consent has been obtained from all subjects enrolled in the studies, in compliance with applicable Laws.

(n) Neither the Seller nor any Affiliate or, to the Knowledge of the Seller, any Counterparty has received or otherwise learned of any complaints, information, or adverse drug experience reports related to a Covered Product that would reasonably have a Material Adverse Effect on the Seller or a Covered Product, or that would reasonably prevent the receipt of a Regulatory Approval.

(o) Except to the extent not required to be conducted in accordance with GMP, all manufacturing operations and the manufacture of any Covered Products by, or on behalf of, the Seller are being conducted and have been conducted in material compliance with applicable Laws and in accordance with GMP. The processes used to produce the Covered Products are adequate to ensure that the Covered Products will conform to the specifications established therefor at the time of production. The Seller has not received any material written complaints about the Covered Products. The Seller has not conducted any recalls of the Covered Products.

Section 3.13 Material Contracts.

(a) Section 3.13(a) sets forth all Material Contracts.

(b) Section 3.13(b) of the Disclosure Schedules sets forth the top five distributors of the Covered Products based upon units sold as of the year ended December 31, 2024 (each, a “Material Current Distributor”).

(c) Except for the Material Contracts, (i) there are no In-Licenses or Out-Licenses and (ii) there are no other contracts, agreements or other arrangements (whether written or oral) to which the Seller Parties or any of their Subsidiaries is a party or by which any of their respective assets or properties is bound or committed pursuant to which the Seller Parties or any of their Subsidiaries has rights under any patent or intellectual property rights of any Third Party that are material to the Exploitation of the Covered Products. Attached as Exhibit G-1 is a true, correct and complete copy of the Gloperba License Agreement. Attached as Exhibit G-2 is a true, correct and complete copy of the Elyxyb License Agreement. Attached as Exhibit G-3 is a true, correct and complete copy of the Elyxyb Asset Purchase Agreement.

(d) Each of the Material Contracts is in full force and effect and is the legal, valid and binding obligation of the Seller and, to the Knowledge of the Seller, the Counterparties, enforceable against the Seller and, to the Knowledge of the Seller, the Counterparties in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, general equitable principles and principles of public policy. The Seller is not in breach or violation of or in default under any of the Material Contracts. There is no event or circumstance that, upon notice or the passage of time, or both, would constitute or give rise to any breach or default in the performance of any of the Material Contracts by the Seller or, to the Knowledge of the Seller, the Counterparties.

(e) The Seller Parties have not waived any rights or defaults under the Material Contracts or released the Counterparties, in whole or in part, from any of its obligations under any of the Material Contracts. There are no oral waivers or modifications (or pending requests therefor) in respect of any of the Material Contracts. Neither the Seller nor the applicable Counterparty has agreed to amend or waive any provision of the Material Contracts, and the Seller has not received or submitted any proposal to do so.

(f) No event has occurred that would give the Seller or, to the Knowledge of the Seller, the applicable Counterparty, the right to terminate the applicable Material Contract. The Seller has not received any written notice of an intention by a Counterparty to terminate or breach any of the Material Contracts, in whole or in part, or challenging the validity or enforceability of any of the Material Contracts, or alleging that the Seller or a Counterparty is currently in default of its obligations under any of a Material Contract. To the Knowledge of the Seller, there is and has been no default, violation or breach of a Counterparty under any of the Material Contracts.

Section 3.14 UCC Matters. Except as set forth in Schedule 3.14 of the Disclosure Schedules, the Seller Parent’s exact legal name is, and since its formation has been, “Scilex Holding Company”; the Seller Parent’s principal place of business is located in the State of California; and the Seller Parent’s jurisdiction of formation is, and since formation has been, the State of Delaware. Except as set forth in Schedule 3.14 of the Disclosure Schedules, the Seller’s exact legal name is, and since formation has been, “Scilex Pharmaceuticals Inc.”; the Seller’s principal place of business is, and since formation has been, located in the State of California; and the Seller’s jurisdiction of formation is, and since formation has been, the State of Delaware.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, and only with respect to itself, hereby represents and warrants to the Seller Parties as follows:

Section 4.1 Organization. Murchinson is a corporation, duly organized, validly existing and in good standing under the laws of the Marshall Islands. Oramed is a corporation, duly organized, validly existing and in good standing under the laws of Delaware. 3i is a limited partnership, duly organized, validly existing and in good standing under the laws of Delaware.

Section 4.2 No Conflicts. The execution and delivery by such Purchaser of any of the Transaction Documents to which such Purchaser is a party, the performance by such Purchaser of its obligations hereunder or thereunder or the consummation by such Purchaser of the transactions contemplated hereby or thereby will not (i) contravene, conflict with or violate any term or provision of any of the organizational documents of such Purchaser, (ii) contravene, conflict with or violate, or give any Governmental Authority or other Person the right to exercise any remedy or obtain any relief under, in any material respect, any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to which such Purchaser or any of its assets or properties may be subject or bound or (iii) result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, or give any Person any right to exercise any remedy, or accelerate the maturity or performance of, in any material respect, any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which such Purchaser is a party or by which such Purchaser or any of its assets or properties is bound or committed except, in the cause of clause (ii) or (iii), as would not have a material adverse effect with respect to such Purchaser.

Section 4.3 Authorization. Such Purchaser has all necessary corporate and limited partnership power and authority, as applicable, to execute and deliver the Transaction Documents to which such

Purchaser is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents to which such Purchaser is a party and the performance by such Purchaser of its obligations hereunder and thereunder have been duly authorized by such Purchaser. Each of the Transaction Documents to which such Purchaser is a party has been duly executed and delivered by such Purchaser. Each of the Transaction Documents to which such Purchaser is a party constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and general equitable principles.

ARTICLE V

COVENANTS

The Parties covenant and agree as follows:

Section 5.1 Books and Records; Notices.

(a) The Seller shall keep and maintain, or cause to be kept and maintained, at all times, full and accurate books and records adequate to reflect accurately (i) all financial information received and all amounts paid or received in respect of Net Sales of the Covered Products and (ii) all information (financial and otherwise) in respect of the Exploitation of the Covered Products and the Covered Product Revenue Payments.

(b) On or prior to each Royalty Payment Date, the Seller shall prepare and deliver a report to each of the Purchasers (the “Royalty Report”) setting forth in reasonable detail:

(i) the calculation of Net Sales for the applicable calendar quarter and calendar year to date, on a country-by-country basis within the Territory;

(ii) the calculation of Purchased Receivables for the applicable calendar quarter and calendar year to date, on a country-by-country basis within the Territory;

(iii) for the applicable calendar quarter and calendar year to date, on a Product-by-Product and country-by-country basis within the Territory, of each Covered Product sold by the Seller, its Affiliates and distributors;

(iv) for the applicable calendar quarter and calendar year to date, the calculation of the Covered Product Revenue Payments payable to the Purchasers in the aggregate, and to each Purchaser individually their Specified Percentage of the Covered Product Revenue Payments during such periods; and

(v) with respect to the Covered Products, on a Product-by-Product and country-by-country basis within the Territory, the foreign currency exchange rate used to calculate the Covered Product Revenue Payment (which shall be the rate of exchange determined in a manner consistent with the Seller’s method for calculating rates of exchange in preparation of the Seller Parent’s annual financial statements in accordance with GAAP).

(c) In addition to the quarterly Royalty Reports to be delivered to the Purchasers pursuant to Section 5.1(b), the Seller shall, on a semi-annual basis, provide a written update to each of the Purchasers regarding the Exploitation of the Covered Products, which shall include without limitation all information relating to the Seller’s Exploitation of the Covered Products as either of the Purchasers shall reasonably request from time to time. Upon the delivery of such semi-annual update by the Seller to the Purchasers, the Seller or either Purchaser may reasonably request to hold one videoconference for the purpose of discussing such semi-annual update. In addition to the foregoing, each of the Purchasers shall have the right, no more than once per calendar year, to request an in-person meeting at the Seller’s office; provided, that, prior written notice shall be provided to the other Purchaser of any such requested meeting and each other Purchaser shall have the opportunity to participate in any meeting requested by another Purchaser. Any such videoconference or meeting shall be at a mutually agreeable reasonable date and time and shall include an executive officer of each of the Seller and the Purchasers. Each of the Seller and the Purchasers shall be solely responsible for their own costs and expenses associated with such videoconferences and meetings, including all travel and accommodations.

(d) Promptly (but in not more than five Business Days) after receipt by the Seller Parties of (i) (x) written notice of the commencement by any Third Party of, or (y) written notice from any Third Party threatening to commence, in either case any action, suit, arbitration proceeding, claim, demand, investigation or other proceeding relating to this Agreement, any of the other Transaction Documents, any Material Contract, any transaction contemplated hereby or thereby or the Purchased Receivables (in any case other than any notice contemplated in Section 5.1(e)), or (ii) any other correspondence relating to the foregoing, the Seller Parties shall (A) notify the Purchasers in writing of the receipt of such notice or correspondence and (B) provide the Purchasers with a written summary of all material details thereof or, to the extent not prohibited by obligations of confidentiality contained in the Material Contracts, respectively, if such notice is in writing, furnish the Purchasers with a copy thereof and any materials reasonably related thereto.

(e) Promptly (but in not more than five Business Days) after receipt by the Seller Parties of any material written notice, certificate, offer, proposal, correspondence, report or other communication from the applicable Counterparty relating to any Material Contract, the Intellectual Property Rights, the Purchased Receivables, any Covered Product in the Territory, the Material Contracts (in any case, other than any notice contemplated by Section 5.1(b) or Section 5.1(e)), the Seller Parties shall (i) notify the Purchasers in writing of the receipt thereof and provide the Purchasers with a written summary of all material details thereof and (ii) to the extent not prohibited by obligations of confidentiality contained in a Material Contract, respectively, furnish the Purchasers with a copy thereof.

(f) The Seller Parties shall provide the Purchasers with written notice promptly (but in not more than within five Business Days) after obtaining Knowledge of any of the following:

(i) the occurrence of any Bankruptcy Event in respect of the Seller Parties;

(ii) any material breach or default by the Seller Parties of or under any material covenant, agreement or other provision of any Transaction Document;

(iii) the Seller Parties, any Affiliate, any Counterparty or any other Third Party receiving any written notice of audit or regulatory action by a Governmental Authority in the Territory impacting in any material respect any of the Covered Products or the timing, amount or duration of the Purchased Receivables;

(iv) any representation or warranty made by the Seller Parties in this Agreement or any of the other Transaction Documents (or in any certificate delivered by the Seller Parties to the Purchasers pursuant to this Agreement) shall prove to be untrue, inaccurate or incomplete in any material respect on the date as of which made; or

(v) the occurrence or existence of any change, effect, event, occurrence, state of facts, development or condition that has had, or would reasonably be expected to have, a Material Adverse Effect.

(g) The Seller Parties shall notify the Purchasers in writing not less than 30 days prior to any change in, or amendment or alteration of, a Seller Party’s (i) legal name, (ii) form or type of organizational structure or (iii) jurisdiction of organization.

(h) The Seller Parties shall notify the Purchasers in writing as soon as reasonably practicable after becoming aware that any material Tax may be required to be withheld with respect to a payment to such Purchaser, respectively, pursuant to the Agreement.

(i) Without limitation of the foregoing, each Purchaser and its representatives shall have the right for the duration of this Agreement and for three (3) years thereafter, during regular business hours and upon reasonable prior written notice, to access, receive, review and make copies of (i) the books and records of any Seller Party and such other documents and materials as are in the possession or control of the Seller Parties, and (ii) such other information as such Purchaser may reasonably request, in each case of (i) and (ii), for such Purchaser’s or its Affiliates’ bona fide auditing, tax, regulatory or legal compliance purposes, including as reasonably related to confirming and/or verifying the economic, contractual and other rights, interests, entitlements, obligations and terms under the Transaction Documents. Upon written request from a Purchaser (or its representatives) any such information, documents or materials shall be furnished in a digital format either via email or in a virtual data room, in each case as reasonably practicable.

Section 5.2 Public Announcement. No Party shall, and each Party shall cause its Affiliates not to, without the prior written consent of the other Parties (which consent shall not be unreasonably withheld or delayed), issue any press release or make any other public disclosure with respect to this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby, except if and to the extent that any such release or disclosure is required by Applicable Law, by the rules and regulations of any securities exchange or market on which any security of such Party may be listed or traded or by any Governmental Authority of competent jurisdiction, in which case, the Party proposing to issue such press release or make such public disclosure shall, to the extent reasonably practicable, (a) provide to the other Parties a copy of such proposed release or disclosure and (b) consider in good faith any comments or changes that the other Party may propose or suggest; provided that a Party may freely make any public disclosure identical to a disclosure previously reviewed by the other Party in accordance with the foregoing clauses (a) and (b). Notwithstanding the foregoing, the Purchasers understand and agree that the Seller Parent intends to file with the SEC a Current Report on Form 8-K describing the material terms of the transactions contemplated by this Agreement and the other Transaction Documents and file some or all of the Transaction Documents as exhibits thereto or to another filing with the SEC, provided, that the Seller shall (a) provide to the Purchasers a draft of such filings with the SEC and (b) consider in good faith any comments or changes that the Purchasers may propose or suggest. The Seller Parent and the Purchasers shall jointly prepare a press release for dissemination promptly following the Closing, such press release to be agreed upon by the Purchasers and the Seller Parent.

Section 5.3 Further Assurances.

(a) Subject to the terms and conditions of this Agreement, each Party shall use commercially reasonable efforts to execute and deliver such other documents, certificates, instruments, agreements and other writings, take such other actions and perform such additional acts under Applicable Law as may be reasonably requested by the other Party and necessary to implement expeditiously the transactions contemplated by, and to carry out the purposes and intent of the provisions of, this Agreement and the other Transaction Documents, including to (i) perfect the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Receivables to the Purchasers pursuant to this Agreement, (ii) perfect, protect, more fully evidence, vest and maintain in each Purchaser good, valid and marketable rights and interests in and to their respective Specified Percentage of the Purchased Receivables free and clear of all Liens (other than Liens under the Transaction Documents), (iii) create, evidence and perfect each Purchaser’s back-up security interest granted pursuant to Section 2.1(d), and (iv) enable the Purchasers to exercise or enforce any of the Purchasers’ rights under any Transaction Document to which the Purchasers are a party.

(b) The Seller Parties and the Purchasers shall cooperate and provide assistance as reasonably requested by any other Party, at the expense of such other Party (except as otherwise set forth herein), in connection with any litigation, arbitration, investigation or other proceeding (whether threatened, existing, initiated or contemplated prior to, on or after the Closing Date) to which the other Party, any of its Affiliates or controlling persons or any of their respective officers, directors, managers, employees or controlling persons is or may become a party or is or may become otherwise directly or indirectly affected or as to which any such Persons have a direct or indirect interest, in each case relating to any Transaction Document, the transactions contemplated hereby or thereby or the Purchased Receivables, but in all cases excluding any litigation brought by the Seller Parties (for themselves or on behalf of any the Seller Indemnified Party) against the Purchasers or brought by the Purchasers (in each case, for themselves or on behalf of any Purchaser Indemnified Party) against the Seller Parties.

(c) Each Seller Party shall use its commercially reasonable efforts to comply in all material respects with all Applicable Laws with respect to the Transaction Documents and the Purchased Receivables, except where compliance therewith is being contested by the Seller in good faith by appropriate proceedings.

(d) The Seller Parties shall not enter into any contract, agreement or other legally binding arrangement (whether written or oral), or grant any right to any other Person, in any case that would reasonably be expected to conflict with the Transaction Documents or serve or operate to limit, circumscribe or alter any of the Purchasers’ rights under the Transaction Documents (or the Purchasers’ ability to exercise any such rights).

Section 5.4 Patent Prosecution, Enforcement and Defense.

(a) The Seller Parties shall, at the Seller Parties’ expense take any and all actions, and prepare, execute, deliver and file any and all agreements, documents and instruments, that are reasonably necessary to diligently preserve and maintain the applicable Intellectual Property Rights, including payment of maintenance fees or annuities. In connection with any actions or decisions by the Seller Parties not to act in respect of matters contemplated by the foregoing sentence, the Seller Parties shall provide advance written notice of all such actions or decisions not to act in order to consult with the Purchasers, and the Seller Parties shall, in good faith, give due consideration to any reasonable suggestions of, the Purchasers.

(b) The Seller Parties shall, at the Seller Parties’ expense, (A) diligently defend and enforce the applicable Intellectual Property Rights against infringement or interference by any other Person, and against any claims of invalidity or unenforceability, in any jurisdiction (including by bringing any legal action for infringement or defending any counterclaim of invalidity or action of any other Person for declaratory judgment of non-infringement or non-interference) and (B) when available and material in respect of any applicable Covered Product, use diligent efforts to obtain or cause to be obtained, as applicable: (i) patents and any corrections, substitutions, reissues and reexaminations thereof and patent term extensions and any other forms of patent term restoration and (ii) any other applicable forms of intellectual property protection. In connection with the Seller Parties’ actions or decisions not to act in respect of matters contemplated by the foregoing sentence, the Seller Parties shall provide advance written notice of all such actions or decisions not to act in order to consult with the Purchasers, if applicable, and, if applicable, allow the Purchasers sufficient time to issue instructions. The Seller Parties shall promptly (but in any event within five Business Days) provide to the Purchasers a copy of any written notice or other documentation received or filed in connection with, or otherwise relating to, any such legal action, suit or other proceeding.

(c) To the extent a Seller Party enters into any license agreements with respect to the Covered Products, the Seller shall, except to the extent prohibited by obligations of confidentiality contained in such license agreements, promptly (but in any event within five Business Days) after receipt thereof, provide to the Purchasers a copy of all substantive written notices or other documentation relating to the patentability, enforceability, validity, scope or term of the Patents, and shall provide the Purchasers with a copy of drafts of any written material proposed to be filed in response thereto.

(d) The Seller Parties shall promptly (but in any event within five Business Days) after receipt thereof, provide to the Purchasers a copy of all substantive written notices or other documentation relating to the patentability, enforceability, validity, scope or term of the Patents, and shall provide the Purchasers with a copy of drafts of any written material proposed to be filed in response thereto.

(e) The Seller Parties shall not disclaim, cancel or abandon, or fail to take any Commercially Reasonable Action necessary or desirable to prevent the disclaimer, cancellation or abandonment of, any material Intellectual Property Rights.

(f) The Parties shall bear their own costs and expenses in connection with the actions pursuant to this Section 5.4.

Section 5.5 Inspections and Audits of the Seller Parties. Following the date hereof, upon at least ten Business Days’ written notice, the Purchasers may, during normal business hours, cause an inspection and/or audit by an independent public accounting firm, mutually acceptable to the Purchasers, to be made of the Seller Parties’ books of account for the three calendar years prior to the audit for the purpose of determining the correctness of the calculation of the Covered Product Revenue Payments under this Agreement; provided, however, that no calendar year may be subject to more than one audit unless a Specified Breach Event has occurred and is continuing. Upon the Purchasers’ reasonable request, no more frequently than once per calendar year while any Out-License remains in effect, Seller Parties shall use Commercially Reasonable Efforts to exercise any rights they may have under any Out-License relating to a Covered Product to cause an inspection and/or audit by an independent public accounting firm to be made of the books of account of any counterparty thereto for the purpose of determining the correctness of the calculation of the Covered Product Revenue Payments under this Agreement. The Seller Parties shall promptly notify the Purchasers in writing if they initiate an inspection and/or audit of the books of accounts of any counterparty to an Out-License to the extent such inspection and/or audit is related to the Covered Product Revenue Payments, and shall provide to the Purchasers a copy of any report relating thereto within five Business Days of receipt thereof, which copy may be redacted; provided that any redactions to such report shall not include any information necessary to determine the correctness of the calculation of the Covered Product Revenue Payments made under this Agreement. All of the out-of-pocket expenses of any inspection or audit requested by the Purchasers hereunder (including the fees and expenses of such independent public accounting firm designated for such purpose) otherwise payable by the Seller Parties shall be borne solely by the Purchasers (in accordance with their respective Specified Percentages), unless the independent public accounting firm determines that Covered Product Revenue Payments previously paid to the Purchasers during the period of the audit were underpaid by an amount greater than five percent of the Covered Product Revenue Payments actually paid during such period, in which case such expenses shall be borne by the Seller Parties. Any such accounting firm or company shall not disclose the confidential information of the Seller Parties or any such licensee relating to a Covered Product to the

Purchasers, except to the extent such disclosure is necessary to determine the correctness of Covered Product Revenue Payments or otherwise would be included in a Royalty Report. All information obtained by the Purchasers as a result of any such inspection or audit shall be Confidential Information subject to ARTICLE VIII. If any audit discloses any underpayments by the Seller Parties to the Purchasers, then such underpayment, together with the late fees contemplated by Section 2.2(b), shall be paid by the Seller Parties to the Purchasers (in accordance with their Specified Percentages in the same manner as provided in Section 2.2(a)) within 30 calendar days of such underpayment being so disclosed. If any audit discloses any overpayments by the Seller Parties to the Purchasers, then the Seller Parties shall have the right to credit the amount of the overpayment against each subsequent quarterly Covered Product Revenue Payment due to the Purchasers until the overpayment has been fully applied.

Section 5.6 Diligence. The Seller shall use Commercially Reasonable Efforts to, and shall cause its Affiliates and Counterparties to, prepare, execute, deliver and file any and all agreements, documents or instruments that are necessary or desirable to secure and maintain Regulatory Approval for the Covered Products in the Territory. The Seller shall not to withdraw or abandon, or fail to take any action necessary to prevent the withdrawal or abandonment of, any Regulatory Approval once obtained. Following receipt of Regulatory Approval in any country, the Seller shall use Commercially Reasonable Efforts to Exploit the Covered Products in each such country. The Seller shall maintain, and cause its Affiliates to maintain, compliance in all material respects with all Applicable Laws and all Regulatory Approvals.

Section 5.7 Tax Matters.

(a)

All payments to any Seller Party and Purchasers under this Agreement shall be made without any deduction or withholding for or on account of any Tax unless required by Applicable Law; provided that if any deduction or withholding for or on account of any Purchaser Indemnified Tax is required by Applicable Law to be made, and is made, by any applicable withholding agent in respect of any payment to a Purchaser under this Agreement or to the Seller (or its Affiliates) that are attributable to the Purchased Receivables, then, the Seller shall, within five Business Days after such deduction or withholding is made, make a payment to such Purchaser so that, after all such required deductions and withholdings are made by any applicable withholding agent (including any deductions and withholdings required with respect to any additional payments under this Section 5.7(a)), such Purchaser receives an amount (the “Tax Gross Up”) equal to the amount that they would have received had no withholding of such Purchaser Indemnified Taxes been made. Notwithstanding anything else (including without limitation, any “most favored nations” or similar clause), no other Purchaser shall be entitled to any additional amounts on account of any Tax Gross-Up being payable to any other Purchaser.

(b)

Notwithstanding Section 2.1(a), for U.S. federal income tax purposes the transactions contemplated by this Agreement (i) are not intended to be a purchase and sale, (ii) are not intended to be a current transaction or payment of any consideration to any Purchaser or Seller, (iii) are not intended to result in rights to payment that are treated as part of the rights under Tranche B Loan Documents, and (iv) are intended to result in payments to Purchasers as and when cash payments made by the Seller.

Section 5.8 Existence. Each Seller Party shall (a) preserve and maintain its existence (provided, however, that nothing in this Section 5.8 shall prohibit a Seller Party from entering into any merger or consolidation), (b) preserve and maintain its rights, franchises and privileges unless failure to do any of the foregoing would not reasonably be expected to have a Material Adverse Effect, (c) qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such qualifications would reasonably be expected to have a Material Adverse Effect, including appointing and employing such agents or attorneys in each jurisdiction where it shall be necessary to take action under this Agreement, and (d) comply with its organizational documents, except, in the case of this clause (d), for any non-compliance that would not reasonably be expected to have a Material Adverse Effect. The Purchasers acknowledge and agree (to the maximum extent permitted under Applicable Law), that each such Purchaser shall not, and shall not cause any other Person to, petition for the bankruptcy of the Seller Parties.

Section 5.9 Additional Sales; Liens.

(a) The Seller Parties shall not create, incur, sell, issue, assume, enforce or suffer to exist any additional revenue interests (or similar economic equivalents) with respect to Net Sales of the Covered Products unless such additional revenue interests (or such economic equivalents) are subordinated to the Purchased Receivables as to payment, security and enforcement. For the avoidance of doubt, subject to compliance with this Section 5.9(a) and subject to and without limitation of any security interest that any Purchaser may have under any other agreement or arrangement with the Seller, the Seller Parties may create, incur, sell, issue, assume, enforce or suffer to exist any additional revenue interests (or similar economic equivalents) with respect to Net Sales of the Covered Products without the consent of the Purchasers.

(b) Except as permitted pursuant to Section 5.10 (Change of Control) and Section 5.12 (Out-Licenses for Covered Products), the Seller Parties shall not Dispose of, assign or otherwise transfer, in whole or in part, the Purchased Receivables or any of the Seller Parties’ right, title or interest in or to the Collateral. Except as permitted pursuant to Section 5.12 (Out-Licenses for Covered Products), the Seller Parties shall not transfer, encumber or grant any Lien on the Intellectual Property Rights in the Territory.

Section 5.10 Change of Control. Neither Seller Party shall, directly or indirectly, effectuate or consummate a Change of Control; provided, however, that the Seller Parties may, directly or indirectly, effectuate or consummate if (i) the acquiring Person in such Change of Control (if other than a Seller Party) is a Qualified Party and (ii) to the extent that a Seller Party is party to such Change of Control and is not the surviving Person, such surviving Person expressly assumes all the obligations of the applicable Seller Party under the Transaction Documents to which such Seller Party is party, in which case such surviving Person shall succeed to, and be substituted for, such Seller Party under the Transaction Documents to which such Seller Party is party and such Seller Party shall automatically be released and discharged from its obligations under the Transaction Documents to which such Seller Party is party.

Section 5.11 Material Contracts. The Seller Parties shall comply in all material respects with their obligations under the Material Contracts and shall not take any action or forego any action that would reasonably be expected to result in a material breach thereof. Promptly, and in any event within ten Business Days, after receipt of any written or oral notice by the Seller or the Seller Parent with respect to an alleged material breach under any Material Contract, the Seller shall provide the Purchasers a copy (or, in the case of oral notices, a written summary) thereof. The Seller Parties shall use their Commercially Reasonable Efforts to cure any material breaches by it under any Material Contract and shall give written notice to the Purchasers upon curing any such breach. The Seller Parties shall provide the Purchasers with written notice following (and in any event within five Business Days of) becoming aware of a Counterparty’s material breach of its obligations under any Material Contract. The Seller Parties shall not terminate any Material Contract. The Seller Parties shall not make or enter into any amendment, supplement or modification to, or grant any waiver under any provision of, the Gloperba License Agreement or the Elyxyb License Agreement without the Purchasers’ prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) to the extent that such amendment, supplement, modification or grant would reasonably be expected to have a material adverse effect on the timing, amount or duration of the Covered Product Revenue Payments. Promptly, and in any event within ten Business Days following a Seller Party’s notice to a Counterparty to any Material Contract of an alleged breach by such Counterparty under any such Material Contract, such Seller Party shall provide the Purchasers a copy thereof.

Section 5.12 Out-Licenses for Covered Products.

(a) With respect to Covered Products, the Seller Parties may not enter into Out-Licenses without the Purchasers’ prior written consent.

(b) The Purchasers shall have a first lien security interest in any such Out-License entered into by the Seller Parties in accordance with this Section 5.12 and the receivables thereunder pursuant to the Security Agreement.

Section 5.13 Holding Company.

(a) After the Closing, the Seller Parent shall use its commercially reasonable efforts to obtain all consents and approvals of Third Parties that are necessary to transfer the Collateral to a newly formed and wholly-owned subsidiary of the Seller Parent (the “Holdco”), such Holdco having an operating agreement and other organizational document (the “Holdco Organizational Documents”) in form and substance reasonably acceptable to the Purchasers, which Holdco Organizational Documents shall contain customary separateness representations and covenants. Subject to Section 5.13(c), upon obtaining all consents and approvals of Third Parties that are necessary to transfer the Collateral to the Holdco, the Seller Parent shall (i) effect such transfer pursuant to a contribution agreement in form and substance reasonably acceptable to the Purchasers, (ii) enter into an intercompany license agreement with Holdco pursuant to which Holdco will license the Intellectual Property Rights to the Seller Parent to enable the Seller Parent to continue to operate with respect to the Covered Products, which license agreement will be in form and substance reasonably acceptable to the Purchasers (iii) enter into a pledge and security agreement with the Purchasers pursuant to which the Seller Parent will pledge the equity interests of the Holdco to the Purchasers, which pledge and security agreement will be in form and substance reasonably acceptable to the Purchasers and (iv) work in good faith with the Purchasers to effect any amendments to this Agreement or the other Transaction Documents as are mutually agreed to be necessary to account for the transfer of the Collateral to the Holdco. The Seller Parent shall form Holdco within 45 days following written request from a Purchaser.

(b) If the Seller Parent is unable to obtain the necessary consents to the transfer of any Collateral to the Holdco by the earlier of (i) the first anniversary of the Closing Date and (ii) 45 days following written request from a Purchaser, (x) the Purchasers shall have the right to appoint a designated agent to continue such negotiations with any Third Parties whose consent is required, and (y) the Purchasers shall have the right to direct the Seller Parent to, and if the Purchasers so direct, the Seller Parent shall, transfer such portions of the Collateral to the Holdco as may be transferred without the consent or approval of Third Parties to the Holdco, which transfer will be effected pursuant to a contribution agreement in form and substance reasonably acceptable to the Purchasers. In connection with such a transfer, the Seller Parent will (i) enter into a pledge and security agreement with the Purchasers pursuant to which the Seller Parent will pledge the equity interests of the Holdco to the Purchasers, which pledge and security agreement will be in form and substance reasonably acceptable to the Purchasers and (ii) work in good faith with the Purchasers to effect any amendments to this Agreement or the other Transaction Documents as are mutually agreed to be necessary to account for the partial transfer of the Collateral to the Holdco.

(c) Notwithstanding Section 5.13(a) and Section 5.13(b), the Seller Parent shall have no obligation to actually transfer all or portions of the Collateral to Holdco in accordance with Section 5.13(a) or Section 5.13(b) until the date (the “Payoff Date”) on which the Seller Parent has paid in full all obligations owed under the Oramed Note and the Tranche B Notes; provided, however, the foregoing shall in no way limit the Purchasers’ right to cause the Seller to form Holdco and seek applicable consents to transfer Collateral in accordance with Section 5.13(a) and Section 5.13(b) at any time prior to the Payoff Date.

ARTICLE VI

THE CLOSING

Section 6.1 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at 9:00 a.m., Eastern Standard Time on the date hereof (the “Closing Date”) by electronic exchange of signatures, or on such other date, at such other time or at such other place, in each case as the Parties mutually agree.

Section 6.2 Closing Deliverables of the Seller Parties. At the Closing, a Seller Party, or the Seller Parties, as applicable, shall deliver or cause to be delivered to the Purchasers the following:

(a) a counterpart signature page to the Closing Date Bill of Sale, duly executed by the Seller Parties;

(b) [Reserved];

(c) a duly executed certificate of an executive officer of the Seller Parties dated as of the Closing Date and (i) attaching copies, certified by such officer as true and complete, of (x) the organizational documents of the Seller Parties and (y) resolutions of the governing body of the Seller Parties authorizing and approving the execution, delivery and performance by the Seller of the Transaction Documents and the transactions contemplated hereby and thereby, (ii) setting forth the incumbency of the officer or officers of the Seller Parties who have executed and delivered the Transaction Documents, including therein a signature specimen of each such officer or officers and (iii) attaching a copy, certified by such officer as true and complete, of a good standing certificate of the appropriate Governmental Authority of the Seller Parties’ jurisdictions of organization, stating that the Seller Parties are in good standing under the laws of such jurisdictions;

(d) a counterpart signature page to the Security Agreement duly executed by the Seller Parties;

(e) UCC-1 financing statements to evidence and perfect the sale, assignment, transfer, conveyance and grant of the Purchased Receivables pursuant to Section 2.1 and the back-up security interest granted pursuant to Section 2.1(d);

(f) the Oramed Consent and the Tranche B Consent; and

(g) a properly completed and duly executed IRS Form W-9s from the Seller Parties certifying that each Seller Party is a United States person as defined in Section 7701(a)(30) of the Code and exempt from U.S. federal backup withholding.

Section 6.3 Closing Deliverables of the Purchasers. At the Closing, each Purchaser shall deliver or cause to be delivered to the Seller Parties the following:

(a) a counterpart signature page to the Closing Date Bill of Sale, duly executed by such Purchaser;

(b) a counterpart signature page to the Security Agreement, duly executed by such Purchaser; and

(c) such Purchaser’s counterpart signature page to the Oramed Consent;

(d) such Purchaser’s counterpart signature page to the Tranche B Consent; and

(e) a duly executed IRS Form W-9 or IRS Form W-8, as applicable, from such Purchaser.

Section 6.4 Collection Account; Account Control Agreements.

(a) The Seller will establish the Collection Account within 120 days of the Closing Date for the purpose of depositing all payments to be made by any distributors and account debtors with respect to proceeds arising from sales of Covered Products or any other payments relating to Covered Products. The Seller will instruct all such distributors and account debtors (including any parties to an Out-License entered into pursuant to Section 5.12) to remit any amounts owed to the Seller in respect of the Covered Products to the Collection Account. To the extent any proceeds arising from sales of Covered Products or any other payments related to Covered Products are paid directly to the Seller, the Seller shall remit to the Collection Account all such amounts no less than quarterly.

(b) With respect to any amounts that are deposited in the Collection Account, so long as all payment obligations of any Seller Party to the Purchasers under this Agreement have been made, (i) a minimum of 4% of such amounts shall remain in the Collection Account until the Royalty Payment Date immediately following the date of such deposits and may not be transferred to any other account of the Seller and (ii) any remaining amounts may be disbursed to another account of the Seller from time to time at the direction of the Seller. On each Royalty Payment Date, the Seller shall instruct the Account Bank to disburse to the Purchasers an amount equal to the lesser of (x) the funds on deposit in the Collection Account and (y) the Covered Product Revenue Payment for such Royalty Payment Date. If the amount to be disbursed to the Purchasers on any Royalty Payment Date pursuant to the preceding sentence is less than the Covered Product Revenue Payment to which the Purchasers are entitled, the Seller shall pay the amount of such shortfall to the Purchasers on such Royalty Payment Date.

(c) If an Event of Default (as defined in the Security Agreement) has occurred and is continuing, the Purchasers shall have the right to exercise all of their rights and remedies under ARTICLE VII, the Security Agreement, and the Account Control Agreements.

(d) The Seller shall pay all fees, expenses and charges of the Account Bank pursuant to the terms of the Account Control Agreement by depositing sufficient funds into the Collection Account when such fees, charges and expenses are due. The Seller agrees that all Purchased Receivables deposited into the Collection Account are to be held in trust for the benefit of the Purchasers, and that the Seller disclaims and waives any claim or interest in such Purchased Receivables, so that the Purchasers may be assured of receiving the Purchased Receivables owned by the Purchaser.

(e) The Seller shall have no right to terminate the Collection Account without the Purchasers’ prior written consent.

(f) The Seller and the Purchasers agree to cooperate in good faith after the Closing to account for ex-U.S. sales of the Covered Product in a manner consistent with the spirit of the provisions of this Section 6.4, which may include, without limitation establishing additional Collection Accounts in additional jurisdictions, de-nominated in any currency.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Indemnification by the Seller Parties. The Seller Parties jointly and severally agree to indemnify, defend and hold harmless each of the Purchasers and their respective Affiliates and any or all of their respective partners, directors, trustees, officers, managers, employees, members, agents and controlling persons (each, a “Purchaser Indemnified Party”) harmless from and against, and will pay to each Purchaser Indemnified Party the amount of, any and all Losses awarded against or incurred or suffered by such Purchaser Indemnified Party, whether or not involving a Third Party Claim, arising out of or resulting from (a) any breach of any representation or warranty made by the Seller Parties in any of the Transaction Documents or in any certificate delivered by the Seller Parties to the Purchasers in writing pursuant to this Agreement, (b) any breach of or default under any covenant or agreement of the Seller Parties in any of the Transaction Documents, (c) any Excluded Liabilities and Obligations, (d) any product liability claims relating to a Covered Product, (e) any claims of infringement or misappropriation of any Intellectual Property Rights by any Third Parties against the Purchasers or any of their Affiliates or (f) any brokerage or finder’s fees or commissions or similar amounts incurred or owed by the Seller or any of its Affiliates to any brokers, financial advisors or comparable other Persons retained or employed by any of them in connection with the transactions contemplated by this Agreement. Any amounts due to any Purchaser Indemnified Party hereunder shall be payable by the Seller to such Purchaser Indemnified Party upon demand.

Section 7.2 Indemnification by the Purchasers. The Purchasers severally, and not jointly, agree to indemnify and hold the Seller Parties and their Affiliates and any or all of their respective partners, directors, officers, managers, members, employees, agents and controlling Persons (each, a “Seller Indemnified Party”) harmless from and against, and will pay to each Seller Indemnified Party the amount of, any and all Losses awarded against or incurred or suffered by such Seller Indemnified Party, whether or not involving a Third Party Claim, arising out of (a) any breach of any representation or warranty made by such Purchaser in any of the Transaction Documents or any certificate delivered by such Purchaser to the Seller Parties in writing pursuant to this Agreement, (b) any breach of or default under any covenant or agreement of such Purchaser in any Transaction Document to which such Purchaser is a party or (c) any brokerage or finder’s fees or commissions or similar amounts incurred or owed by such Purchaser to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Agreement. Any amounts due to any Seller Indemnified Party hereunder shall be payable by such Purchaser to such Seller Indemnified Party upon demand.

Section 7.3 Claims. A claim by an indemnified party under this ARTICLE VII for any matter in respect of which such indemnified party would be entitled to indemnification hereunder may be made by delivering, in good faith, a written notice of demand to the indemnifying party (with a copy, if delivered by one Purchaser (or the Purchaser Indemnified Parties associated with one Purchaser), to the other Purchaser), which notice shall contain (a) a description and the amount of any Losses incurred or suffered or reasonably expected to be incurred or suffered by the indemnified party, (b) a statement that the indemnified party is entitled to indemnification under this ARTICLE VII for such Losses and a reasonable explanation of the basis therefor, and (c) a demand for payment in the amount of such Losses. For all purposes of this Section 7.3, the Seller Parties shall be entitled to deliver such notice of demand to the Purchasers on behalf of the Seller Indemnified Parties, and each of the Purchasers shall be entitled to deliver such notice of demand to the Seller on behalf of the Purchaser Indemnified Parties.

Section 7.4 Survival. All representations, warranties and covenants made in this Agreement, in any other Transaction Document or in any certificate delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing. The rights hereunder to indemnification, payment of Losses or other remedies based on any such representation, warranty or covenant shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time (whether before or after the execution and delivery of this Agreement or the Closing) in respect of the accuracy or inaccuracy of or compliance with, any such representation, warranty or covenant.

Section 7.5 Remedies. Except in the case of actual fraud, intentional misrepresentation, intentional wrongful acts, intentional breach, bad faith or willful misconduct and except as set forth in Section 10.1 or in the other Transaction Documents and without limitation of any Purchaser’s rights under the Security Agreement and the Account Control Agreement, (a) the indemnification afforded by this ARTICLE VII shall be the sole and exclusive remedy for any and all Losses awarded against or incurred or suffered by a Party in connection with any breach of any representation or warranty made by a Party in any of the Transaction Documents or any certificate delivered by a Party to the other Party in writing pursuant to this Agreement or any breach of or default under any covenant or agreement by a Party pursuant to any Transaction Document and (b) each Purchaser acknowledges and agrees that such Purchaser, together with its Affiliates and representatives, has made its own investigation of the Purchased Receivables and the transactions contemplated by the Transaction Documents and is not relying on, and shall have no remedies in respect of, any implied warranties or upon any representation or warranty whatsoever as to the future amount or potential amount of the Purchased Receivables.

Section 7.6 Limitations. Neither any Seller Indemnified Party nor the Purchaser Indemnified Party shall have any liability for, or Losses be deemed to include, any special, punitive or exemplary damages, or any lost profits, whether in contract or tort, regardless of whether the other Party shall be advised, shall have reason to know, or in fact shall know of the possibility of such damages suffered or incurred by any such Seller Indemnified Party or the Purchaser Indemnified Party in connection with this Agreement any of the other Transaction Documents or any of the transactions contemplated hereby or thereby, except to the extent any such damages are actually paid to a Third Party in accordance with Section 7.3. Notwithstanding the foregoing, the limitations set forth in this Section 7.6 shall not apply to any claim for indemnification hereunder in the case of actual fraud, intentional misrepresentation, intentional wrongful acts, intentional breach, bad faith or willful misconduct. The Parties acknowledge and agree that (a) each Purchaser’s Losses, if any, for any indemnifiable events under this Agreement will typically include Losses for Purchased Receivables that such Purchaser was entitled to receive in respect of its ownership of the Purchased Receivables but did not receive timely or at all due to such indemnifiable event and (b) subject to this Section 7.6, such Purchaser shall be entitled to make indemnification claims for all such missing or delayed Purchased Receivables that such Purchaser was entitled to receive in respect of its ownership of the Purchased Receivables as Losses hereunder (which claims shall be reviewed and assessed by the Parties in accordance with the procedures set forth in this ARTICLE VII), and such missing or delayed Purchased Receivables shall not be deemed special, punitive or exemplary damages, or lost profits for any purpose of this Agreement.

ARTICLE VIII

CONFIDENTIALITY

Section 8.1 Confidentiality. Except as provided in this ARTICLE VIII or otherwise agreed in writing by the Parties, the Parties agree that, during the Payment Term and until the third anniversary of the date of termination of this Agreement, each Party (the “Receiving Party”) shall keep confidential, and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder), any information (whether written or oral, or in electronic or other form) furnished to it by or on behalf of the other Party (the “Disclosing Party”) pursuant to this Agreement, including the terms of this Agreement (such information, “Confidential Information” of the Disclosing Party), except for that portion of such information that:

(a) was already in the Receiving Party’s possession on a non-confidential basis prior to its disclosure to it by the Disclosing Party, or becomes known to the Receiving Party from a source other than the Disclosing Party and its representatives without any breach of this Agreement, in each case as evidenced by written records (provided that if such information was disclosed to the Receiving Party on a non-confidential basis by a source that is not the Disclosing Party, such source to the knowledge of the Receiving Party had the right to disclose such information to the Receiving Party without any legal, contractual or fiduciary obligation to, any person with respect to such information);

(b) is or becomes generally available to the public other than as a result of an act or omission by the Receiving Party or its Affiliates in breach of this Agreement; or

(c) was independently developed by the Receiving Party, as evidenced by written records, without use of or reference to the Confidential Information or in violation of the terms of this Agreement.

Section 8.2 Permitted Disclosure. In the event that the Receiving Party or its Affiliates or any of its or its Affiliates’ representatives are requested by a governmental or regulatory authority or required by Applicable Law, regulation or legal process (including the regulations of a stock exchange or governmental or regulatory authority or the order or ruling of a court, administrative agency or other government or regulatory body of competent jurisdiction) to disclose any Confidential Information, the Receiving Party shall promptly, to the extent permitted by Applicable Law, notify the Disclosing Party in writing of such request or requirement so that the Disclosing Party may seek an appropriate protective order or other appropriate remedy (and if the Disclosing Party seeks such an order or other remedy, the Receiving Party will provide such cooperation, at the Receiving Party’s sole expense, as the Disclosing Party shall reasonably request). If no such protective order or other remedy is obtained and the Receiving Party or its Affiliates or its or its Affiliates’ representatives are, in the view of their respective counsel (which may include their respective internal counsel), legally required to disclose Confidential Information, the Receiving Party or its Affiliates or its or its Affiliates’ representatives, as the case may be, shall only disclose that portion of the Confidential Information that their respective counsel advises that the Receiving Party or its Affiliates or its or its Affiliates’ representatives, as the case may be, are required to disclose and will exercise commercially reasonable efforts, at the Disclosing Party’s sole expense, to obtain reliable assurance that confidential treatment will be accorded to that portion of the Confidential Information that is being disclosed. In any event, the Receiving Party will not oppose action by the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. Notwithstanding the foregoing, notice to the Disclosing Party shall not be required where disclosure is made (i) in response to a request by a governmental or regulatory authority having competent jurisdiction over the Receiving Party, its Affiliates or its or its Affiliates’ representatives, as the case may be, or (ii) in connection with a routine examination by a regulatory examiner, where in each case such request or examination does not expressly reference the Disclosing Party, its Affiliates, the Purchased Receivables or this Agreement. The Receiving Party may disclose Confidential Information to its Affiliates, its and their employees, directors, officers, contractors, agents, and representatives, and to potential or actual acquirers, merger partners, permitted assignees, investment bankers, investors, limited partners, partners, lenders, or other financing sources (including, in the case of the Seller, any party evaluating the acquisition of any portion of the Purchased Receivables that are not included in the Purchased Receivables), and their respective directors, employees, contractors and agents; provided that such person or entity agrees to confidentiality and non-use obligations with respect thereto at least as stringent as those specified for in this Article VIII. Further, notwithstanding anything contained in this Article VIII to the contrary, the Seller Parties may disclose Confidential Information to the extent such disclosure is reasonably necessary to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or with any rule, regulation or legal process promulgated by the SEC or a stock exchange, subject to the Seller Parties’ obligations set forth in Section 5.2.

Section 8.3 Other Relevant Obligations. In addition to, and without limiting, the Purchasers’ obligations under this Article VIII, the Purchasers shall fully comply with any confidentiality obligations of the Seller or any of their Affiliates under the Material Contracts that are applicable to the Confidential Information.

ARTICLE IX

TERMINATION

Section 9.1 Termination of Agreement.

(a) Except where otherwise expressly provided herein, this Agreement shall terminate six months following receipt by the Purchasers of all payments of the Purchased Receivables to which each Purchaser is entitled hereunder during the Payment Term.

(b) Effect of Termination. Upon the termination of this Agreement pursuant to Section 9.1(a), this Agreement shall become void and of no further force and effect; provided, however, that (a) the provisions of Section 5.2, ARTICLE VII, ARTICLE VIII, this ARTICLE IX and ARTICLE X shall survive such termination and shall remain in full force and effect, and (b) nothing contained in this Section 9.1 shall relieve any Party from liability for any breach of this Agreement that occurs prior to such termination.

ARTICLE X

MISCELLANEOUS

Section 10.1 Specific Performance. Each Party acknowledges and agrees that, if it fails to perform any of its obligations under any of the Transaction Documents, the other Parties will have no adequate remedy at law. In such event, each Party agrees that the other Parties shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.

Section 10.2 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

if to the Seller Parties, to:

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Email: jshah@scilexholding.com

with copies to (which shall not constitute notice):

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Jeffrey T. Hartlin, Esq.; Elizabeth A. Razzano, Esq.

Email: jeffhartlin@paulhastings.com; elizabethrazzano@paulhastings.com if to Murchinson, to:

Efshar Hataya Ltd

c/o Murchinson Ltd.

4th Floor, 145 Adelaide Street West

Toronto, ON M5H 4E5

Attention: Joshua Fenttiman

Email: jfenttiman@murchinsonltd.com

with copy to (which shall not constitute notice):

with copy to (which shall not constitute notice):

Morgan, Lewis & Bockius LLP

2222 Market Street

Philadelphia, PA 19103

Attention: Andrew R. Mariniello; Conor F. Larkin

Email: andrew.mariniello@morganlewis.com; conor.larkin@morganlewis.com if to Oramed, to:

Oramed Pharmaceuticals Inc.

1185 Avenue of the Americas, Third Floor

New York, NY 10036

Attn: Nadav Kidron; Avi Gabay

Email: nadav@oramed.com; avi@oramed.com

with copy to (which shall not constitute notice):

Proskauer Rose LLP

11 Times Square

New York, NY 10036

Attention: Phil Kaminski; Grant Darwin

Email: pkaminski@proskauer.com; gdarwin@proskauer.com

if to 3i, to:

3i, LP

2 Wooster Street

2nd Floor,

New York, NY 10013

Attention: Alex Hauff

Email: operations@3ifund.com

Each Party may, by notice given in accordance herewith to the other Party, designate any further or different address to which subsequent notices, consents, waivers and other communications shall be sent.

Section 10.3 Successors and Assigns. The Seller Parties shall not be entitled to assign any of their rights or delegate any of its obligations under this Agreement without the prior written consent of the

Purchasers, except the Seller Parties shall be entitled to assign any of their rights or delegate any of their obligations under this Agreement without the prior written consent of the Purchasers if the Seller Parent receives a commitment, contingent upon an asset purchase of Covered Products, that would allow Seller Parent to pay in full all obligations owed under the Debt Instruments, provided that such purchaser of Covered Products agrees to assume all of the Seller Parties’ obligations under this Agreement. A Purchaser (a “Transferring Purchaser”) may, without the consent of the Seller Parties, following delivery of Transfer Notice and subject to the consent of the Purchasers (not to be unreasonably withheld, conditioned or delayed) assign, sell, transfer or convey (a “Rights Transfer”) any of its rights and delegate any of its obligations under this Agreement without restriction to any entity or entities; provided that consent of the Purchasers to any such Rights Transfer shall automatically be deemed given if Purchasers collectively holding greater than 20% of the Specified Percentage do not deliver a written notice to the Seller Parties and the Transferring Purchaser within five Business Days from the delivery of a Transfer Notice expressly indicating that such Purchasers do not consent to the Rights Transfer and specifying the basis for such Purchaser’s withholding of such consent; provided further that no such consent shall be required for any transfer, assignment or conveyance by a Purchaser to another entity that is a controlled Affiliate of such Purchaser or commonly controlled by the same ultimate parent entity as such Purchaser. As used herein, a “Transfer Notice” means a written notice delivered by a Transferring Purchaser to the Seller Parties and each other Purchaser pursuant to this Section 10.3 setting forth the identity of the proposed acquiror or recipient of a Rights Transfer and the material economic and other terms of the proposed Rights Transfer. A Transferring Purchaser shall provide such other information as is reasonably requested by the other Purchasers regarding a proposed Rights Transfer to assist the other Purchasers in determining whether to provide or withhold consent to a Rights Transfer. Notwithstanding the foregoing, an assignment pursuant to this Section 10.3 shall be permitted only if the Seller Parties shall be provided with a properly completed and duly executed IRS Form W-9 or W-8 as applicable as applicable for the assignee.

Section 10.4 Independent Nature of Relationship. The relationship between the Seller Parties and the Purchasers is solely that of the Seller Parties and Purchaser, and neither any Seller Party nor any Purchaser has any fiduciary or other special relationship with the other Party or any of its Affiliates. This Agreement is not a partnership or similar agreement, and nothing contained herein or in any other Transaction Document shall be deemed to constitute the Seller Parties and the Purchasers as a partnership, an association, a joint venture or any other kind of entity or legal form for any purposes, including any Tax purposes. The Parties agree that they shall not take any inconsistent position with respect to such treatment in a filing with any Governmental Authority.

Section 10.5 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and the other Transaction Documents, constitute a complete and exclusive statement of the terms of agreement between the Parties, and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties, with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits or Schedules hereto or the other Transaction Documents) has been made or relied upon by any Party.

Section 10.6 Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK,

AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) Each Party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of (i) the United States District Court for the Southern District of New York and (ii) the Supreme Court of the State of New York, Borough of Manhattan, for purposes of any claim, action, suit or proceeding arising out of this Agreement, any of the other Transaction Documents or any of the transactions contemplated hereby or thereby, and agrees that all claims in respect thereof shall be heard and determined only in such courts. Each Party agrees to commence any such claim, action, suit or proceeding only in the United States District Court for the Southern District of New York or, if such claim, action, suit or proceeding cannot be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, Borough of Manhattan, and agrees not to bring any such claim, action, suit or proceeding in any other court. Each Party hereby waives, and agrees not to assert in any such claim, action, suit or proceeding, to the fullest extent permitted by Applicable Law, any claim that (i) such Party is not personally subject to the jurisdiction of such courts, (ii) such Party and such Party’s property is immune from any legal process issued by such courts or (iii) any claim, action, suit or proceeding commenced in such courts is brought in an inconvenient forum. Each Party agrees that a final judgment in any such claim, action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Each Party acknowledges and agrees that this Section 10.6(b) constitutes a voluntary and bargained-for agreement between the Parties.

(c) The Parties agree that service of process in any claim, action, suit or proceeding referred to in Section 10.6(b) may be served on any Party anywhere in the world, including by sending or delivering a copy of such process to such Party in any manner provided for the giving of notices in Section 10.2. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Applicable Law. Each Party waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.

Section 10.7 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.7.

Section 10.8 Severability. If one or more provisions of this Agreement are held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall remain in full force and effect and be enforceable in accordance with its terms. Any provision of this Agreement held invalid or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid or unenforceable.

Section 10.9 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Any counterpart may be executed by facsimile or other similar means of electronic transmission, including “PDF”, and such facsimile or other electronic transmission shall be deemed an original.

Section 10.10 Amendments; No Waivers. Neither this Agreement nor any term or provision hereof may be amended, supplemented, restated, waived, changed or modified except with the written consent of the Seller, on the one hand, and the Purchasers, on the other hand. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on any Party in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 10.11 No Third Party Rights. Other than the Parties, no Person will have any legal or equitable right, remedy or claim under or with respect to this Agreement or any of the other Transaction Documents. This Agreement may be amended or terminated, and any provision of this Agreement may be waived, without the consent of any Person who is not a Party. The Seller shall enforce any legal or equitable right, remedy or claim under or with respect to this Agreement for the benefit of the Seller Indemnified Parties and the Purchasers shall enforce any legal or equitable right, remedy or claim under or with respect to this Agreement for the benefit of the Purchaser Indemnified Parties.

Section 10.12 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

{SIGNATURE PAGE FOLLOWS}

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

SELLER PARTIES:

SCILEX PHARMACEUTICALS INC., a Delaware corporation

By:	/s/ Jaisim Shah
	Name:	Jaisim Shah
	Title:	Chief Executive Officer and Secretary

SCILEX HOLDING COMPANY, a Delaware corporation

By:	/s/ Jaisim Shah
	Name:	Jaisim Shah
	Title:	Chief Executive Officer and President

[Signature Page to Purchase and Sale Agreement]

PURCHASER:

EFSHAR HATAYA LTD

By:	/s/ Mark Lichtenstein
	Name:	Mark Lichtenstein
	Title:	Director

[Signature Page to Purchase and Sale Agreement]

PURCHASER:

3I, LP

By:	/s/ Maier J. Tarlow
	Name:	Maier J. Tarlow
	Title:	Manager On Behalf Of 3i Management LLC, The GP of 3i LP

[Signature Page to Purchase and Sale Agreement]

PURCHASER:

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
	Name:	Nadav Kidron
	Title:	President and Chief Executive Officer

By:	/s/ Josh Hexter
	Name:	Josh Hexter
	Title:	Chief Business and Operating Officer

[Signature Page to Purchase and Sale Agreement]

Exhibit 10.2

Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of February 28, 2025 by and among Scilex Holding Company, a Delaware corporation (“Scilex”) and Scilex Pharmaceuticals Inc. (collectively with Scilex, “Grantor”), Efshar Hataya Ltd, a Marshall Islands corporation (“Murchinson”), in its capacity as agent (“Agent”) for Murchinson, Oramed Pharmaceuticals Inc., a Delaware corporation (“Oramed”) and 3i, LP, a Delaware limited partnership (“3i” and collectively with Murchinson and Oramed in their capacities as purchasers under the Purchase Agreement (as defined below), the “Secured Parties” and each, individually, a “Secured Party”).

RECITALS:

A. Grantor, Murchinson, Oramed and 3i are parties to that certain Purchase and Sale Agreement dated as of the date hereof (the “Purchase Agreement”).

B. Pursuant to the Purchase Agreement, Grantor has agreed to sell, contribute, assign, transfer, convey and grant to the Secured Parties, and the Secured Parties have agreed to purchase, acquire and accept from Grantor, all of Grantor’s rights, title and interest in and to the Purchased Receivables (as defined in the Purchase Agreement).

C. Pursuant to the Purchase Agreement, Grantor has agreed to enter into this Agreement, under which Grantor grants to Agent, on behalf of and for the benefit of the Secured Parties, a security interest in and to the Collateral (as defined below) as security for the due performance and payment of all of Grantor’s obligations to the Secured Parties under the Purchase Agreement.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor and Agent, with intent to be legally bound hereby, covenant and agree as follows:

SECTION 1. Definitions.

For purposes of this Agreement, capitalized terms used herein shall have the meanings set forth below. Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the UCC or the Purchase Agreement, as applicable.

“3i” has the meaning set forth in the preamble to this Agreement.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Bankruptcy Code” means shall mean title 11 of the United States Code (11 U.S.C. §101 et seq.), as amended from time to time, and any successor statute.

“Bankruptcy Event” has the meaning set forth in the Purchase Agreement.

“Collateral” has the meaning set forth in Section 2 of this Agreement.

“Counterparty” has the meaning set forth in the Purchase Agreement.

“Event of Default” means the occurrence of one or more of the following during the term of the Purchase Agreement:

(a) any failure by Grantor to pay amounts owed to Agent or the Secured Parties when and as required to be paid pursuant to the Purchase Agreement, which failure to pay continues for more than five Business Days after receipt of written notice from Agent or either Secured Party;

(b) except as set forth in clause (a) above, the breach by Grantor of any of its obligations under any Transaction Document where Agent or either Secured Party has provided notice of such breach to Grantor in writing and Grantor has not cured such breach within 30 days following receipt of such notice and where such breach, if not cured, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(c) a Specified Breach Event;

(d) a Bankruptcy Event in respect of Grantor; or

(e) any security interest purported to be created by the Transaction Documents (A) ceases to be in full force and effect other than in accordance with the terms of the Transaction Documents, (B) ceases to provide in all material respects the rights, powers and privileges purported to be created and granted hereunder or (C) is asserted by Grantor not to be a valid, perfected, first priority security interest in the applicable collateral.

“Grantor” has the meaning set forth in the preamble to this Agreement.

“Material Adverse Effect” has the meaning set forth in the Purchase Agreement.

“Murchinson” has the meaning set forth in the preamble to this Agreement.

“Note Agent” means Acquiom Agency Services LLC, a Colorado limited liability company, as the collateral agent for the holders of the Notes.

“Notes” means, collectively, the Tranche A Notes and the Tranche B Notes issued by Scilex.

“Oramed” has the meaning set forth in the preamble to this Agreement.

“Party” means any of Grantor or Agent as the context indicates and “Parties” shall mean all of Grantor and Agent.

“Patent Rights” means the Patents relating to the Covered Products that are owned, controlled by, issued or licensed to, licensed by, or hereafter acquired or licensed by, Grantor, including those set forth on Schedule 3.11(a) to the Disclosure Schedule to the Purchase Agreement.

“Permitted Liens” means (a) the security interest created by this Agreement, (b) the assignment effected pursuant to the Purchase Agreement, (c) those Liens created in favor of Agent for the benefit of the Purchasers pursuant to any other Transaction Document and (d) those Liens in favor of the Note Agent securing the Notes.

“Purchasers” has the meaning set forth in the Purchase Agreement.

“Required Secured Parties” means Purchasers holding, in the aggregate, at least 80% of the Specified Percentages.

“Secured Obligations” means (a) the obligations of Grantor now or hereafter existing under or arising out of or in connection with this Agreement, the Purchase Agreement and each other Transaction Document to which it is a party and (b) any damages, reimbursement of fees, expenses, indemnities or otherwise pursuant to any of the Purchase Agreement and other Transaction Documents arising out of a claim by Agent (on behalf of and for the benefit of the Secured Parties and Agent) in connection with an Event of Default.

“Secured Parties” or “Secured Party” has the meaning set forth in the preamble to this Agreement.

“Specified Breach Event” has the meaning set forth in the Purchase Agreement.

“Specified Percentage” has the meaning set forth in the Purchase Agreement.

“Tranche A Notes” means the Senior Secured Note Due December 31, 2025, in favor of Oramed Pharmaceuticals Inc. as initial holder, in the original aggregate principal amount of $101,875,000.00 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) and all Additional Notes (as defined therein).

“Tranche B Notes” means the Tranche B Senior Secured Convertible Promissory Notes due October 7, 2026, in an aggregate principal amount of $50,000,000.00 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Transfer” means any sale, conveyance, assignment, disposition, pledge, hypothecation or transfer.

“UCC” means the Uniform Commercial Code, as in effect on the date of this Agreement in the State of New York; provided that if, with respect to any financing statement or by reason of any provisions of Applicable Law, the perfection or the effect of perfection or non-perfection of the security interest or any portion thereof granted herein is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.

SECTION 2. Grant of Security.

Grantor hereby grants Agent, on behalf of and for the benefit of Secured Parties and Agent, a security interest in all of their right, title, and interest in, to and under the following property, whether now or hereinafter existing or acquired, whether tangible or intangible and wherever the same may be located (collectively, the “Collateral”):

(a) the Collection Account;

(b) the Material Contracts;

(c) the Intellectual Property Rights, including the Patent Rights;

(d) the Regulatory Approvals, authorizations, and data relating to the Covered Products;

(e) all books, records and database extracts of Grantor relating to any of the foregoing Collateral; and

(f) all proceeds of or from any and all of the foregoing Collateral, including all payments under any indemnity, warranty or guaranty, and all money now or at any time in possession or control of, or in transit to, Secured Parties and Agent, relating to any of the foregoing Collateral.

Notwithstanding the foregoing definition of the term “Collateral,” the foregoing security interest is granted subject to all of the obligations of Grantor set forth in the Elyxyb License Agreement and the Gloperba License Agreement, and Agent agrees not to take any action, in foreclosure proceedings, in bankruptcy proceedings or otherwise, to disturb or challenge the enforceability of the applicable Counterparty’s rights under the Elyxyb License Agreement and the Gloperba License Agreement.

Notwithstanding anything to the contrary contained herein, the “Collateral” shall not include (each of the following, “Excluded Collateral”) (i) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (ii) any lease, license or other contract or any governmental authorization, certificate, charter, franchise, approval and consent of Grantor (other than any proceeds and receivables thereof unless such proceeds and receivables would otherwise be excluded from Collateral pursuant to the terms of this paragraph) if the grant of a security interest in such lease, license, contract, governmental authorization, certificate, charter, franchise, approval or consent in the manner contemplated by this Agreement is prohibited by the terms of such lease, license, contract governmental authorization, certificate, charter, franchise, approval or consent (provided that such requirement existed on the Closing Date or at the time of the acquisition of such asset and was not incurred in contemplation thereof (other than in the case of capital leases and purchase money financings)) or by Applicable Law and would result in the termination of such lease, license or contract in favor of any other party thereto (other than Grantor) or give the other parties thereto (other than Grantor) the right to terminate, accelerate or otherwise adversely alter grantor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both) or requires any consent from the counterparty thereto or a Governmental Authority not obtained (without any requirement to obtain such consent or authorization), after giving effect to the applicable anti-

assignment provisions of the UCC, or (iii) assets to the extent the pledge thereof or grant of security interests therein (A) is prohibited by any Applicable Law, rule or regulation (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition), or (B) requires any consent, approval, license or other authorization of any third party (other than the Grantor or its Subsidiaries) pursuant to a contract binding on such asset (provided that such requirement existed on the Closing Date or at the time of the acquisition of such asset and was not incurred in contemplation thereof) or Governmental Authority not obtained, other than to the extent such prohibition or restriction would be rendered ineffective under the UCC (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC); provided that, in the event of the termination or elimination of any such prohibition or the requirement for any consent for the pledge or grant of security interest in such asset to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such asset shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder.

Each item of Collateral listed in this Section 2 that is defined in Article 9 of the UCC shall have the meaning set forth in the UCC.

For the avoidance of doubt, Grantor’s rights, title and interest in and to the Purchased Receivables have been sold, assigned, transferred, conveyed and granted to the Secured Parties pursuant to the Purchase Agreement and it is the intention of the Parties that such transaction be treated as a true and absolute sale, without recourse.

SECTION 3. Security for Obligations.

This Agreement secures, and the Collateral is collateral security for, the due and punctual payment or performance in full of all Secured Obligations.

SECTION 4. Grantor to Remain Liable.

Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under any contracts and agreements included in the Collateral and (c) neither Agent nor any Secured Party shall have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Agent or any Secured Party be obligated (i) to perform any of the obligations or duties of Grantor thereunder, (ii) to take any action to collect or enforce any claim for payment assigned hereunder or (iii) to make any inquiry as to the nature or sufficiency of any payment Grantor may be entitled to receive thereunder.

SECTION 5. Representations and Warranties. Grantor represents and warrants to Agent and the Secured Parties as follows:

(a) Validity. This Agreement creates a valid security interest in the Collateral securing the payment and performance in full of the Secured Obligations. Upon the filing of appropriate UCC financing statements, substantially in the form set forth on Schedule 5(a), in the filing offices listed on Schedule 5(b), all filings, registrations, recordings and other actions necessary or appropriate to create, preserve, protect and perfect a first priority security interest in the Collateral will have been accomplished and such security interest will be prior to the rights of all other Persons therein and free and clear of any and all Liens, except any Permitted Liens, to the extent that a security interest in such Collateral can be perfected by filing of a UCC financing statement.

(b) Authorization, Approval. No authorization, approval, or other action by, and no notice to or filing with, any government or agency of any government or other Person is required either (i) for the grant by Grantor of the security interest granted hereby or for the execution, delivery and performance of this Agreement by Grantor; or (ii) for the perfection of, and the first priority of, the grant of the security interest created hereby or the exercise by Agent of its rights and remedies hereunder, other than in the case of clause (ii), the filing of financing statements or intellectual property security agreements in the respective offices listed on Schedule 5(b).

(c) Enforceability. This Agreement is the legally valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

(d) Office Locations; Type and Jurisdiction of Organization. The sole place of business, the chief executive office and each office where Grantor keeps its records regarding the Collateral are, as of the date hereof, located at the locations set forth on Schedule 5(d); Grantor’s type of organization (e.g., corporation) and jurisdiction of organization is listed on Schedule 5(d).

(e) Names. The name listed for Grantor on the signature pages hereof is the correct legal name of Grantor. Except as set forth on Schedule 5(e), Grantor (or any predecessor by merger or otherwise) has not, within the five-year period preceding the date hereof, had a different name from the name listed for Grantor on the signature pages hereof.

SECTION 6. Further Assurances.

Grantor agrees that from time to time, at its expense, Grantor will promptly execute and deliver and will cause to be executed and delivered all further instruments and documents, and will take all further action, that may be necessary, or that Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder (on behalf of itself and the Secured Parties) with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will deliver such other instruments or notices, in each case, as may be necessary, or as Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

Grantor agrees to furnish Agent promptly upon reasonable request by Agent, with any information that is reasonably requested by Agent in order to complete such financing statements, continuation statements, or amendments thereto.

SECTION 7. Certain Covenants of Grantor. Grantor shall give Agent 30 days’ written notice before any change in Grantor’s name, identity, the address of its sole place of business, chief executive office, or where Grantor keeps its records regarding the Collateral, or corporate structure or reincorporation, reorganization, or taking of any other action that results in a change of the jurisdiction of organization of Grantor. Any such notice shall be accompanied by a revised Schedule 5(d) which shall replace Schedule 5(d) hereto and shall, upon effectiveness of the change set forth therein, become a part of this Agreement.

SECTION 8. Special Covenants With Respect to the Collateral.

(a) Except as otherwise permitted by the Purchase Agreement, Grantor shall not Transfer, or agree to Transfer, any Collateral.

(b) Grantor shall, concurrently with the execution and delivery of this Agreement, execute and deliver to Agent one original of a Special Power of Attorney in the form of Exhibit I annexed hereto for execution of an assignment of the Collateral to Agent (on behalf of and for the benefit of the Secured Parties and Agent), or the implementation of the sale or other disposition of the Collateral pursuant to Agent’s good faith exercise of the rights and remedies granted hereunder; provided, however, Agent agrees that it will not exercise its rights under such Special Power of Attorney unless an Event of Default has occurred and is continuing.

(c) Grantor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Secured Parties and Agent, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8 shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants (other than any such defense based on the assertion that Grantor had performed and is performing its obligations pursuant to such covenant(s)).

SECTION 9. Collateral Agent.

(a) Each Secured Party irrevocably designates, appoints and authorizes Murchinson to act as Agent hereunder, with such powers as are specifically delegated to Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto and Agent hereby accepts such appointment. Agent shall be obligated, and has the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely at the direction of the Required Secured Parties. In furtherance of the foregoing provisions of this Section 9(a), each Secured Party, by its acceptance of the benefits hereof, agrees that it has no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by Agent for the benefit of the Secured Parties in accordance with the terms of this Section 9.

(b) Agent shall not be responsible to the Secured Parties for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

(c) Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, or email) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent in good faith. As to any matters not expressly provided for by this Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Secured Parties and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties.

(d) The Secured Parties agree to indemnify Agent (to the extent not reimbursed by the Grantor hereunder and without limiting any obligations of the Grantor hereunder) ratably, in accordance with their pro rata share, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or of any such other documents; provided, that, no Secured Party shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of Agent as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Secured Obligations and the termination or non-renewal of this Agreement; provided, further, that no Secured Party (nor any of its respective subsidiaries or affiliates) shall be liable for any indirect, special, punitive or consequential (including lost profits) damages.

(e) The powers conferred on Agent hereunder are solely to protect Agent’s interest (for the benefit of the Secured Parties) in the Collateral and shall not impose any duty upon it to exercise any such powers without the direction of the Required Secured Parties. Except for the exercise of good faith and of reasonable care in the accounting for monies actually received by Agent (on behalf of and for the benefit of the Secured Parties and Agent) hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property. Neither Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise. If the Grantor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the expenses of Agent incurred in connection therewith shall be payable by the Grantor under Section 12.

(f) The Secured Parties hereby irrevocably authorize Agent, with the consent of the Required Secured Parties, to submit a bid at a public or private sale in connection with the purchase of all or any portion of the Collateral, in which any of the Secured Obligations may be used and applied as a credit on account of the purchase price (a “credit bid”) and purchase at any such sale (either directly or through one or more entities established for such purpose) all or any portion of the Collateral on behalf of and for the benefit of the Secured Parties (but not as agent for any individual Secured Party or Secured Parties, unless the Secured Parties shall otherwise unanimously agree in writing). Each Secured Party agrees that it will not exercise any right that it might otherwise have to credit bid at any sales of all or any portion of the Collateral conducted under the provisions of the UCC, or the Bankruptcy Code, foreclosure sales or other similar dispositions of Collateral, unless such Secured Party offers each other Secured Party a bona fide opportunity to participate in such foreclosure sale or other similar dispositions of Collateral on a ratable basis and on the same terms as such Secured Party proposing such transaction.

SECTION 10. Remedies Upon Event of Default.

(a) If, and only if, any Event of Default shall have occurred and be continuing Agent may, in good faith, exercise in respect of the Collateral all rights and remedies provided for herein, including, without duplication, any rights or remedies provided for under the Purchase Agreement, the UCC or under other applicable law, in all relevant jurisdictions.

(b) If, and only if, any Event of Default shall have occurred and be continuing, Agent shall have the right (but not the obligation) to bring suit, in the name of Grantor, Agent or otherwise, to exercise Agent’s rights as a secured party with respect to any Collateral, in which event Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all documents required by Agent in aid of such enforcement. Grantor shall promptly, upon demand, reimburse and indemnify the Secured Parties and Agent as provided in Section 12 hereof in connection with the exercise of its rights under this Section 10.

SECTION 11. Application of Proceeds.

Except as expressly provided elsewhere in this Agreement, all proceeds net of enforcement expenses received by Agent, as applicable, in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied pro rata among the Secured Parties based on their portion of the outstanding amount of the Secured Obligations to satisfy such item or part of the Secured Obligations.

SECTION 12. Expenses.

Grantor agrees to pay to Agent upon demand the amount of any and all documented, reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel and of any experts, that Agent may reasonably and actually incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral during the continuance of an Event of Default, (ii) the preservation of or exercise or enforcement of any of the rights of Agent hereunder during the continuance of an Event of Default, or (iii) the failure by Grantor to perform or observe any of the provisions hereof, which failure, if reasonably capable of being cured within 30 days, continues without cure after such period.

SECTION 13. Continuing Security Interest; Termination.

This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the termination of the Purchase Agreement in accordance with Section 9.1 thereof, (b) be binding upon Grantor and its respective successors and assigns, and (c) inure, together with the rights and remedies of Agent hereunder, to the benefit of the Secured Parties and Agent and their respective successors, transferees and assigns. Upon termination of the Purchase

Agreement in accordance with Section 9.1 thereof, the security interest granted hereunder shall terminate and all rights to the Collateral shall revert to Grantor and Agent shall, at the expense of Grantor, execute such instruments of release and otherwise take such actions, or permit Grantor to take such actions, as Grantor may reasonably request to release the Collateral from the security interest granted hereby.

SECTION 14. Amendments.

(a) This Agreement or any term or provision hereof may not be amended, changed or modified except with the written consent of the Parties (in the case of Agent, acting upon the instruction of the Required Secured Parties) and the approval of such amendment, change or modification by each Party’s counsel. No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the Party against whom such waiver is sought to be enforced.

(b) No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

SECTION 15. Notices.

All notices, consents, waivers and other communications hereunder shall be in writing and shall be delivered in accordance with Section 10.2 of the Purchase Agreement.

SECTION 16. Severability.

If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, which shall remain in full force and effect, and the Parties shall replace such invalid, illegal or unenforceable provision with a new provision permitted by Applicable Law and having an economic effect as close as possible to the invalid, illegal or unenforceable provision. Any provision of this Agreement held invalid, illegal or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid, illegal or unenforceable.

SECTION 17. Headings and Captions.

The headings and captions in this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 18. Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the internal substantive laws of the State of New York, USA without giving effect to the rules thereof relating to conflicts of law thereof (other than Section 5-1401 of the General Obligations Law of the State of New York) and the obligations, rights and remedies of the Parties hereunder shall be determined in accordance with such laws. Each Party unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of New York, USA located in the County of New York and the Federal district court for the Southern District of New York located in the County of New York with respect to any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 18(a). Each Party hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

(b) Each Party hereby irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party hereto to serve process on the other Party in any other manner permitted by Applicable Law. Each of the Parties waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.

SECTION 19. Waiver of Jury Trial.

EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, SECURED PARTY OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

SECTION 20. Counterparts; Effectiveness.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

GRANTOR: SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

SCILEX PHARMACEUTICALS INC.

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and Secretary

[Signature Page to Security Agreement]

AGENT and SECURED PARTY:

EFSHAR HATAYA LTD

By:	/s/ Mark Lichtenstein
Name: Mark Lichtenstein
Title: Director

[Signature Page to Security Agreement]

SECURED PARTY:

ORAMED PHARMACEUTICALS INC

By:	/s/ Nadav Kidron
Name: Nadav Kidron
Title: President and Chief Executive Officer

By:	/s/ Josh Hexter
Name: Josh Hexter
Title: Chief Business and Operating Officer

[Signature Page to Security Agreement]

SECURED PARTY:

3I, LP

By:	/s/ Maier J. Tarlow
Name:	Maier J. Tarlow
Title:	Manager On Behalf Of 3i Management LLC, The GP of 3i LP

[Signature Page to Security Agreement]

Exhibit 10.3

Execution Version

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of February 28, 2025, by and between EFSHAR HATAYA LTD, a Marshall Islands corporation, in its capacity as agent for itself and the other Royalty Secured Parties (as defined below) (together with its successors and assigns, “Royalty Agent”), and SCILEX HOLDING COMPANY, a Delaware corporation (“Scilex”) and SCILEX PHARMACEUTICALS INC., a Delaware corporation (collectively with Scilex, the “Debtor”), and ACQUIOM AGENCY SERVICES LLC, a Colorado limited liability company, as the collateral agent (in such capacity, together with its successors and assigns and as more specifically defined below, “Note Agent”) for the Note Secured Parties (as defined below).

RECITALS

1. WHEREAS, Debtor and the Purchasers (as defined in the Royalty Purchase Agreement) party thereto (the “Royalty Purchasers” and together with Royalty Agent, the “Royalty Secured Parties”) have entered into that certain Purchase and Sale Agreement, dated as of February 28, 2025 (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Royalty Purchase Agreement”), under which the Purchasers (as defined in the Royalty Purchase Agreement) have agreed to purchase, acquire and accept from the Debtor, the Purchased Receivables (as defined in the Royalty Purchase Agreement). As security for the due performance and payment of all of Debtor’s obligations to the Royalty Secured Parties under the Royalty Purchase Agreement, Debtor has granted to Royalty Agent for the benefit of the Royalty Secured Parties, a security interest in and to the Royalty Priority Collateral pursuant to that certain Security Agreement, dated as of the date hereof by and between Debtor and Royalty Agent (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Royalty Security Agreement”);

2. WHEREAS, pursuant to the applicable Securities Purchase Agreement (as defined below) the Note Holders (as defined below) have purchased promissory notes from Scilex evidenced by the Notes (as defined below);

3. WHEREAS, the Debtor and its subsidiaries and Note Agent have entered into that certain Amended and Restated Security Agreement dated as of October 8, 2024 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Note Security Agreement”) which secures the prompt payment, performance and discharge in full of (i) all of the Debtor’s obligations under the Notes and (i) the Debtor’s and the other guarantors’ obligations under the Tranche A Note Guarantee; and

5. WHEREAS, the Royalty Obligations are intended to be secured by first priority liens on the Royalty Priority Collateral, and the Note Obligations are intended to be secured by first priority liens on the Note Priority Collateral and second priority liens on the Royalty Priority Collateral, such priorities and related rights to be established by this Agreement.

1

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged and stipulated to by all parties hereto, Royalty Agent, Debtor, and Note Agent covenant and agree as set forth below.

1. Definitions. The following capitalized terms shall have the meanings set forth below for purposes of this Agreement.

a.	“Additional Tranche A Note” has the meaning set forth in the Tranche A Note.

b.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act. “Affiliated” has a meaning correlative thereto.

c.

“Collateral Actions” means (i) to ask, demand or sue for, or to pursue, take or receive from Debtor or any obligor in respect of the Royalty Obligations on any of the Royalty Priority Collateral, any payment, value, money or other proceeds of any of the Royalty Priority Collateral, or (ii) to pursue or prosecute any right or remedy which Note Agent may have as a secured party or otherwise in respect of any of the Royalty Priority Collateral.

d.	“Insolvency Event” means the following:

i.

Debtor commences any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Debtor making a general assignment for the benefit of its creditors; or

ii.

there is commenced against Debtor any case, proceeding or other action of a nature referred to in Clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or

iii.

there is commenced against Debtor any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for such relief and which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry of such order; or

iv.	Debtor takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in any of clauses (i), (ii), or (iii) above; or

v.	Debtor is not paying, or is unable to pay, or admits in writing its inability to pay, its debts as they become due.

e.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

f.	“Note” and “Notes” means individually and collectively, as the case may be, the Tranche A Notes and the Tranche B Notes outstanding on any date of determination.

g.	“Note Agent” has the meaning set forth in the preamble.

h.

“Note Collateral” means all assets, whether now owned or hereafter acquired by Debtor, in which a Lien is granted or purported to be granted at any time by Debtor to any Note Secured Party as security for any Note Obligation.

i.	“Note Documents” means the Notes, the Tranche A Note Guarantee and the Note Security Agreement.

j.	“Note Guarantee” has the meaning set forth in the recitals hereto.

k.	“Note Holder” and “Note Holders” means, individually and collectively, a holder of any Notes.

l.	“Note Obligations” means all “Obligations” as defined in the Note Security Agreement.

m.	“Note Priority Collateral” means all Note Collateral except for Royalty Priority Collateral.

n.	“Note Secured Parties” means, collectively the Note Agent and the Note Holders.

o.	“Note Security Agreement” has the meaning set forth in the recitals hereto.

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p.

“Person” shall mean an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, a limited liability company, a limited liability partnership or other entity, or a government or any agency, instrumentality or political subdivision thereof.

q.

“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform commercial Code, with respect to the Royalty Priority Collateral, and (b) whatever is recoverable or recovered when any Royalty Priority Collateral is sold, exchanged, collected or disposed of, whether voluntarily or involuntarily.

r.

“Related Fund” means, any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities that is administered or managed by (i) a Royalty Secured Party, (ii) an Affiliate of a Royalty Secured Party or (iii) an entity or an Affiliate of an entity that administers or manages a Royalty Secured Party.

s.

“Royalty Obligations” means all obligations, liabilities and indebtedness of every nature of Debtor from time to time owed to the Royalty Secured Parties under the Royalty Purchase Agreement, including, without limitation, Covered Product Revenue Payments (as defined in the Royalty Purchase Agreement), fees, costs, expenses, other payments, indemnification obligations, whether primary or secondary, direct or indirect, contingent or fixed, joint or several, matured or unmatured or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the commencement of an Insolvency Event (including, without limitation, interest or other charges accruing thereon after an Insolvency Event, without regard to whether or not such interest or other charges are allowed claims).

t.	“Royalty Priority Collateral” means all of the “Collateral” as defined in the Royalty Security Agreement as in effect on the date hereof.

u.	“Royalty Purchase Agreement” has the meaning set forth in the recitals hereto.

v.	“Royalty Security Agreement” has the meaning set forth in the recitals hereto.

w.	“Securities Purchase Agreements” means, collectively, the Tranche A SPA and Tranche B SPA. “Securities Purchase Agreement” means either of the foregoing as the context may require.

x.	“Tranche A Notes” means, collectively, (i) the Debtor’s Tranche A Senior Secured Promissory Note due December 31, 2025, in the original principal

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amount of $101,875,000.00 in favor of Oramed Pharmaceuticals Inc. and (ii) any Additional Tranche A Notes.

y.

“Tranche A Note Guarantee” means that certain Subsidiary Guarantee, dated as of September 21, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”), by and among the subsidiaries of Debtor have jointly and severally agreed to guarantee and act as surety for payment of such Tranche A Notes and any Additional Tranche A Notes; and

z.	“Tranche B Notes” means, collectively, the notes issued under the Tranche B SPA.

aa.

“Tranche A SPA” means the Securities Purchase Agreement dated as of September 21, 2023, by and among the Debtor and the purchasers party thereto, under which the Tranche A Notes are issued (as amended, restated, supplemented or otherwise modified from time to time).

bb.

“Tranche B SPA” means the Securities Purchase Agreement dated as October 7, 2024, by and among the Debtor and the purchasers party thereto, under which the Tranche B Notes are issued (as amended, restated, supplemented or otherwise modified from time to time).

cc.	“Uniform Commercial Code” means the Uniform Commercial Code, as amended, as in effect in the State of New York as of the date of this Agreement.

2.	Acknowledgement of Lien; Lien Priority; Prohibition on Contesting Liens; No New Liens.

a.

Royalty Agent (on behalf of the Royalty Secured Parties) hereby agrees and acknowledges that Note Agent, for the benefit of itself and the Note Secured Parties, has been granted a first priority Lien upon the Note Priority Collateral, and hereby consents thereto. Note Agent (on behalf of the Note Secured Parties) hereby agrees and acknowledges that (i) Royalty Agent (on behalf of itself and the Royalty Secured Parties) has been granted a first priority Lien upon the Royalty Priority Collateral, and hereby consents thereto and (ii) notwithstanding anything to the contrary contained herein, in any Note Document or any Royalty Document, no Note Secured Party shall have any security interest or other claim whatsoever to the Purchased Receivables as defined in the Royalty Purchase Agreement.

b.

Note Agent (on behalf of the Note Secured Parties) hereby agrees that all of its rights and interest with respect to the Royalty Priority Collateral shall be in all respects subject and subordinate to the rights of Royalty Agent and the Royalty Secured Parties with respect to the Royalty Priority Collateral in connection with and on account of the Royalty Obligations. The foregoing subordination in the preceding sentence in respect of the Royalty Priority Collateral shall be irrespective of (i) the time, order, manner or method of creation, attachment or perfection of the

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respective security interests, liens or other rights granted to any Note Secured Party or any Royalty Secured Party, (ii) the time or manner of the filing of their respective financing statements, (iii) whether Note Agent or Royalty Agent or any Note Secured Party or Royalty Secured party or any bailee or agent of any party holds possession of any or all of such Royalty Priority Collateral, (iv) the dating, execution or delivery of any agreement, document or instrument granting Note Agent, any Note Secured Party or Royalty Agent or any Royalty Secured Party security interests or liens in or on any or all of the Royalty Priority Collateral, and (v) any provision of the Uniform Commercial Code or any other applicable law to the contrary.

c.

Note Agent (on behalf of the Note Secured Parties) agrees to refrain from challenging the validity, enforceability, priority or perfection of Royalty Agent’s and the Royalty Secured Parties’ security interests in the Royalty Priority Collateral, whether in a proceeding under the United States Bankruptcy Code involving Debtor as a debtor, or otherwise. Royalty Agent (on behalf of the Royalty Secured Parties) agrees to refrain from challenging the validity, enforceability, junior priority or perfection of Note Agent’s and the Note Secured Parties’ security interests in the Royalty Priority Collateral, whether in a proceeding under the United States Bankruptcy Code involving Debtor as a debtor, or otherwise. Royalty Agent (on behalf of the Royalty Secured Parties) agrees to refrain from challenging the validity, enforceability, priority or perfection of Note Agent’s security interests in the Note Priority Collateral, whether in a proceeding under the United States Bankruptcy Code involving Debtor as a debtor, or otherwise.

d.

Until the Note Obligations have been paid in full, Royalty Agent shall not acquire or hold any Lien on any Note Priority Collateral. If Royalty Agent shall (nonetheless and in breach hereof) acquire or hold any Lien on any Note Priority Collateral, then Royalty Agent shall, without the need for any demand from Note Agent and notwithstanding anything to the contrary in the Royalty Purchase Agreement, as soon as practicable (i) notify Note Agent in writing of the existence of such Lien and (ii) take all steps necessary to fully and unconditionally release such Lien.

e.

Note Agent (on behalf of the Note Secured Parties) acknowledges that the transactions under the Royalty Purchase Agreement are ongoing, and if the Royalty Obligations at any time are $0.00 it does not necessarily mean the Royalty Obligations are paid in full or that Royalty Agent or any Royalty Secured Party is no longer obligated to make the purchases from Debtor under the Royalty Purchase Agreement. Royalty Agent and Debtor agree to provide prompt notice to Note Agent of the occurrence of the termination of the Royalty Purchase Agreement under Section 9.1(a) of the Royalty Purchase Agreement, at which point (i) the Liens of Royalty Agent shall be automatically released and terminated in accordance therewith and (ii) Royalty Agent agrees to execute and deliver such additional documents, filings, releases and other instruments as the Debtor or Note Agent may reasonably require to carry out the terms of this Section 2(e) at the Debtor’s expense; provided however, that if the Royalty Obligations are for any

6

reason reinstated after such termination or the payment thereof is avoided, subordinated, recharacterized or set aside for any reason, the Liens of the Royalty Agent and the Royalty Secured Parties shall be automatically reinstated and the terms of this Agreement shall also automatically be reinstated in full and the parties agree to be bound thereby.

3.	Restrictions on Subordination Obligations. Notwithstanding the terms of the Note Documents, Debtor and Note Agent agree as follows:

a.	[Reserved].

b.

Subject to the penultimate paragraph of this Section 3, until the Royalty Obligations are paid in full and the Royalty Purchase Agreement is terminated, no Note Secured Party will take any Collateral Actions, regardless of whether such Collateral Actions relate to the Note Obligations or any other indebtedness that is outside the definition of Note Obligations, with respect to the Royalty Priority Collateral.

c.	[Reserved].

d.

Royalty Agent may take any and all actions deemed necessary or advisable to Royalty Agent in its reasonable discretion, and as permitted by law or the Royalty Purchase Agreement, to enforce, realize on, or liquidate its security interest in the Royalty Priority Collateral without any liability to Note Agent or any Note Secured Party.

e.

Notwithstanding anything contained herein to the contrary, following Debtor’s failure to pay the Covered Product Revenue Payments in full to the Royalty Purchasers on two consecutive Royalty Payment Dates (the “Royalty Payment Default”), if Royalty Agent has not commenced the exercise of remedies during a period in excess of ninety (90) days after the occurrence of the Royalty Payment Default, or if Royalty Agent thereafter fails to diligently prosecute such exercise of remedies, Note Agent may exercise its remedies under and with respect to the Royalty Priority Collateral under the Note Documents; provided, however, an enforcement of Note Agent’s remedies in accordance herewith shall not effect, waive or otherwise modify the terms of this Agreement.

f.

For the avoidance of doubt, and notwithstanding anything to contrary contained herein, (i) nothing in Section 2 or this Section 3 shall restrict or prohibit any actions of the Note Secured Parties with respect to the Note Priority Collateral and (ii) Royalty Agent acknowledges and agrees that until the payment in full of the Note Obligations the Note Secured Parties shall have the sole right to exercise or refrain from exercising rights and remedies with respect to the Note Priority Collateral (but the Note Secured Parties shall have no obligation to exercise any such rights and remedies) and Royalty Agent shall have no lien on any Note Priority Collateral and no right to exercise any rights and remedies with respect to the Note Priority Collateral.

4.	[Reserved].

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5.

Application of Proceeds. Whether or not any Insolvency Event has been commenced by or against Debtor, Royalty Agent and Note Agent hereby agree that all Royalty Priority Collateral, and all Proceeds thereof, shall be applied as follows:

first, to the payment of costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of Royalty Agent;

second, to the payment of the Royalty Obligations in accordance with the Royalty Purchase Agreement until the Royalty Obligations are paid in full;

third, to the payment of the Note Obligations until the Note Obligations are paid in full; and

fourth, the balance, if any to the Debtor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

6.

Payments Held in Trust. Until such time as the Royalty Obligations are paid in full and the Royalty Purchase Agreement is terminated, if Note Agent or any Note Secured Party receives Royalty Priority Collateral proceeds, Note Agent agrees to segregate and hold such payment in trust for the benefit of Royalty Agent and agrees to immediately deliver the payment to Royalty Agent in precisely the same form received (but with the endorsement of Note Agent where necessary) for application on account of the Royalty Obligations.

7.	[Reserved].

8.

Control Agreements. Note Agent agrees enter control agreements with Royalty Agent as first lien creditor and Note Agent as second lien creditor for a segregated deposit account of the Debtor for the purpose of receiving payments owed to Debtor in respect of the Covered Products (as defined in the Royalty Purchase Agreement).

9.	[Reserved].

10.

Insolvency Event. The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of an Insolvency Event. Without limiting the foregoing, following the commencement of an Insolvency Event involving the Debtor, the provisions of this Agreement shall continue to govern the relative rights and priorities of Note Agent and the other Note Secured Parties and Royalty Agent and the other Royalty Secured Parties even if all or part of their respective liens or security interests are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Insolvency Event. In any Insolvency Event, (i) no Note Secured Party (in its capacity as a Note Secured Party) shall (a) seek or support debtor-in-possession financing to be secured by all or any portion of the Royalty Priority Collateral (such financing, “Royalty DIP Financing”), other than as may be provided by Royalty Secured Parties in compliance with this Section 10, (b) oppose any debtor-in-possession financing to be secured by all or any portion of the Royalty Priority Collateral proposed to be provided by Royalty Secured Parties that complies with this Section 10, (c) object to any request by any Royalty Secured Party for adequate protection for the post-petition use of cash collateral that constitutes Royalty Priority

8

Collateral, in each case, so long as Note Agent retains its Lien on the Royalty Priority Collateral to secure the Note Obligations (in each case, including proceeds thereof arising after the commencement of any Insolvency Event), and, as to the Note Priority Collateral only, such Lien has the same priority as existed prior to the commencement of such Insolvency Event and any Lien securing such Royalty DIP Financing is junior and subordinate to the Note Agent’s Lien on the Note Priority Collateral or (d) object to any Royalty DIP Financing if the aggregate principal amount of such Royalty DIP Financing, together with any “Royalty DIP Financing” as defined under that certain Subordination Agreement, dated as of October 8, 2024, by and among Acquiom Agency Services LLC, Scilex Pharmaceuticals Inc. and Efshar Hataya Ltd, does not exceed $25,000,000 and is in compliance with this Section 10, (ii) no Royalty Secured Party (in such capacity) shall (a) seek or support debtor-in-possession financing to be secured by all or any portion of the Note Priority Collateral (such financing, “Term Loan DIP Financing”) on a senior or pari passu basis with the Lien of the Note Agent on the Note Priority Collateral, other than as may be provided by the Note Secured Parties in compliance with this Section 10, (b) oppose any debtor-in-possession financing to be secured by all or any portion of the Note Priority Collateral proposed to be provided by the Note Secured Parties that complies with this Section 10 or (c) object to any request by any Note Secured Party for adequate protection for the post-petition use of cash collateral that constitutes Note Priority Collateral, in each case, so long as any Lien on the Royalty Priority Collateral securing such Term Loan DIP Financing is junior and subordinate to the Royalty Agent’s Lien on the Royalty Priority Collateral. Notwithstanding anything to the contrary contained herein, any Royalty Secured Party (or group of Royalty Secured Parties or any of their Affiliates or Related Funds) may propose Royalty DIP Financing in accordance with the terms hereunder only if each other Royalty Secured Party is offered the ability to participate in such Royalty DIP Financing on a pro rata basis in accordance with their share of the outstanding Royalty Obligations on the same terms as the Royalty Secured Parties proposing such Royalty DIP Financing.

11.

Liquidation. In the event of the liquidation or sale of the assets of the Debtor, by reason of dissolution or bankruptcy, or by appointment of a receiver, or by other legal proceeding, all amounts received by any person from the liquidation of the Royalty Priority Collateral shall be paid first to Royalty Agent to be applied to the Royalty Obligations in accordance with Section 5.

12.

Waivers. Note Agent hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Royalty Agent to marshal any Royalty Priority Collateral of the Debtor for the benefit of Note Agent. Royalty Agent hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Note Agent to marshal any Note Priority Collateral of the Debtor for the benefit of Royalty Agent. Note Agent also hereby waives, to the extent permitted by applicable law, any rights it may have to enjoin or otherwise obtain a judicial or administrative order preventing Royalty Agent from taking, or refraining from taking, any action with respect to all or any part of the Royalty Priority Collateral. Without limiting the foregoing, Note Agent hereby agrees that until the Royalty Obligations are paid in full and the Royalty Purchase Agreement is terminated: (a) it has no right to direct or object to the manner in which Royalty Agent applies the proceeds of the Royalty Priority Collateral

9

resulting from the exercise by Royalty Agent of its rights and remedies under the Royalty Purchase Agreement and (b) that Royalty Agent has not assumed any obligation to act as the agent for Note Agent with respect to the Royalty Priority Collateral.

13.

Amendments in Writing. No waiver shall be deemed to have been made by any party to this Agreement of any or all of its rights under this Agreement unless the same shall be in writing and duly signed by its duly authorized signatories, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of any party to this Agreement in any other respect at any time. No executory agreement shall be effective to change, modify or discharge, in whole or in part, this Agreement, unless such executory agreement is in writing and duly signed by the duly authorized officers of each party to this Agreement.

14.

Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, and shall be binding upon the undersigned and the respective successors and assigns of the undersigned. The parties hereby consent to the jurisdiction of the state and federal courts located in New York, New York for any dispute arising out of this Agreement. There are no third-party beneficiaries to this Agreement. Each of the parties to this Agreement hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise arising out of, connected with or related to or in connection with this Agreement. Instead, any dispute resolved in court will be resolved in a bench trial without a jury. No finding of invalidity of any provision of this Agreement shall affect the continuing validity of all other provisions of this Agreement. This Agreement may be executed in one or more counterparts, each of which for all purposes shall be deemed an original. This Agreement shall not be construed against any party by reason of such party having drafted this Agreement.

15.

Notices. Any written notice or other written communication to be given under this Agreement shall be mailed or electronically mailed (“email”) to each party at its address, or email address, as applicable, set below, or to such other address or email address a party may specify in writing by notice to the other parties. Except as otherwise expressly provided herein, any such notice sent via (i) mail or overnight courier shall be effective upon receipt, or (ii) email shall be effective when sent to a valid email address as set forth below, with a request for acknowledgment of receipt and such acknowledgement has been received by sender.

If to Note Agent, at:

Acquiom Agency Services LLC

950 17th Street, Suite 1400

Denver Colorado 80202

Email: bcesari@srsacquiom.com

With copies to (which

shall not constitute notice):

10

Oramed Pharmaceuticals Inc.

1185 Avenue of the Americas, Third Floor

New York, NY 10036

Attn: Nadav Kidron

Avi Gabay

Telephone: +972-2-566-0001

Email: nadav@oramed.com

avi@oramed.com

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Attention: Phil Kaminski

Telephone: 212-969-3511

Email: pkaminski@proskauer.com

Murchinson Ltd

145 Adelaide Street West, 4th Floor

Toronto, ON M5H 4E5

Attention: Joshua Fenttiman

Email: jfenttiman@murchinsonltd.com

Morgan, Lewis & Bockius LLP

2222 Market Street

Philadelphia, PA 19103

Attention: Andrew R. Mariniello

Email: andrew.mariniello@morganlewis.com

If to the Debtor, at:

Scilex Holding Company

960 San Antonio Road

Suite 100

Palo Alto, CA 94303

Attention: Stephen Ma

Email: sma@scilexholding.com

With copies to (which

shall not constitute notice):

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Elizabeth Razzano

Telephone: (650) 320-1895

Email: elizabethrazzano@paulhastings.com

11

If to Royalty Agent, at:

Efshar Hataya Ltd

c/o Murchinson Ltd

145 Adelaide Street West, 4th Floor

Toronto, ON M5H 4E5

Attention: Joshua Fenttiman

Email: jfenttiman@murchinsonltd.com

With copies to (which shall not constitute notice):

Morgan, Lewis & Bockius LLP

2222 Market Street

Philadelphia, PA 19103

Attention: Andrew R. Mariniello

Email: andrew.mariniello@morganlewis.com

16. Notices of Default.

a.

Debtor shall, within two (2) business days of its receipt of any default notice under the Royalty Purchase Agreement, provide a copy of such notice to Note Agent. Debtor shall, within two (2) business days of its receipt of any default notice under the Note or the documents governing its affiliate’s obligations guaranteed thereby, provide a copy of such notice to Royalty Agent.

[Signature Page Follows]

12

IN WITNESS WHEREOF, the parties have executed or caused this Subordination Agreement to be executed as of the day and year first above-written.

NOTE AGENT:

ACQUIOM AGENCY SERVICES LLC, a Colorado limited liability company

By:	/s/ Beth Cesari
Name:	Beth Cesari
Title:	Exec Director

ROYALTY AGENT:

EFSHAR HATAYA LTD, a Marshall Islands corporation

By:	/s/ Mark Lichtenstein
Name:	Mark Lichtenstein
Title:	Authorized Signatory

DEBTOR:

SCILEX HOLDING COMPANY, a Delaware corporation

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

SCILEX PHARMACEUTICALS INC., a Delaware corporation

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and Secretary

Exhibit 10.4

Final Form

AMENDMENT NO. 1 TO

PURCHASE AND SALE AGREEMENT

This AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT, dated as of February 28, 2025 (this “Amendment”), amends that certain PURCHASE AND SALE AGREEMENT (the “Purchase and Sale Agreement”), dated as of October 8, 2024, by and among SCILEX PHARMACEUTICALS INC., a Delaware corporation (the “Seller”), SCILEX HOLDING COMPANY, a Delaware corporation (the “Seller Parent”, and together with the Seller, the “Seller Parties”), EFSHAR HATAYA LTD, a Marshall Islands corporation (“Murchinson”) Oramed Pharmaceuticals Inc., a Delaware corporation (“Oramed”) and 3I, LP, a Delaware limited partnership (“3i”, and, together with Murchinson and Oramed, collectively, the “Purchasers”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein and defined in the Purchase and Sale Agreement shall be used herein as therein defined.

RECITALS

A. Purchasers desire to enter into a Purchase and Sale Agreement, dated as of February 28, 2025 (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “2025 Purchase Agreement”), under which the Purchasers have agreed to purchase, acquire and accept from the Seller Parties, the Purchased Receivables (as defined in the 2025 Purchase Agreement).

B. To further carry out the intent of the parties pursuant to the 2025 Purchase Agreement, the Purchasers and the Seller Parties wish to amend the Purchase and Sale Agreement as provided herein.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. AMENDMENTS. Effective as of the Amendment Time (as defined below), the Purchase and Sale Agreement is hereby amended as follows:

(a) The first sentence of Section 10.3 of the Purchase and Sale Agreement is hereby amended and restated in its entirety as follows (where applicable, language being inserted is evidenced by bold and underline formatting, indicated textually in the same manner as the following example: bold and underline formatting):

“Successors and Assigns. The Seller Parties shall not be entitled to assign any of their rights or delegate any of their obligations under this Agreement without the prior written consent of the Purchasers, except the Seller Parties shall be entitled to assign any of their rights or delegate any of their obligations under this Agreement without the prior written consent of the Purchasers if the Seller Parent receives a commitment, contingent upon an asset purchase of Covered Products, that would allow Seller Parent to pay in full all obligations owed under the Debt Instruments, provided that such purchaser of Covered Products agrees to assume all of Seller Parties’ obligations under this Agreement.”

(b) Section 1.1 of the Purchase and Sale Agreement is hereby amended by adding the definition of “Debt Instruments” as follows:

““Debt Instruments” means collectively, (i) those certain Tranche B Senior Secured Convertible Notes, dated as of October 8, 2024, (as amended, supplemented or modified from time to time), issued pursuant to that certain Securities Purchase Agreement, dated as of October 7, 2024, between Scilex Holding Company, each investor listed on the applicable schedule of buyers, and Acquiom Agency Services LLC, a Colorado limited liability company and (ii) that certain Senior Secured Promissory Note, dated as of September 21, 2023, issued by Scilex Holding Company to Oramed Pharmaceuticals Inc. (as amended, supplemented or modified from time to time).”

2. CONDITIONS TO EFFECTIVENESS. This amendment shall become effective upon the satisfaction of the following conditions (the “Amendment Time”):

(a) Receipt by the Purchasers of a copy of this Amendment, duly executed and delivered by each Party hereto;

(b) Receipt by the Purchasers of a copy of the 2025 Purchase and Sale Agreement duly executed and delivered by each of Scilex Holding Company and Scilex Pharmaceuticals Inc., as the seller parties, and Efshar Hataya Ltd, 3i, LP, and Oramed Pharmaceuticals Inc., as the purchasers in respect of Gloperba, Elyxyb, and any related, improved, successor, replacement and/or varying dosage forms of the foregoing;

(c) Receipt by the Purchasers of a copy of the 2025 Security Agreement, duly executed and delivered by each party thereto;

(d) Receipt by the Purchasers of the February 2025 Tranche A Consent; and

(e) Receipt by the Purchasers of the February 2025 Tranche B Consent.

3. MISCELLANEOUS

(a) Acknowledgement; Reaffirmation of Obligations; Consent. The Purchasers and Seller Parties hereby confirm and agree that following the Amendment Time, except as set forth in Section 1 above, the Purchase and Sale Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

(b) References. From and after the Amendment Time all references in the Purchase and Sale Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Purchase and Sale Agreement shall mean the Purchase and Sale Agreement as amended or modified hereby.

(c) The provisions of Section 10.2 of the Purchase and Sale Agreement are incorporated herein by reference mutatis mutandis.

(d) Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by .pdf via email transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such .pdf via email signature were the original thereof.

(e) Successors and Assigns. This Amendment shall be binding upon and inure for the benefit of each of the Parties and their respective successors and permitted assigns.

[The remainder of the page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the day and year first above written.

SELLER PARTIES:

SCILEX PHARMACEUTICALS INC., a Delaware corporation

By:	/s/ Jaisim Shah
	Name:	Jaisim Shah
	Title:	Chief Executive Officer and Secretary

SCILEX HOLDING COMPANY, a Delaware corporation

By:	/s/ Jaisim Shah
	Name:	Jaisim Shah
	Title:	Chief Executive Officer and President

[Signature Page to Amendment to Purchase and Sale Agreement]

PURCHASER:

EFSHAR HATAYA LTD

By:	/s/ Mark Lichtenstein
	Name:	Mark Lichtenstein
	Title:	Director

[Signature Page to Amendment to Purchase and Sale Agreement]

PURCHASER:

3I, LP

By:	/s/ Maier J. Tarlow
	Name:	Maier J. Tarlow
	Title:	Manager On Behalf Of 3i Management LLC, The GP of 3i LP

[Signature Page to Amendment to Purchase and Sale Agreement]

PURCHASER:

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
	Name:	Nadav Kidron
	Title:	President and Chief Executive Officer

By:	/s/ Josh Hexter
	Name:	Josh Hexter
	Title:	Chief Business and Operating Officer

[Signature Page to Amendment to Purchase and Sale Agreement]

Exhibit 10.5

Execution Version

GLOPERBA LICENSE AGREEMENT

dated as of February 28, 2025

by and between

SCILEX HOLDING COMPANY, SCILEX PHARMACEUTICALS INC.,

as the Licensor Parties

and

ROYALTYVEST LTD.

as Licensee

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ii

Exhibits

Exhibit A:	Licensed Patents
Exhibit B:	Licensed Marks
Exhibit C:	Licensor Territory

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GLOPERBA LICENSE AGREEMENT

This GLOPERBA LICENSE AGREEMENT (this “Agreement”), dated as of February 28, 2025 (the “Effective Date”), is by and between SCILEX HOLDING COMPANY, a Delaware corporation (“Licensor”) and SCILEX PHARMACEUTICALS INC., a Delaware corporation (“Licensor Subsidiary”, and together with Licensor, the “Licensor Parties”), on the one hand, and ROYALTYVEST LTD., a British Virgin Islands corporation (“Licensee”), on the other.

W I T N E S S E T H:

WHEREAS, the Licensor Parties hold certain assets and rights relating to the Products;

WHEREAS, on January 2, 2025, Licensor entered into a deferral and consent letter with each of (i) Nomis Bay Limited, a Bermuda limited company (“Nomis”), and BPY Limited, a Bermuda limited company (“BPY”) (the “Nomis Bay Consent”), (ii) Oramed Pharmaceuticals Inc., a Delaware corporation (“Oramed”) (the “Oramed Consent”) and (iii) 3i, LP, a Delaware limited partnership (“3i”, and together with Nomis, BPY, and Oramed, collectively, the “Tranche B Noteholders”) (the “3i Consent” and, together with the Nomis Bay Consent and the Oramed Consent, the “Tranche B Consents”), respectively, pursuant to which the Tranche B Noteholders agreed to defer Licensor’s obligation to make the certain amortization payments until January 31, 2025; and

WHEREAS, the Tranche B Consents provide for additional deferrals upon, among other things, the grant of certain exclusive rights (all as more fully described in the Tranche B Consents) and this Agreement is intended to effectuate such grant (on such terms as set forth herein).

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties covenant and agree as follows:

ARTICLE I

DEFINED TERMS AND RULES OF CONSTRUCTION

Section 1.1 Defined Terms . The following terms, as used herein, have the following respective meanings, and grammatical variations have corresponding meanings:

“Adverse Event” means any unwanted or harmful medical occurrence in a patient or subject who is administered a Product, including any undesirable sign (including abnormal laboratory findings of clinical concern).

“Affiliate” means, with respect to any designated Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such designated Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Equity Interests, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble.

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“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities applicable to such Person, the conduct of its business, or any of its properties, products or assets.

“Applicable Percentage” means fifty percent (50%).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Applicable Law to remain closed.

“CMO” has the meaning set forth in Section 6.1(a).

“Commercialization” means, with respect to the Product, any and all processes and activities directed to selling, offering for sale (including any application for marketing and pricing and reimbursement approvals), distributing, detailing, marketing, advertising, promoting, packaging, storing, transporting, distributing, importing, and other commercial exploitation activities; provided, however, that Commercialization shall exclude Development and Manufacturing activities (including manufacturing activities related to Commercialization). “Commercialize” and “Commercializing” shall have their correlative meanings.

“Commercially Reasonable and Diligent Efforts” means, measured objectively from the perspective of a prudent executive in the pharmaceutical industry, deploying those efforts and resources necessary and useful to obtain the stated objective without consideration of the economic impact of any payment obligations under this Agreement and includes expenditures of amounts typical to achieve the obligation, delegating to Third Parties such obligation solely as is prudent, and is limited only as to the absence of an obligation not to take unreasonable, unwarranted or impractical efforts and expenditures of time and money out of all proportion to economic reality. For the avoidance of doubt, Commercially Reasonable and Diligent Efforts may not and, as a covenant, shall not include consideration of other products or projects of the obligor and/or the potential impact on the short term economic status of the obligor. Both Parties agree the foregoing standard is not vague.

“Compliance Laws” means all Applicable Laws relating to (a) the prevention of bribery, corruption, fraud, or improper payments, money laundering or counter-terrorist financing or (b) export controls, economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Governmental Authority.

“Confidential Information” has the meaning set forth in Section 11.1.

“Contract” means any mortgage, indenture, lease, contract, covenant, arrangement, instrument, commitment, purchase order, license, or agreement of any kind, whether oral or written.

“Control” (including any variations such as “Controlled” and “Controlling”), in the context of Intellectual Property Rights, data and/or other information or assets, means that such Party owns or possesses rights to such Intellectual Property Rights, data and/or other information or assets, as applicable, sufficient to grant the applicable license or sublicense under this Agreement, without violating the terms of an agreement with a Third Party.

“Development” means pre-clinical and clinical research and drug development activities, including but not limited to toxicology, pharmacology, statistical analysis, clinical studies (including pre-

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and post-approval studies), regulatory affairs, and regulatory activities pertaining to designing and carrying out clinical studies and obtaining Regulatory Approvals (excluding regulatory activities directed to obtaining pricing and reimbursement approvals). “Develop” and “Developing” shall have their correlative meanings.

“Disclosing Party” has the meaning set forth in Section 11.1.

“Dollar” or the sign “$” means United States dollars.

“Equity Interests” means, with respect to any Person, all of the (a) shares of capital stock of (or other ownership or profit interests in) such Person, (b) warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, (c) securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and (d) other ownership or profit interests in such Person (including partnership, member, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Exploit” and “Exploitation” means, with respect to a product such as a Product, the research, study, development, formulation, processing, engineering, manufacture, testing, seeking and obtaining Regulatory Approval, use, sale, offer for sale (including marketing and promotion) and distribution (including importing, exporting, transporting, customs clearance, warehousing, invoicing, storage, handling and delivering) or other commercialization of such product.

“FDA” means the U.S. Food and Drug Administration and any successor agency thereto.

“Field” means the prevention, diagnosis, treatment, or cure of any disease, state, condition, or other indication in humans.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials, including, as applicable (a) as set forth in the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for trials on medicinal products in the applicable territory, (b) the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto, (c) U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), as may be amended from time to time, or (d) the equivalent Applicable Laws in the applicable territory, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

“Gloperba” means the liquid formulation(s) of colchicine currently known as “Gloperba” and any other pharmaceutical product comprising the foregoing as an active pharmaceutical ingredient.

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“Gloperba License Agreement” means the License and Commercialization Agreement, dated as of June 14, 2022, by and between RxOmeg Therapeutics LLC (“Romeg”) and Licensor, as amended by that certain First Amendment to License and Commercialization Agreement, dated January 16, 2025, by and between Romeg and Licensor, as may be further amended or restated from time to time.

“GLP” means all applicable Good Laboratory Practice standards, including, as applicable, as set forth in the then current good laboratory practice standards promulgated or endorsed by the U.S. Food and Drug Administration as defined in 21 C.F.R. Part 58, or the equivalent Applicable Laws in the applicable territory, each as may be amended and applicable from time to time.

“GMP” means good manufacturing practices and standards for the production of drugs promulgated or endorsed by the FDA, as set forth in 21 C.F.R. Parts 210, 211, 600 through 680, 820, and 1271, as applicable, or comparable regulatory standards promulgated by any other Governmental Authority in the applicable territory.

“Governmental Authority” means the government of any other nation or any political subdivision thereof, whether state or local, and any agency, authority (including supranational authority), commission, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including each patent office, the FDA and any other government authority in any country.

“In-License” means each license, settlement agreement or other agreement or arrangement between Licensor or any of its Affiliates and any Third Party pursuant to which Licensor or any of its Affiliates obtains a license or sublicense or a covenant not to sue or similar grant of rights to any patents or other intellectual property rights of such Third Party that is necessary for the Exploitation of a Product in the Field in the Licensee Territory. Without limiting the foregoing, the Gloperba License constitutes an In-License.

“Intellectual Property Rights” means any and all of the following: (a) Patents, (b) all rights in Know-How, (c) all rights in Trademarks, and (d) all other forms of intellectual property or proprietary rights of any kind in any jurisdiction throughout the world.

“Joint Commercialization Committee” or “JCC” means the joint commercialization committee, comprising representatives of Licensor and Licensee, described in Section 8.2.

“Joint Steering Committee” or “JSC” means the joint steering committee, comprising representatives of Licensor and Licensee, described in Section 8.1.

“Know-How” means any and all technical, scientific, regulatory, and other information, results, knowledge, techniques and data, in whatever form and whether or not confidential, patented or patentable, including inventions, invention disclosures, discoveries, plans, processes, practices, methods, knowledge, trade secrets, know-how, instructions, skill, experience, ideas, concepts, data (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality control, and pre-clinical and clinical data), formulae, formulations, compositions, specifications, marketing, commercialization, pricing, distribution, cost, sales and manufacturing data or descriptions, and all chemical or biological materials and other tangible materials.

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“Licensed IP Rights” means the Licensed Patents, the Licensed Know-How, rights to data, contracts, or any other right Controlled by Licensor that are reasonably necessary or useful to Develop, Manufacture, obtain or maintain Regulatory Approvals for, or Commercialize Product in the Field in the Licensee Territory.

“Licensed Know-How” means all Know-How (including all trade secret and know-how rights in and to the foregoing) Controlled by Licensor as of the Effective Date or at any time during the Term that are reasonably necessary or useful to Develop, Manufacture, obtain or maintain Regulatory Approvals, or Commercialize Product in the Field in the Licensee Territory. Licensed Know-How includes all Know-How received by Licensor under or in connection with the Gloperba License Agreement that is reasonably necessary or useful to Develop, Manufacture, obtain or maintain Regulatory Approvals for, Commercialize, and otherwise Exploit Products in the Field in the Licensee Territory.

“Licensed Marks” means the Trademarks that are Controlled by Licensor and used in connection with the packaging and labeling of Product, as listed on Exhibit B, together with all rights in the foregoing.

“Licensed Patents” means (a) the Patents listed on Exhibit A, together with all Patents that claim priority from, or common priority with, any of the foregoing, as well as (b) all Patents Controlled by Licensor as of the Effective Date or at any time during the Term that are reasonably necessary or useful to Develop, Manufacture, obtain or maintain Regulatory Approvals for, or Commercialize Product in the Field in the Licensee Territory. Licensed Patents include all Patents claiming or covering Product, or composition of matter, formulation, or methods of manufacture or use thereof, that are Controlled by Licensor or any of its Affiliates, whether as of the Effective Date or at any time during the Term, including all Patents licensed or purported to be licensed to Licensor under the Gloperba License Agreement.

“Licensee Development Activities” means all research, Development, Manufacturing, and other activities reasonably required to support Regulatory Filings for Product in the Licensee Territory for use in the Field.

“Licensee Non-Blocking Patents” means all Patents Controlled by Licensee as of the Effective Date or at any time during the Term that are reasonably necessary or useful to Develop, Manufacture, obtain or maintain Regulatory Approvals for, or Commercialize Product in the Field in the Licensor Territory.

“Licensee Supply Agreement” has the meaning set forth in Section 6.1(c).

“Licensee Territory” means the entire world other than the Licensor Territory.

“Licensor Territory” means the United States.

“Manufacture” means activities directed to manufacturing, processing, packaging, labeling, filling, finishing, assembly, shipping, storage, or freight of any pharmaceutical or biologic product (or any components or process steps involving any product or any companion diagnostic), placebo, or comparator agent, as the case may be, including quality assurance and stability testing, characterization testing, quality control release testing of drug substance and drug product, quality assurance batch record review and release of product, process development, qualification, and validation, scale-up, pre-clinical, clinical, and commercial manufacture and analytic development, and product characterization, but excluding activities directed to Development. “Manufacturing” and “Manufactured” shall have their correlative meanings.

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“Net Revenue” means (a) for so long as aggregate Net Sales and Net Sublicensing Revenue are less than aggregate Qualifying Expenses, zero dollars ($0), and (b) thereafter, the sum of Net Sales and Net Sublicensing Revenue, less all Qualifying Expenses.

“Net Revenue Payment” has the meaning set forth in Section 9.1.

“Net Sales” means, with respect to any Product, the total amount received or recognized as revenue by Licensee in respect of sales by Licensee to customers of the Products, less all applicable deductions, to the extent accrued, paid or allowed in the ordinary course of business with respect to the sale of the Products, including: (a) cash discounts, quantity discounts, promotional discounts, stocking or other promotional allowances; (b) sales and excise taxes, customs and any other indirect taxes; (c) freight, insurance and other transportation charges; (d) returns, recalls, and returned goods allowances; (e) retroactive corrections including price adjustments and corrections for billing errors or shipping errors; and (f) chargebacks, rebates, administrative fees, any other allowances actually granted or allowed to any entity including group purchasing organizations, managed health care organizations and to governments, including their agencies, or to trade customers.

Net Sales shall not include transfers or dispositions for charitable, promotional, pre-clinical, clinical, regulatory, or governmental purposes. Net Sales shall not include sales between or among Licensee or its Affiliates.

“Net Sublicensing Revenue” means the total amount received or recognized as revenue by Licensee in consideration for the grant by Licensee of a license, immunity, or other right under the Licensed IP Rights to Commercialize a Product, but excluding (a) equity or debt investments in, or loan proceeds to, Licensee, (b) payments by Sublicensees for bona fide research, development, manufacturing or commercialization activities (including payments for full-time equivalents), and (c) amounts received to reimburse Licensee for Development or similar services conducted for Product.

“Non-Blocking License” has the meaning set forth in Section 3.1(d).

“Out-License” means each license, settlement agreement or other agreement or arrangement between Licensor or any of its Affiliates and any Third Party pursuant to which Licensor or any of its Affiliates grants a license, sublicense or similar grant of any Product Application, Regulatory Approval or Intellectual Property Right that is necessary or reasonably useful for the Exploitation of a Product in the Field in the Licensee Territory.

“Party” means Licensor or Licensee, as the context requires, and “Parties” means, together, Licensor and Licensee.

“Patents” means any and all issued patents and pending patent applications, including without limitation, all provisional applications, substitutions, continuations, continuations-in part, divisions, and renewals, all letters patent granted thereon, and all patents-of-addition, reissues, reexaminations, inter partes reviews, and extensions or restorations by existing or future extension or restoration mechanisms (including regulatory extensions), and all supplementary protection certificates, together with any foreign counterparts thereof anywhere.

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“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“Product” means (a) services, compositions, products, dosages, and formulations comprising Gloperba that have been or are later developed by or on behalf of Licensor, including the product and any future product defined as a “Licensed Product” under the Gloperba License Agreement, and (b) any related, improved, successor or replacement forms of any such product Controlled by Licensor.

“Product Application” means an application for Regulatory Approval to research, study, develop, formulate, process, engineer, manufacture, test, use, market, sell, offer for sale and distribute a product or drug in a country or region, including (a) a New Drug Application, (b) an Investigational New Drug Application, (c) any corresponding foreign application in any country or jurisdiction in the world and (d) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.

“Product Rights” means all rights, tangible and otherwise, with respect to any Product, including all rights to develop, out-license, sell, offer to sell, make, have made, import, export and otherwise commercialize or derive profit including the Licensed IP Rights and all Regulatory Approvals and other Regulatory Filings related to a Product.

“Public Filings” means, collectively, all reports, schedules, forms, statements and other documents required to be filed by Licensor under the Securities Act of 1933, as amended, and the Securities Exchange Act, as amended, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2024 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein).

“Qualifying Expenses” means, (a) to the extent not already accounted for in the definition of “Net Sales” or “Net Sublicensing Revenue,” the fully-burdened costs to Licensee incurred or accrued in connection with the Development, Manufacture, obtaining and maintaining Regulatory Approval, and Commercialization of Product, including all amounts paid to Licensor related to Products and all amounts paid to Third Parties by Licensee in connection with any rights under Third-Party Intellectual Property Rights to Develop, Manufacture, obtain or maintain Regulatory Approval, or Commercialize Product, plus (b) Qualifying Licensor Royalties.

“Qualifying Licensor Royalties” means all amounts payable by Licensor to Romeg under the Gloperba License Agreement (as it exists as of the Effective Date) arising out of Licensee’s Commercialization of Product hereunder.

“Receiving Party” has the meaning set forth in Section 11.1.

“Registered IP Rights” means the Licensed Patents within the Licensee Territory.

“Regulatory Approval” means, collectively, all regulatory approvals, licenses, permissions, allowances, registrations, certificates, authorizations, permits and supplements thereto, as well as associated materials pursuant to which a human pharmaceutical product may be researched, studied, developed, formulated, processed, engineered, manufactured, tested, held, imported, transported, used, marketed, promoted, sold, offered for sale and distributed in a jurisdiction, issued by the appropriate

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Regulatory Authority, including, to the extent required by Applicable Law for the sale of Product, all pricing approvals and pricing restrictions, and governmental reimbursement approvals and restrictions.

“Regulatory Authority” means a Governmental Authority with responsibility for the approval, authorization, registration, permission or allowance of the research, study, development, formulation, processing, engineering, manufacturing, testing, holding, importing, transporting, use, marketing, promotion and sale or offering for sale of pharmaceuticals or other regulation of pharmaceuticals in any country.

“Regulatory Filing” means any Product Application, or any other licenses, applications, registrations, notifications, submissions and authorizations made to or received from a Regulatory Authority in a jurisdiction necessary to obtain a Regulatory Approval.

“Royalty Agreement” means the Purchase and Sale Agreement, dated as of February 28, 2025, by and among the Licensor Parties, Efshar Hataya Ltd., Oramed, and 3i.

“SEC” means the U.S. Securities and Exchange Commission.

“Sublicensee” means a Third Party to whom Licensee has granted a sublicense, immunity or other right under the Licensed Patents to Develop or Commercialize Product, in the Licensee Territory, pursuant to Section 3.2, provided such sublicense has not expired or been terminated. “Sublicense” means an agreement or arrangement granting such rights.

“Tax Withholding” has the meaning set forth in Section 9.3(c).

“Third Party” means any Person that is not a Party or an Affiliate of a Party.

“Trademarks” means trademarks, service marks, service marks, trade names, logos, packaging design, slogans, internet domain names, and other indicia of origin, registered or unregistered, as well as all applications for and registrations of the foregoing.

“U.S.” or “United States” means the United States of America, its fifty (50) states, each territory thereof and the District of Columbia.

Section 1.2 Rules of Construction.

(a) Unless the context otherwise requires, in this Agreement:

(i) a term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(ii) words of the masculine, feminine or neuter gender means and include the correlative words of other genders;

(iii) the terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without limitation”;

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(iv) unless otherwise specified, references to a contract or agreement include references to such contract or agreement as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with its terms (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth herein), and include any annexes, exhibits and schedules hereto or thereto, as the case may be;

(v) any reference to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment, transfer or delegation set forth herein) and any reference to a Person in a particular capacity excludes such Person in other capacities;

(vi) references to any Applicable Law shall include such Applicable Law as from time to time in effect, including any amendment, modification, codification, replacement, or reenactment thereof or any substitution therefor;

(vii) the word “will” will be construed to have the same meaning and effect as the word “shall”;

(viii) term “or” has the inclusive meaning represented by the phrase “and/or”;

(ix) the words “hereof,” “herein,” “hereunder” and similar terms shall refer to this Agreement as a whole and not to any particular provision hereof, and Article, Section and Exhibit references herein are references to Articles and Sections of, and Exhibits to, this Agreement unless otherwise specified;

(x) the definitions of terms shall apply equally to the singular and plural forms of the terms defined;

(xi) in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”; and

(xii) where any payment is to be made, any funds are to be applied, any notice is to be given, or any calculation is to be made under this Agreement on a day that is not a Business Day, unless this Agreement otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly.

(b) The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any Party irrespective of which Party caused such provisions to be drafted. Each Party acknowledges that it has been represented by an attorney in connection with the preparation and execution of this Agreement.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Mutual Representation and Warranties. Each Party represents and warrants to the other Party as follows:

(a) Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b) Such Party (i) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder; and (ii) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms. All rights and licenses purported to be granted in this Agreement are duly granted hereby.

(c) Such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and this Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

(d) Such Party will not (i) promise, offer, or give (and has not promised, offered, or given) anything of value to any government employee or individual acting in an official capacity for the purpose of securing an improper or undue advantage; (ii) accept or receive (and has not accepted or received) any unlawful contributions, payments, expenditures, gifts; (iii) do (and has not done) business with any country or person that is the subject of sanctions imposed or administered by the U.S. Treasury Department’s Office of Foreign Assets Control or the UN Security Council or any governmental agency in a jurisdiction in which SOBI is organized or doing business; or (iv) violate (and has not violated) any applicable U.S. or export restriction, anti-boycott regulation, or other Applicable Laws.

(e) All necessary consents, approvals and authorizations of all Governmental Authorities and other persons or entities required to be obtained by such Party in connection with this Agreement have been obtained.

(f) The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) do not and will not conflict with or violate any requirement of Applicable Laws, regulations or orders of governmental bodies; and (ii) do not and will not conflict with, or constitute a default under, any contractual obligation of such Party.

(g) As of the Effective Date, there is no action or proceeding pending against such Party that questions in any material respect the validity of this Agreement or any action taken by such Party in connection with the execution of this Agreement.

(h) The operation of the business of such Party and its Affiliates is being, and has been, conducted in material compliance with all Applicable Laws, including Compliance Laws. Neither such Party nor any of its Affiliates has received any written notice to the effect that the operation of the business of such Party or its Affiliates is not, and was not, in material compliance with any such Applicable Laws, including Compliance Laws.

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Section 2.2 Licensor Representations and Warranties. Except as otherwise disclosed in any of the Public Filings (excluding (i) any disclosures in any “risk factors” section that do not constitute statements of fact, (ii) any disclosures in any forward-looking statement disclaimers, and (iii) any other disclosures that are generally cautionary, predictive, or forward-looking in nature), the Licensor Parties, jointly and severally, hereby make each of the following representations and warranties to Licensee:

(a) All Licensed IP Rights that Licensor claims or purports to own or control in whole or in part are solely owned or controlled (respectively) by Licensor.

(b) To Licensor’s knowledge, all Licensed IP Rights are valid, subsisting, and enforceable.

(c) The Patents set forth on Exhibit A constitute all of the Licensed Patents as of the Effective Date.

(d) Licensor has the right to grant the licenses and other rights purported to be granted herein and has not granted to any Third Party any license or other interest in the Product Rights (i) for the Product within the Licensee Territory and the Field or (ii) that would conflict with the licenses and interests granted to Licensee hereunder.

(e) To Licensor’s knowledge, there is no Third-Party Patent that would be infringed (i) by practicing any process or method or by making, using or selling any composition which is claimed or disclosed in the Licensed Patents or which constitutes Licensed Know-How to Commercialize the Product in the Field in the Licensee Territory, or (ii) by making, using or selling Product in the Licensee Territory.

(f) All data, information, and results of experimentation and testing provided by Licensor hereunder will, to Licensor’s knowledge, be complete and accurate in all material respects.

(g) The Licensed IP Rights constitute all of rights, properties, and assets of Licensor that are necessary and, subject to Section 2.2(e), sufficient to enable Licensee to Develop, Manufacture, obtain and maintain Regulatory Approvals, and Commercialize Product in the Field in the Licensee Territory.

(h) Licensor has provided Licensee with a true and correct copy of each In-License (together with all amendments, addenda, modifications and restatements thereof) as of the Effective Date. The In-Licenses are in full force and effect in accordance with their terms. The only In-License as of the Effective Date is the Gloperba License Agreement.

(i) After giving effect to this Agreement, there exist no breaches, defaults or events which would (with the giving of notice, the passage of time or both) give rise to a breach, default or other right to terminate or modify the Gloperba License Agreement. Licensor has not transferred or granted, and Licensor shall not transfer or grant, to any other Person any license or other interest in the Gloperba License Agreement that would conflict with the rights and licenses granted to Licensee herein. Without limiting the foregoing, Licensor has obtained prior to the Effective Date such consents as may be required by the Gloperba License Agreement to grant to Licensee a sublicense under all Intellectual Property Rights licensed to Licensor by Romeg, consistent with the full scope of rights and licenses purported to be granted in this Agreement, in the form and substance acceptable to Licensee. To the extent required under Section 2.2 of the Gloperba License Agreement, Romeg is a third party beneficiary under this Agreement with respect to Intellectual Property Rights of Romeg included in the Licensed IP Rights sublicensed to

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Licensee under this Agreement (“Romeg IP Rights”), and the sublicense to Romeg IP Rights granted to Licensee under this Agreement terminates upon termination of the Gloperba License Agreement.

Section 2.3 Licensor Covenant. The Licensor Parties, jointly and severally, hereby covenant to Licensee as follows:

(a) Neither Licensor, nor any of its Affiliates, shall transfer, convey or assign any of the Product Rights to any Person unless such Person agrees in writing to the applicable terms and conditions of this Agreement, and Licensor shall promptly notify Licensee in writing of any transfer, conveyance or assignment of any of the Product Rights.

(b) Licensor shall timely pay in full all amounts required to be paid by Licensor, and timely perform in full all obligations required to be performed by Licensor, under all In-Licenses Without the prior express written consent of Licensee, Licensor shall not (and shall take no action or make no omission to) modify or waive any provision of any In-License that could impair the value of the licenses to Licensee herein, or to terminate or have terminated any In-License.

(c) If the Gloperba License Agreement is terminated for any reason, Licensor shall use Commercially Reasonable and Diligent Efforts to cause the licensor(s) thereunder to grant a direct license under the Licensed IP Rights to Licensee containing terms and conditions no less favorable to Licensee than the terms of the Gloperba License Agreement.

Section 2.4 Mutual Covenant. Each Party covenants to the other Party that in the course of performing its obligations or exercising its rights under this Agreement, it shall comply with all Applicable Laws, including as applicable, GMP, GCP, and GLP standards, and shall not employ or engage any party who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority.

Section 2.5 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE II, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE LICENSED IP RIGHTS, PRODUCT OR ANY OTHER MATTER, INCLUDING ANY REPRESENTATION OR WARRANTY REGARDING MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OR VALIDITY OF ANY PATENTS ISSUED OR PENDING.

ARTICLE III

LICENSES

Section 3.1 Licenses.

(a) Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee during the Term a worldwide exclusive (even as to Licensor), non-transferable (except in connection with a permitted assignment of this Agreement) right, license and interest in, to, and under all Product Rights Controlled by Licensor, to Develop, Manufacture, obtain and maintain Regulatory Approvals for, Commercialize, and otherwise Exploit all Products, in all cases solely for Commercialization of the Products in the Licensee Territory in the Field. Without limiting the foregoing:

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(i) Licensor hereby grants to Licensee an exclusive (even as to Licensor), non-transferable (except in connection with a permitted assignment of this Agreement), right and license under the Licensed IP Rights (A) in the Licensee Territory, to Develop, Manufacture, obtain and maintain Regulatory Approvals for, Commercialize, and otherwise Exploit Product for Commercialization of Products in the Licensee Territory in the Field, and (B) worldwide, to Develop and Manufacture Product for Commercialization in the Licensee Territory in the Field.

(ii) Licensor hereby grants to Licensee an exclusive (even as to Licensor), non-transferable (except in connection with a permitted assignment of this Agreement), right of reference under any and all Regulatory Approvals and Regulatory Filings Controlled by Licensor that are related to Product to Develop, Manufacture, obtain and maintain Regulatory Approvals for, and Commercialize Product in the Licensee Territory in the Field. Licensee shall have the right to grant further rights of reference, through multiple tiers, to Sublicensees and Affiliates.

(b) Licensor reserves for itself the exclusive right under the Licensed IP Rights (i) in the Licensor Territory, to Develop, Manufacture, obtain and maintain Regulatory Approvals for, Commercialize, and otherwise Exploit Product for Commercialization in the Licensor Territory in the Field, and (ii) worldwide, to Develop and Manufacture Product for Commercialization in the Licensor Territory in the Field.

(c) Licensor shall not grant or purport to grant to any Person (and shall cause its Affiliates not to grant to any Person) any right or license to Develop, obtain or maintain Regulatory Approvals for, Manufacture, or Exploit any Product for Commercialization in the Licensee Territory in the Field.

(d) Subject to the terms and conditions of this Agreement, Licensee hereby grants to Licensor a non-exclusive, non-transferable (except in connection with a permitted assignment of this Agreement), right and license under the Licensee Non-Blocking Patents (i) in the Licensor Territory, to Develop, Manufacture, obtain and maintain Regulatory Approvals for, Commercialize, and otherwise Exploit Product for Commercialization of Products in the Licensor Territory in the Field, and (ii) worldwide, to Develop and Manufacture Product for Commercialization in the Licensor Territory in the Field (the “Non-Blocking License”).

(e) Except as set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under any Know-How, Trademarks, Patents of the other Party.

Section 3.2 Sublicenses.

(a) Licensee shall have the right, in accordance with this Section 3.2, to engage: (i) its Affiliates as sublicensees of its rights hereunder (including with respect to the Licensed IP Rights) in the Licensee Territory; or (ii) a Third Party as a Sublicensee of its rights hereunder in the Licensee Territory for the purpose of obtaining and maintain Regulatory Approvals and interacting with Regulatory Authorities, Developing, Manufacturing or Commercializing Product in each case jointly with, or for the benefit of, Licensee. Licensee may grant sublicenses hereunder to such Affiliates and Third Parties solely on the terms set forth in this Section (a) and Section (b) below.

(b) Licensee shall remain responsible for any actions of its Affiliates and Sublicensees exercising sublicense rights under this Section 3.2 with respect to the rights and licenses granted by

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Licensor to Licensee under this Agreement to the same extent as if such actions had been by Licensee itself. Promptly following the execution of each Sublicense to a Sublicensee, Licensee shall provide Licensor with an executed copy of such Sublicense; provided, however, that Licensee shall have the right to redact any confidential terms from the copy provided to Licensor.

(c) The rights and obligations under this Section 3.2 will apply to the Non-Blocking License, mutatis mutandis.

Section 3.3 Access to Licensed Know-How. Licensor shall provide or make available to Licensee the Licensed Know-How that exists as of the Effective Date and any additional Licensed Know-How (to the extent that such Licensed Know-How comes to Licensor’s attention during the Term of this Agreement), the foregoing of which is reasonably necessary for the Licensee to Develop and Manufacture Product for Commercialization in the Licensee Territory in the Field under this Agreement. Any costs in providing access to Licensed Know-How under this Section 3.3 is at Licensee’s sole cost, provided that such costs are reasonable and agreed-to by Licensee in advance.

ARTICLE IV

DEVELOPMENT

Section 4.1 Development by Licensee. It is the intention of the Parties that the Licensee Development Activities shall be exercised by Licensee in accordance with its own business judgment and in its sole and absolute discretion, at its own expense, and in accordance with this Agreement, GLP, GCP, GMP, and all Applicable Laws. Licensee shall keep Licensor reasonably informed of its progress in performing the Licensee Development Activities through the JSC (or a subcommittee established by the JSC). Licensor shall provide Licensee with all assistance that Licensee may reasonably request in connection with the Licensee Development Activities.

Section 4.2 Data Exchange and Use. Each Party shall promptly provide the other Party with copies of all data and results and all supporting documentation (e.g. protocols, case report forms, analysis plans) generated from its Development of Product. Licensee shall have the right to use the data provided by Licensor for the purpose of obtaining and maintaining Regulatory Approval for and Commercializing Product in the Field in the Licensee Territory. Licensor shall have the right to use the data provided by Licensee for the purpose of obtaining and maintaining Regulatory Approval for and Commercializing Product in the Licensor Territory.

ARTICLE V

REGULATORY

Section 5.1 Regulatory Responsibilities. It is the intention of the Parties that Licensee shall obtain and maintain Regulatory Approvals for Product in the Licensee Territory in accordance with its own business judgment and in its sole and absolute discretion. Licensee shall keep Licensor reasonably informed with respect thereto through the JSC (or a subcommittee established by the JSC). To the extent permitted by Applicable Law, as between the Parties, Licensee (or its designee) shall own all right, title, and interest in and to, and shall be the holder of, all Regulatory Approvals of Product in the Licensee Territory.

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Section 5.2 Coordination.

(a) Each Party shall provide to the other Party for review and comment drafts of all Regulatory Filings for Product no later than thirty (30) days before the planned submission. Such Party shall consider in good faith all comments from the other Party with respect thereto. Each Party shall notify the other Party of any substantive Regulatory Filings for Product and any other substantive documents, comments, or other correspondences related thereto submitted to or received from any Regulatory Authority and shall provide the other Party with copies thereof as soon as reasonably practical.

(b) Each Party shall provide the other Party with notice of any meeting or discussion with any Regulatory Authority related to Product no later than five (5) Business Days after receiving notice thereof. Such Party shall lead any such meeting or discussion and the other Party shall have the right to attend and participate in any such meeting or discussion unless prohibited or restricted by Applicable Laws or the applicable Regulatory Authority. At such Party’s request, the other Party shall reasonably cooperate with such Party in preparing for any such meeting or discussion. If the other Party does not participate in such meeting or discussion, then such Party shall provide the other Party with a written summary thereof promptly following the issuance or approval of the corresponding official minutes by the applicable Regulatory Authority.

(c) If any Regulatory Authority takes or gives notice of its intent to take any regulatory action with respect to any activity of a Party relating to any Product, then such Party shall notify the other Party of such contact, inspection, or notice or action within five (5) Business Days after receipt of such notice (or, if action is taken without notice, within five (5) Business Days of such Party becoming aware of such action). The other Party shall have the right to review any responses to the Regulatory Authority that pertain to such Product, and such Party shall consider such comments in good faith.

Section 5.3 Regulatory Assistance. Upon Licensee’s reasonable request, Licensor shall provide Licensee with reasonable assistance in Licensee’s efforts to obtain and maintain Regulatory Approvals for Product in the Licensee Territory, including access to Regulatory Approvals, Regulatory Filings, and other required materials and documents in Licensor’s possession and required by Licensee or Regulatory Authorities for Regulatory Approval of Product in the Licensee Territory. Licensor shall also provide reasonable support to address questions from Licensee in preparing Regulatory Filings and communicating with Regulatory Authorities regarding Product in the Licensee Territory. Licensee shall reimburse Licensor for the costs and expenses incurred by Licensor to provide such regulatory assistance to Licensee for such cooperation.

Section 5.4 Adverse Events Reporting.

(a) Promptly following the Effective Date, but in no event later than one hundred eighty (180) days thereafter, Licensee and Licensor shall develop and agree to the worldwide safety and pharmacovigilance procedures for the Parties with respect to Products, such as safety data sharing and exchange, Adverse Events reporting and prescription events monitoring in a written agreement (the “Pharmacovigilance Agreement”). Such agreement shall describe the coordination of collection, investigation, reporting, and exchange of information concerning Adverse Events or any other safety problem of any significance, and product quality and product complaints involving Adverse Events, sufficient to permit each Party, its Affiliates, licensees or sublicensees to comply with its legal obligations. The Pharmacovigilance Agreement shall be promptly updated if required by changes in Applicable Law.

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Each Party hereby agrees to comply with its respective obligations under the Pharmacovigilance Agreement and to cause its Affiliates, licensees and sublicensees to comply with such obligations.

(b) Licensee shall be responsible for complying with all Applicable Laws governing Adverse Events in the Licensee Territory, and Licensor shall be responsible for complying with all Applicable Laws covering Adverse Events in the Licensor Territory.

(c) Licensor shall hold and control the global safety database for all Products and for the exchange by the Parties in English of any information which a Party becomes aware of concerning any Adverse Event experienced by a subject or patient being administered any Product, including any such information received by either Party from any Third Party (subject to receipt of any required consents from such Third Party). Each Party and its Affiliates, licensees and sublicensees shall have the right to disclose such information if such disclosure is reasonably necessary to comply with Applicable Laws or requirements of any applicable Regulatory Authority.

Section 5.5 Remedial Actions. Each Party shall notify the other immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Product may be subject to any recall, corrective action or other regulatory action by any Governmental Authority or Regulatory Authority (a “Remedial Action”). The Parties shall coordinate with each other regarding any Remedial Action in accordance with the procedures set forth in Section 5.2, mutatis mutandis. The Parties shall assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action with respect to either the Licensee Territory or the Licensor Territory. Licensee shall have sole discretion with respect to any matters relating to any Remedial Action in the Licensee Territory, including the decision to commence such Remedial Action and the control over such Remedial Action. Each Party shall, and shall ensure that its Affiliates and sublicensees shall, maintain adequate records to permit the Parties to trace the distribution and use of the Product.

Section 5.6 No Additional Compensation. The Parties acknowledge and agree that the consideration for the provision of any services by Licensor under this Article V is included in the payments payable by Licensee to Licensor pursuant to this Agreement.

ARTICLE VI

SUPPLY

Section 6.1 Supply of Product.

(a) Promptly after the Effective Date, Licensor shall (i) facilitate an introduction between Licensee and Licensor’s contract manufacturer of Product (“CMO”) as of the Effective Date, and (ii) use reasonable efforts to cause such CMO to accept a direct engagement with Licensee for the manufacturing or supply of the Product in finished dosage form.

(b) Should such CMO decline to provide approval for a direct engagement with Licensee, Licensor shall use diligent efforts (i) to obtain written approval, in such form and substance as may be satisfactory to Licensee, from such CMO to enable Licensee to place purchase orders for Product from such CMO under Licensor’s current supply agreement with such CMO, as agent or consigning party, for delivery to Licensee or its designee, and (ii) to provide Licensee with the rights and benefits of Licensor’s current supply agreement with such CMO for Product in the Licensee Territory. Licensee shall advance to such CMO all amounts that would be payable under an applicable purchase order.

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(c) Licensee shall have the right to obtain from Licensor or, at Licensee’s option and subject to the consent of the applicable CMO, any of Licensor’s other CMOs, Product in finished dosage form. Upon Licensee’s request, Licensor shall negotiate with Licensee, or shall use Commercially Reasonable and Diligent Efforts to cause the CMO to negotiate with Licensee at terms to be agreed upon between them, as applicable, a definitive agreement for the supply within the Licensee Territory of Product (the “Licensee Supply Agreement”). The transfer price for Products from Licensor will equal Licensor’s actual out-of-pocket costs to Manufacture or have Manufactured Product for the Licensee Territory, and Licensee shall have the right to audit Licensor’s books and records to verify the transfer price. The transfer price (EXW CMO’s facility (Incoterms 2020)) for Products from a CMO will be fixed and negotiated in good faith by Licensee and such CMO. The Licensee Supply Agreement will include supply for all of Licensee’s clinical and commercial requirements for Product.

Section 6.2 Quality Agreement. Together with the Licensee Supply Agreement, Licensee and Licensor shall negotiate (or Licensor shall use Commercially Reasonable and Diligent Efforts to cause its applicable CMO to negotiate) and enter into a commercially reasonable and customary quality agreement related to the supply of Product.

ARTICLE VII

COMMERCIALIZATION

Section 7.1 Appointment as Exclusive Distributor. Licensor hereby appoints Licensee as Licensor’s exclusive distributor of Product in the Licensee Territory during the Term, and Licensee hereby accepts such appointment. Licensee (itself or through its Affiliates or subdistributors) shall have the sole right (but not the obligation) to Commercialize Product in the Licensee Territory. It is the intention of the Parties that Licensee may do so in accordance with its own business judgment and in its sole and absolute discretion. Licensee shall have the right, in its sole discretion, to appoint its Affiliates, and Licensee and its Affiliates shall have the right, in their sole discretion, to appoint any other subdistributors, in the Licensee Territory or in any country or other jurisdiction of the Licensee Territory, to distribute, market, sell, and otherwise Commercialize Product.

Section 7.2 Exclusivity. To the maximum extent permitted by Applicable Law, each Party, whether by itself or through an Affiliate or (sub)licensee, shall not Commercialize or provide Product (a) to any Person in the other Party’s Territory other than to the other Party or its designee or (b) to any Third Party if the Party, its relevant Affiliate or (sub)licensee knows, or has reason to know, that Products sold or provided to such Third Party may be sold, transferred, or otherwise Commercialized, directly or indirectly, for use in the other Party’s Territory. Neither Party shall enter into any agreement with any Person that would conflict with or interfere with the foregoing obligation.

Section 7.3 Assistance. Upon Licensee’s reasonable request, Licensor shall reasonably assist Licensee in the Commercialization of Products, and Licensee shall reimburse all reasonable expenses and costs incurred by Licensor for such assistance.

Section 7.4 Coordination. The Parties recognize that they may benefit from the coordination of certain activities in support of the Commercialization of Product across their territories. As such, the Parties may coordinate such activities where appropriate, including scientific and medical communication and product positioning. If the Parties agree to jointly conduct any specific Commercialization activities for the benefit of the Product in both Parties’ territories, the Parties shall negotiate and agree on the details

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of such activities, including allocation of responsibilities, budget and cost sharing, through the JCC. Each Party shall have the right, at its sole and exclusive discretion, to determine pricing for Product in its territory.

Section 7.5 Product Trademarks. Licensor hereby grants to Licensee, during the Term and subject to the terms and conditions of this Agreement, a royalty-free, non-exclusive license under Licensor’s rights to use such Licensed Marks in connection with the Commercialization of the Products in the Field in the Licensee Territory in compliance with Applicable Laws and this Agreement. Licensee shall comply with Licensor’s brand usage guidelines provided to Licensee in its use of the Licensed Marks. Licensee may also brand the Products in the Licensee Territory using other trademarks, logos, and trade names specific for the Products that differ from the Licensed Marks and do not contain the name of Licensor (the “Product Marks”).

ARTICLE VIII

GOVERNANCE

Section 8.1 Joint Steering Committee.

(a) Within thirty (30) calendar days following the Effective Date, the Parties shall establish a JSC to oversee, review and coordinate the activities of the Parties under this Agreement, including, the Development and Commercialization of the Product in the Field in the Licensor Territory and the Licensee Territory, subject to the provisions of this Section 8.1.

(b) The JSC shall:

(i) Review and discuss market access and price/branding positioning strategies for Product in the Field in the Licensee Territory (and substantive amendments and updates thereto);

(ii) Review and discuss the Parties’ progress reports provided hereunder;

(iii) Provide a forum for resolving matters referred to the JSC pursuant to the procedures set forth in Section 8.1(e) below; and

(iv) Perform such other duties and responsibilities as are specifically assigned to the JSC by mutual written agreement of the Parties, except where in conflict with any provision of this Agreement.

(c) The JSC shall be composed of an equal number of representatives from each of Licensee and Licensor, selected by such Party. Unless the Parties otherwise agree, the exact number of representatives for each of Licensee and Licensor shall be, with respect to the JSC, two (2) representatives. Either Party may replace its respective JSC representatives at any time with prior written notice to the other Party; provided that the criteria for composition of the JSC set forth in the preceding sentence continues to be satisfied following any such replacement of a Party’s representative on the JSC.

(d) The JSC shall meet at least twice a year, or at such other intervals as agreed to by the Parties. All JSC meetings may be conducted by telephone, video-conference or in person as determined by the JSC. Each Party shall bear its own personnel and travel costs and expenses relating to JSC meetings.

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With the consent of the Parties (not to be withheld unreasonably), other appropriate employee representatives of the Parties may attend the JSC meeting as non-voting observers.

(e) Decisions for the JSC shall be made as follows:

(i) Decisions of the JSC shall be made by unanimous vote, with at least one (1) representative from each Party participating in any vote.

(ii) In the event that the JSC does not reach consensus with respect to a particular matter within five (5) Business Days after the matter is submitted to the JSC, then either Party may, by written notice to the other Party, have such matter referred to (A) Licensor’s Chief Executive Officer on the part of Licensor and (B) Licensee’s Chief Executive Officer on the part of Licensee (collectively, “Senior Executives”) who shall meet promptly and negotiate in good faith to attempt to resolve the dispute.

(iii) If, despite such good faith efforts, the Senior Executives are unable to resolve such dispute during such meeting, then:

(A) if such dispute relates to any activities the sole occurrence and effect of which are in the Licensee Territory, then Licensee shall have the right to cast the deciding vote on such matter; and

(B) for any other matters to be decided by the JSC, Licensee shall have the right to cast the deciding vote on such matter.

(iv) For clarity, neither Party shall have the right to cast a deciding vote to excuse itself from any of its obligations specifically enumerated under this Agreement.

Section 8.2 Joint Commercialization Committee.

(a) Within thirty (30) calendar days following the Effective Date, the Parties shall establish a JCC to oversee, review and coordinate the activities of the Parties regarding the Commercialization of the Product in the Licensor Territory and the Licensee Territory, subject to the provisions of this Section 8.2.

(b) The JCC shall:

(i) Review and discuss market access and reimbursement/pricing strategies for Product (and substantive amendments and updates thereto), including formulary strategy;

(ii) Provide a forum for coordination of each Party’s activities described in Section 7.4; and

(iii) Perform such other duties and responsibilities as are specifically assigned to the JCC by mutual written agreement of the Parties, except where in conflict with any provision of this Agreement.

(c) The JCC shall be composed of an equal number of representatives from each of Licensee and Licensor, selected by such Party. Unless the Parties otherwise agree, the exact number of

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representatives for each of Licensee and Licensor shall be, with respect to the JCC, two (2) representatives. Either Party may replace its respective JCC representatives at any time with prior written notice to the other Party; provided that the criteria for composition of the JCC set forth in the preceding sentence continues to be satisfied following any such replacement of a Party’s representative on the JCC.

(d) The JCC shall meet at least twice a year, or at such other intervals as agreed to by the Parties. All JCC meetings may be conducted by telephone, video-conference or in person as determined by the JCC. Each Party shall bear its own personnel and travel costs and expenses relating to JCC meetings. With the consent of the Parties (not to be withheld unreasonably), other appropriate employee representatives of the Parties may attend the JCC meeting as non-voting observers.

(e) Decisions for the JCC shall be made as follows:

(i) Decisions of the JCC shall be made by unanimous vote, with at least one (1) representative from each Party participating in any vote.

(ii) In the event that the JCC does not reach consensus with respect to a particular matter within five (5) Business Days after the matter is submitted to the JCC, then either Party may, by written notice to the other Party, have such matter referred to the Parties’ respective Senior Executives, who shall meet promptly and negotiate in good faith to attempt to resolve the dispute.

(iii) If, despite such good faith efforts, the Senior Executives are unable to resolve such dispute during such meeting, then:

(A) if such dispute relates to any activities the sole occurrence and effect of which are in the Licensee Territory, then Licensee shall have the right to cast the deciding vote on such matter; and

(B) for any other matters to be decided by the JCC, Licensee shall have the right to cast the deciding vote on such matter.

(iv) For clarity, neither Party shall have the right to cast a deciding vote to excuse itself from any of its obligations specifically enumerated under this Agreement.

Section 8.3 Alliance Managers. Promptly following the Effective Date, each Party shall appoint a person to act as its alliance manager to coordinate its business activities under this Agreement (each such person, an “Alliance Manager”). Each Party shall notify in writing the other Party as soon as practicable upon making, and changing, this appointment. The Alliance Managers shall be the primary business contacts under this Agreement and are charged with ensuring a collaborative alliance environment to ensure timely development and Commercialization of Product in the Licensee Territory and the Licensor Territory. The Alliance Manager shall respond to all reasonable requests and other communications from the either Party, the JCC, and the JSC and shall address any other issues raised by the same regarding the management, exchange of information or conduct of the activities of the Parties under this Agreement.

Section 8.4 Scope of Governance. Notwithstanding the creation of the JSC and JCC, each Party shall retain the rights, powers and discretion granted to it under this Agreement, and the JSC and JCC shall not be delegated or vested with rights, powers or discretion unless such delegation or vesting is

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expressly provided herein, or the Parties expressly so agree in writing. The JSC and JCC shall not have the power to amend or modify this Agreement, and no decision of the JSC or JCC shall be in contravention of any terms and conditions of this Agreement. The Alliance Managers shall not have any rights, powers or discretion, except as expressly granted to the Alliance Managers under this Agreement and in no event shall the Alliance Managers have any power to modify or amend this Agreement. It is understood and agreed that issues to be formally decided by the JSC and JCC are only those specific issues that are expressly provided in this Agreement to be decided by the JSC and JCC.

ARTICLE IX

FINANCIAL TERMS

Section 9.1 Revenue Share. Subject to the terms and conditions of this Agreement, the Parties shall share all Net Revenue as follows: the Applicable Percentage to Licensee, and the remaining percentage to Licensor. Licensee shall effect the foregoing by paying to Licensor an amount required for Licensor to receive its share of the Net Revenue (the “Net Revenue Payment”) on a quarterly basis on the terms of this Article IX.

Section 9.2 Revenue Reports and Payments. Within forty (45) days after the end of each calendar quarter during the Term, Licensee shall deliver to Licensor a report setting forth for such calendar quarter the calculation of Net Sales of Licensee. Within sixty (60) calendar days after the end of each calendar quarter during the Term, Licensee shall deliver to Licensor a report setting forth for such calendar quarter (a) the calculation of Net Revenue, if any, which shall have accrued in such calendar quarter, and the Net Revenue Payment due to Licensor for such quarter; (b) the applicable withholding taxes, if any, required by law to be deducted with respect thereto such sales; and (c) the applicable exchange rate, if any, as determined below. With respect to Net Revenue received in United States dollars, all amounts shall be expressed in United States dollars. With respect to Net Revenue received in a currency other than United States dollars, all amounts shall be expressed both in the currency in which the amount is invoiced (or received as applicable) and in the United States dollar equivalent. The United States dollar equivalent shall be calculated using the average of the exchange rate (local currency per US$1) which corresponds to the rate for such currency reported in The Wall Street Journal, Internet U.S. Edition at www.wsj.com, as of the last Business Day of each calendar month within such calendar quarter.

Section 9.3 Payment Provisions.

(a) The Net Revenue Payment shown to have accrued by each report provided for under Section 9.2 shall be due on the date that such report is due. Payment of the Net Revenue Payment may be made, in whole or in part, in advance of such due date.

(b) If at any time legal restrictions prevent the prompt remittance of part or all Net Revenue Payment with respect to any country in where a Product is sold, the Parties shall negotiate in good faith a reasonable solution, which may include Licensee’s right to make such payments by depositing the amount thereof in local currency to Licensor’s account in a bank or other depository institution in such country or by depositing the amount thereof from another Licensee account. Upon the expiration of such legal restrictions, the Parties shall evaluate any difference between (i) the payments actually made by Licensee hereunder, and (ii) the amounts that should have been paid by Licensee, and the Parties shall remit payments accordingly to resolve any discrepancies. If the payment rate specified in this Agreement should exceed the permissible rate established in any country, then the payment rate in such country shall be

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adjusted to the highest legally permissible or government-approved rate. The Parties hereby agree that neither Party shall be in breach of this Agreement so long as such Party is using good faith efforts to remit payments owed pursuant to this Section 9.3(b).

(c) Licensee shall be entitled to deduct the amount of any withholding taxes, value-added taxes or other taxes, levies or charges with respect to such amounts payable by Licensee or any taxes required to be withheld by Licensee (a “Tax Withholding”) to the extent Licensee pays to the appropriate Governmental Authority on behalf of Licensor such Tax Withholding. Licensee shall use reasonable efforts to minimize any such Tax Withholding required to be withheld on behalf of Licensor by Licensee. Licensee promptly shall deliver to Licensor proof of payment of all such Tax Withholding, together with copies of all communications from or with such Governmental Authority with respect thereto. If any Tax Withholding is necessary and would cause the Net Revenue to not be split in accordance with Section 9.1, then the Parties agree to take any such action as may be necessary to ensure Net Revenue (less any Tax Withholding) is shared equally. The Parties hereby agree that neither Party shall be in breach of this Agreement so long as such Party is using reasonable efforts to complete the Net Revenue Payment in accordance with this Section 9.3(c).

Section 9.4 Records; Audits.

(a) Licensee shall, and shall ensure that its Affiliates, maintain complete and accurate records in sufficient detail as may be necessary to permit Licensor to verify the accuracy of the reports provided under Section 9.2 and the calculation of royalty payments and any payments with respect thereto for a period of three (3) years after the calendar quarter to which such report pertains.

(b) Upon the written request of Licensor and not more than once in each calendar year, Licensee shall permit an independent certified public accounting firm of nationally recognized standing selected by Licensor and reasonably acceptable to Licensee, at Licensor’s expense, to have access during normal business hours to such of the financial records of Licensee as may be reasonably necessary to verify the accuracy of the Net Revenue Payment reports and any payments with respect thereto hereunder (other than records for which Licensor has already conducted an audit under this Section). If such accounting firm concludes that additional amounts were owed during the audited period, Licensee shall pay such additional amounts within forty-five (45) days after the date Licensor delivers to Licensee such accounting firm’s written report so concluding, plus interest from the original due date. The fees charged by such accounting firm shall be paid by Licensor; provided, however, if the audit discloses an underpayment by Licensee of more than seven and a half percent (7.5%) of the Net Revenue Payment payable by Licensee, then Licensee shall pay the reasonable fees and expenses charged by such accounting firm. Licensor shall cause its accounting firm to retain all financial information subject to review under this Section 9.4(b) in strict confidence; provided, however, that Licensee shall have the right to require that such accounting firm, prior to conducting such audit, enter into an appropriate non-disclosure agreement with Licensee regarding such financial information. No other information shall be shared. Licensor shall treat all such financial information as Licensee’s confidential information, and shall not disclose such financial information to any Third Party, except to Romeg as required in the Gloperba License Agreement, or use it for any purpose other than as specified in this Section 9.4(b).

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ARTICLE X

INDEMNITY

Section 10.1 By Licensor. Licensor shall indemnify, defend, and hold harmless Licensee, its Affiliates, and its and their respective shareholders or members, officers, directors, agents, and representatives (the “Licensee Indemnitees”), from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) (collectively, “Losses”) incurred by any Licensee Indemnitee resulting from any claim, demand, action or proceeding brought by any Third Party (each a “Claim”) to the extent resulting from or arising out of:

(a) The Development, Manufacture, or Commercialization of Product by or on behalf of Licensor, its (sub)licensees for the Licensor Territory, or their respective Affiliates, customers or end users;

(b) Any breach of any representation, warranty, or covenant of Licensor in this Agreement (or any alleged conduct that, if true, would constitute such a breach); or

(c) Any negligence, gross negligence, or willful misconduct by Licensor, its Affiliates, or their respective agents or representatives in performing its obligations or exercising its rights hereunder or related to Product (or any alleged conduct that, if true, would constitute negligence, gross negligence, or willful misconduct).

Section 10.2 By Licensee. Licensee shall indemnify, defend, and hold harmless Licensor, its Affiliates, and its and their respective officers, directors, agents, and representatives (the “Licensor Indemnitees”), from and against any and all Losses incurred by any Licensor Indemnitee resulting from any Claim to the extent resulting from or arising out of:

(a) The Development, Manufacture, or Commercialization of Product by or on behalf of Licensee, its (sub)licensees, or their respective Affiliates, customers or end users;

(b) Any breach of any representation, warranty, or covenant of Licensee in this Agreement (or any alleged conduct that, if true, would constitute such a breach); or

(c) Any negligence, gross negligence, or willful misconduct by Licensee, its Affiliates, or their respective agents or representatives in performing its obligations or exercising its rights hereunder or related to Product (or any alleged conduct that, if true, would constitute negligence, gross negligence, or willful misconduct).

Section 10.3 Procedure. A Party seeking indemnification (the “Indemnitee”) shall promptly notify the other Party (the “Indemnifying Party”) in writing of a Claim; provided that an Indemnitee’s failure to give such notice or delay in giving such notice shall not affect such Indemnitee’s right to indemnification under this Article X except to the extent that the Indemnifying Party has been prejudiced by such failure or delay. The Indemnifying Party shall have the right to control the defense of all indemnification Claims hereunder. The Indemnitee shall have the right to participate at its own expense in the Claim with counsel of its own choosing. The Indemnifying Party shall consult with the Indemnitee in good faith with respect to all non-privileged aspects of the defense strategy. The Indemnitee shall cooperate with the Indemnifying Party as reasonably requested, at the Indemnifying Party’s sole cost and

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expense. The Indemnifying Party shall not settle any Claim without the Indemnitee’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 10.4 No Consequential Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, EXCEPT WITH RESPECT TO A BREACH OF ARTICLE XI OR WITH RESPECT TO EITHER PARTY’S OBLIGATIONS TO INDEMNIFY, DEFEND AND HOLD HARMLESS PURSUANT TO THIS ARTICLE X, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS MEMBERS NOR ANY OF ITS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE OR OTHERWISE, ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

ARTICLE XI

CONFIDENTIALITY

Section 11.1 Confidentiality. Except as provided in this Article XI or otherwise agreed in writing by the Parties, the Parties agree that, during the Term and until for a period of five (5) years thereafter, each Party (the “Receiving Party”) shall keep confidential, and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder), any information (whether written or oral, or in electronic or other form) furnished to it by or on behalf of the other Party (the “Disclosing Party”) pursuant to this Agreement, including the terms of this Agreement (such information, “Confidential Information” of the Disclosing Party), except for that portion of such information that:

(a) was already in the Receiving Party’s possession on a non-confidential basis prior to its disclosure to it by the Disclosing Party, or becomes known to the Receiving Party from a source other than the Disclosing Party and its representatives without any breach of this Agreement, in each case as evidenced by written records (provided that if such information was disclosed to the Receiving Party on a non-confidential basis by a source that is not the Disclosing Party, such source to the knowledge of the Receiving Party had the right to disclose such information to the Receiving Party without any legal, contractual or fiduciary obligation to, any person with respect to such information);

(b) is or becomes generally available to the public other than as a result of an act or omission by the Receiving Party or its Affiliates in breach of this Agreement; or

(c) was independently developed by the Receiving Party, as evidenced by written records, without use of or reference to the Confidential Information or in violation of the terms of this Agreement.

Section 11.2 Permitted Disclosure.

(a) In the event that the Receiving Party or its Affiliates or any of its or its Affiliates’ representatives are requested by a governmental or regulatory authority or required by Applicable Law, regulation or legal process (including the regulations of a stock exchange or governmental or regulatory authority or the order or ruling of a court, administrative agency or other government or regulatory body of competent jurisdiction) to disclose any Confidential Information, the Receiving Party shall promptly, to the extent permitted by Applicable Law, notify the Disclosing Party in writing of such request or

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requirement so that the Disclosing Party may seek an appropriate protective order or other appropriate remedy (and if the Disclosing Party seeks such an order or other remedy, the Receiving Party will provide such cooperation, at the Receiving Party’s sole expense, as the Disclosing Party shall reasonably request). If no such protective order or other remedy is obtained and the Receiving Party or its Affiliates or its or its Affiliates’ representatives are, in the view of their respective counsel (which may include their respective internal counsel), legally required to disclose Confidential Information, the Receiving Party or its Affiliates or its or its Affiliates’ representatives, as the case may be, shall only disclose that portion of the Confidential Information that their respective counsel advises that the Receiving Party or its Affiliates or its or its Affiliates’ representatives, as the case may be, are required to disclose and will exercise commercially reasonable efforts, at the Disclosing Party’s sole expense, to obtain reliable assurance that confidential treatment will be accorded to that portion of the Confidential Information that is being disclosed. In any event, the Receiving Party will not oppose action by the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. Notwithstanding the foregoing, notice to the Disclosing Party shall not be required where disclosure is made (i) in response to a request by a governmental or regulatory authority having competent jurisdiction over the Receiving Party, its Affiliates or its or its Affiliates’ representatives, as the case may be, or (ii) in connection with a routine examination by a regulatory examiner, where in each case such request or examination does not expressly reference the Disclosing Party, its Affiliates, or this Agreement. The Receiving Party may disclose Confidential Information to its Affiliates, its and their employees, directors, officers, contractors, agents, and representatives, and to potential or actual acquirers, business partners, merger partners, permitted assignees, investment bankers, investors, limited partners, partners, lenders, or other financing sources, and their respective directors, employees, contractors and agents; provided that such person or entity agrees to confidentiality and non-use obligations with respect thereto at least as stringent as those specified for in this Article XI. Further, notwithstanding anything contained in this Article XI to the contrary, Licensor may disclose Confidential Information to the extent such disclosure is reasonably necessary to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or with any rule, regulation or legal process promulgated by the SEC or a stock exchange, subject to Licensor’s obligations set forth in Section 11.3.

Section 11.3 Public Announcement. No Party shall, and each Party shall cause its Affiliates not to, without the prior written consent of the other Parties (which consent shall not be unreasonably withheld or delayed), issue any press release or make any other public disclosure with respect to this Agreement except if and to the extent that any such release or disclosure is required by Applicable Law, by the rules and regulations of any securities exchange or market on which any security of such Party may be listed or traded or by any Governmental Authority of competent jurisdiction, in which case, the Party proposing to issue such press release or make such public disclosure shall, to the extent reasonably practicable, (a) provide to the other Parties a copy of such proposed release or disclosure and (b) consider in good faith any comments or changes that the other Party may propose or suggest; provided that a Party may freely make any public disclosure identical to a disclosure previously reviewed by the other Party in accordance with the foregoing clauses (a) and (b). Notwithstanding the foregoing, Licensee understands and agrees that Licensor intends to file with the SEC a Current Report on Form 8-K describing the material terms of the transactions contemplated by this Agreement and file this Agreement as an exhibit thereto or to another filing with the SEC, provided, that Licensor shall (i) provide to Licensee a draft of such filings with the SEC and (ii) consider in good faith any comments or changes that Licensee may propose or suggest. Licensor and Licensee shall jointly prepare a press release for dissemination promptly following the Effective Date, such press release to be agreed upon by Licensee and Licensor.

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ARTICLE XII

REGISTERED IP RIGHTS

Section 12.1 Prosecution and Maintenance.

(a) Except as otherwise set forth in this Section 12.1, as between the Parties, Licensor shall have the sole right, at its sole expense, to prepare, file, prosecute and maintain the Registered IP Rights in the Licensee Territory. Licensee shall assist Licensor, upon request and at Licensor’s sole expense, and to the extent commercially reasonable, in connection therewith. Licensor shall consider in good faith the interests of Licensee in so doing. Without limiting the foregoing, Licensor shall (i) provide Licensee with any patent application within the Registered IP Rights filed by Licensor reasonably in advance of filing and receive and incorporate reasonable comments by Licensee thereon; (ii) provide Licensee with any such patent application filed by Licensor promptly after such filing; (iii) provide Licensee with copies of all material correspondence and communications received regarding such patent applications and patents and incorporate reasonable comments by Licensee thereon; (iv) provide Licensee with copies of all material correspondence and communications sent regarding such patents and patent applications promptly after such filing; and (v) notify Licensee of any interference, opposition, reexamination request, nullity proceeding, appeal or other similar action, review it with Licensee as reasonably requested, and receive and may incorporate reasonable comments by Licensee thereon.

(b) If Licensor elects (i) to abandon the prosecution or maintenance of any patent or patent application within the Registered IP Rights in the Licensee Territory, or (ii) elects not to file a patent application in the Licensee Territory for any Product, then Licensor shall promptly notify Licensee in writing at least thirty (30) days before the abandonment or applicable filing deadline therefore, and Licensee shall have the right, upon providing written notice to Licensor of Licensee’s election to do so, at Licensee’s expense, to file, prosecute, continue to prosecute and/or maintain, as applicable, such patent or patent application. In such case, Licensee shall keep Licensor reasonably informed on matters regarding such filing, prosecution and maintenance, including by providing Licensor with a copy of any and all correspondence between Licensee and the relevant patent office, providing Licensor with sufficient time to review and comment on such communications (excluding any non-substantive correspondence or communications), and Licensee shall consider in good faith the requests and suggestions of Licensor with respect to such communications. With respect to the activities set forth in this Section 12.1(b) that are continued by Licensee, Licensor shall provide a power of attorney and relevant files and other information owned or controlled by Licensor pertaining to such patents or patent applications, as soon as reasonably practical after receiving such written election by Licensee.

Section 12.2 Enforcement.

(a) Each Party shall promptly notify the other Party in writing of any actual or threatened infringement, violation or misappropriation known to such Party of any Registered IP Rights or Licensed Know-How in the Licensee Territory and shall provide the other Party with the available evidence, if any, of such infringement, violation or misappropriation.

(b) As between the Parties, Licensee shall have the first right, but not the obligation, to initiate proceedings or take other appropriate action, at its expense, to enforce the Registered IP Rights or Licensed Know-How in the Licensee Territory against any Third Party. Licensee shall consider in good faith the interests of Licensor in so doing and shall have the right to join Licensor as a nominal party plaintiff if

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required therefor. Licensee shall have full control over its conduct, including the defense to validity challenges and settlement thereof; provided, however, that (i) Licensee shall use reasonable efforts to keep Licensor reasonably informed on matters regarding such enforcement, and (ii) Licensor may veto any actions of Licensee that could materially adversely affect the Product Rights or the ability of either Party to Commercialize Product. In any event, the Parties shall assist one another and cooperate in any such litigation at the other’s reasonable request.

(c) With respect to any action to enforce the Registered IP Rights or Licensed Know-How in the Licensee Territory to abate any infringement, misappropriation or other violation thereof, all monies recovered upon the final judgment or settlement of any such action: (i) first, shall be applied to reimburse the costs and expenses (including reasonable attorneys’ fees and costs) of Licensee and Licensor, and (ii) second, shall be deemed Net Revenue and will be shared between the Parties as follows: (A) the Applicable Percentage to Licensee, and (B) the remaining percentage to Licensor.

Section 12.3 Third-Party Infringement Claims. If the Manufacture, sale or use of Product in the Licensee Territory pursuant to this Agreement results in a claim, suit or proceeding alleging patent infringement against Licensor or Licensee (or their respective Affiliates, licensees or Sublicensees) (collectively, “Infringement Actions”), such Party shall promptly notify the other Party hereto in writing. Neither Party shall settle such Infringement Action, or make any admissions or assert any position in such Infringement Action, in a manner that would adversely affect the Product, the Manufacture, use or sale or Commercialization of the Product, or either Party’s rights in the Licensed IP Rights, without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed.

Section 12.4 Registration of License. Licensee shall have the right to register or record its license under the Registered IP Rights with the relevant Governmental Authorities in the Licensee Territory. Licensee shall, at its expense, prepare and deliver to Licensor such instruments and other documents reasonably necessary and in proper form for such registration. The Parties shall reasonably agree on the form of documents to be used for such purpose, and shall cooperate to preserve confidentiality of this Agreement to the extent permitted under Applicable Laws in the Licensee Territory. Licensor shall execute and return to Licensee such instruments and documents promptly after mutual agreement on the form and receipt thereof.

Section 12.5 Registered IP Rights Licensed from Third Parties. Each Party’s rights under this Article XII with respect to any Registered IP Right that is licensed by Licensor from a Third Party pursuant to an In-License shall be subject to the rights retained by such Third Party pursuant to the applicable In- License, and Licensor shall use reasonable efforts to cause such Third Party to agree to the provisions of this Article XII. If Licensor has the right under any In-License to control, comment on, or otherwise provide input on the patent prosecution, maintenance, defense, or enforcement of any such Registered IP Right, then, (a) Licensee shall receive the benefit of Licensor’s rights to the extent Licensee is provided such rights under this Agreement; and (b) without limiting the foregoing, Licensor shall permit Licensee to exercise such rights on Licensor’s behalf.

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ARTICLE XIII

TERM AND TERMINATION

Section 13.1 Term. The term of this Agreement commences on the Effective Date and continues until expiration of the last to expire Licensed Patents, unless earlier terminated pursuant to Section 13.2 or Section 13.3 below (such period, the “Term”).

Section 13.2 Termination by Licensee. Licensee may terminate this Agreement, for any reason or no reason, upon ninety (90) days’ prior written notice of termination to Licensor.

Section 13.3 Termination for Cause. Either Party may terminate this Agreement upon or after the material breach of this Agreement by the other Party if such other Party has not cured such breach within sixty (60) calendar days after receipt of express written notice thereof and intent to terminate; provided, however, if any default is not capable of being cured within such sixty (60) day period, then the Parties shall negotiate in good faith and agree on a remediation plan allowing the breaching Party to cure the breach within an additional period of sixty (60) days. If the breaching Party is diligently undertaking to cure such breach in accordance with such plan, then the non-breaching Party shall have no right to terminate this Agreement for such breach before the end of the sixty (60) days’ additional cure period. For clarity, (a) any material breach of any In-License by Licensor, or (b) the termination of any In-License by or because of Licensor shall constitute a material breach by Licensor of this Agreement.

Section 13.4 Effects of Expiration or Termination.

(a) Termination or expiration of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration. Termination of this Agreement by a Party shall be without prejudice to other remedies such Party may have at law or equity.

(b) Upon (i) expiration (but not termination) of this Agreement, or (ii) the termination of this Agreement by Licensee for Licensor’s material breach pursuant to Section 13.3, subject to the terms and conditions of the Gloperba License Agreement, Licensor shall hereby grant to Licensee a worldwide exclusive, perpetual, irrevocable, royalty free, sublicensable right, license and interest in, to, and under Product Rights to Develop, Manufacture, obtain and maintain Regulatory Approvals for, Commercialize, and otherwise Exploit all Products in the Licensee Territory in the Field.

(c) Upon the termination of this Agreement for any reason (except if Licensee terminates this Agreement for Licensor’s material breach pursuant to Section 13.3), the following provisions apply:

(i) After a wind-down period of three (3) months, Licensor shall have a reversion of all rights previously licensed to Licensee hereunder.

(ii) Licensee shall provide and assign to Licensor or its designee all Regulatory Approvals for the Products to the extent possible under Applicable Law, at Licensor’s sole cost and expense. Licensor shall grant to Licensee a worldwide, non-exclusive right of reference (with the right to grant further rights of reference through multiple tiers) under all such Regulatory Approvals to Develop, Manufacture, obtain and maintain Regulatory Approvals for, and Commercialize any product other than Product in the Licensee Territory.

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(iii) Licensee shall use commercially reasonable efforts to provide assistance, at Licensor’s expense, as may be reasonably necessary for Licensor or its designee to commence or continue the Commercialization of the Products in the Licensee Territory for a period of at least one hundred eighty (180) days after the effective date of such termination (the “Transition Period”). Additionally, Licensee shall, at Licensor’s expense, provide Licensor with electronic copies of any promotional and marketing materials generated by or on behalf of Licensee (which are suitable for use in deriving and creating additional promotional and marketing materials) with respect to Products prior to the effective date of expiration or termination. Upon Licensor’ request and Licensee’s election, Licensee shall continue to Commercialize the Products in the Licensee Territory for up to six (6) months after the effective date of expiration or termination of this Agreement, subject to reimbursement by Licensor of Licensee’s reasonable costs and expenses.

(iv) If at the time of such termination, any clinical trials for the Products are being conducted by or on behalf of Licensee, its Affiliates or Sublicensees, then Licensee shall, and shall cause its Affiliates and Sublicensees to, (A) continue to conduct such clinical trial during the Transition Period or another period of time as reasonably necessary to ensure patient safety, and (B) after such period, to (x) cooperate with Licensor to transfer the conduct of all such clinical trials to Licensor or its designee or (y) continue to conduct such clinical trials, at Licensor’s cost, for so long as necessary to enable such transfer to be completed without interruption of any such clinical trials, and (C) Licensor shall assume any and all liability and costs for such clinical trial after the effective date of such termination.

(v) At Licensor’s election and request, Licensee shall transfer to Licensor or its designee all of the inventory of Product then in possession or control of Licensee, its Affiliates or Sublicensees; provided that Licensor shall pay Licensee the fair market value for such Products.

(vi) At the Disclosing Party’s election, the Receiving Party shall return (at Disclosing Party’s expense) or destroy all tangible materials comprising, bearing, or containing any Confidential Information of the Disclosing Party that are in the Receiving Party’s or its Affiliates’ or Sublicensees’ possession or control and provide written certification of such destruction (except to the extent any information is the Confidential Information of both Parties or to the extent that the Receiving Party has the continuing right to use the Confidential Information under this Agreement); provided that the Receiving Party may retain one copy of such Confidential Information for its legal archives. Notwithstanding anything to the contrary set forth in this Agreement, the Receiving Party shall not be required to destroy electronic files containing such Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic.

(d) The following provisions shall survive the termination or expiration of this Agreement for any reason: Article I, Section 2.5, Section 9.4 (for the period set forth therein), Article X, Article XI, this Section 13.4, Article XIV, and Article XV.

ARTICLE XIV

DISPUTE RESOLUTION

Section 14.1 General. The Parties recognize that a claim, dispute or controversy may arise relating to this Agreement or to the breach, enforcement, interpretation or validity of this Agreement (a

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“Dispute”). Any Dispute, including Disputes that may involve the Affiliates of any Party, shall be resolved in accordance with this Article XIV.

Section 14.2 Continuance of Rights and Obligations during Pendency of Dispute Resolution. If there are any Disputes in connection with this Agreement, including Disputes related to termination of this Agreement under Section 13.3, all rights and obligations of the Parties shall continue until such time as any Dispute has been resolved in accordance with the provisions of this Article XIV.

Section 14.3 Escalation. Any Dispute shall be referred to the Executive Officers for attempted resolution. In the event the Executive Officers are unable to resolve such Dispute within thirty (30) days of such Dispute being referred to them, then, upon the written request of either Party to the other Party, the Dispute shall be subject to arbitration in accordance with Section 14.4.

Section 14.4 Arbitration.

(a) If the Parties fail to resolve the Dispute through escalation to the Executive Officers under Section 14.3, and a Party desires to pursue resolution of the Dispute, the Dispute shall be submitted by either Party for final resolution by arbitration by the American Arbitration Association (“AAA”) under the Commercial Arbitration Rules, excepted as modified herein. Any disputes concerning the propriety of the commencement of the arbitration or the scope or applicability of this agreement to arbitrate shall be finally settled by the arbitrator. The arbitration shall be conducted by an arbitrator, mutually agreeable by each Party, experienced in technology development and shall include a written record of the arbitration hearing. In the event an arbitrator cannot be selected by mutual consent, then such arbitrator shall be selected by random selection from a list provided by each Party. The Parties reserve the right to object to any individual who shall be employed by or affiliated with a competing organization or entity. The seat of arbitration shall be New York City, New York and the language of the proceedings, including all communications, shall be English.

(b) The Parties agree that any award or decision made by the arbitral tribunal shall be final and binding upon them and may be enforced in the same manner as a judgment or order of a court of competent jurisdiction, and the Parties undertake to carry out any award without delay. The arbitral tribunal shall render its final award or decision within nine (9) months from the date on which the request for arbitration by one of the Parties wishing to have recourse to arbitration is received by the AAA. The arbitral tribunal shall resolve the Dispute by applying the provisions of this Agreement and the governing law set forth in Section 15.10.

(c) By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue, at the request of a Party, a pre-arbitral injunction, pre-arbitral attachment or other order to avoid irreparable harm, maintain the status quo, preserve the subject matter of the Dispute, or aid the arbitration proceedings and the enforcement of any award. Without prejudice to such provisional or interim remedies in aid of arbitration as may be available under the jurisdiction of a competent court, the arbitral tribunal shall have full authority to grant provisional or interim remedies and to award damages for the failure of any Party to the dispute to respect the arbitral tribunal’s order to that effect.

(d) EACH PARTY WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY.

(e) Any decision or award as a result of any such arbitration proceeding shall be in writing and shall provide an explanation for all conclusions of law and fact and shall include the assessment of costs,

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expenses, and reasonable attorneys’ fees. The arbitrators will be authorized to award compensatory damages, but will not be authorized to (i) award non-economic damages (other than specific performance or injunctive relief), (ii) award punitive damages or any other damages expressly excluded under this Agreement, or (iii) reform, modify or materially change this Agreement or any other agreements contemplated hereunder; provided, however, that the damage limitations described in clauses (i) and (ii) will not apply if such damages are statutorily imposed. Each Party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the administrator and the arbitrators; provided, however, that the arbitrators shall be authorized to determine whether a Party is the prevailing party, and if so, to award to that prevailing party reimbursement for any or all of its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), or the fees and costs of the administrator and the arbitrators.

Section 14.5 Injunctive Relief. Each Party agrees that, due to the unique nature of the transactions contemplated by this Agreement, the breach of this Agreement will cause irreparable harm and significant injury to the non-breaching Party, the extent of which will be difficult to ascertain and for which there will be no adequate remedy at law. Accordingly, and notwithstanding anything in Section 14.4 to the contrary, in the event of a Party’s breach of any of the provisions of this Agreement, the non-breaching Party may, in its discretion, in addition to any other right or available remedy, seek and obtain from any court of competent jurisdiction anywhere in the world an immediate injunction and other equitable relief restraining such breach or any threatened breach and to specific performance of any provision of this Agreement, without the necessity of posting any bond or other security (or the minimum required by law, if any), proving actual damages, showing irreparable harm, balancing of harms, consideration of the public interest, or inadequacy of monetary damages as a remedy. Each Party hereby waives, and agrees not to assert, any opposition to the foregoing. This Section 14.5 will apply notwithstanding anything to the contrary in this Article XIV.

ARTICLE XV

MISCELLANEOUS

Section 15.1 Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is unforeseeable, is caused by or results from causes beyond the reasonable control of the affected Party, and is not due to such Party’s negligence, which may include embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, pandemics, epidemics or other acts of God or any other deity (or orders of any Governmental Authority related to any of the foregoing). The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and the affected Party shall promptly undertake all reasonable efforts necessary to remedy such force majeure circumstances.

Section 15.2 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (c) one (1) Business Day after deposit

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with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

if to Licensor, to:

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Attention: General Counsel

Email: SLincoln@scilexholding.com

with copies to (which shall not constitute notice):

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Jeffrey T. Hartlin; Elizabeth A. Razzano

Email: jeffhartlin@paulhastings.com; elizabethrazzano@paulhastings.com

and

Scilex Pharmaceuticals Inc.

960 San Antonio Road

Palo Alto, CA 94303

Attention: General Counsel

Email: SLincoln@scilexholding.com

with copies to (which shall not constitute notice):

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Jeffrey T. Hartlin; Elizabeth A. Razzano

Email: jeffhartlin@paulhastings.com; elizabethrazzano@paulhastings.com if to Licensee, to:

RoyaltyVest Ltd.

Sea Meadow House

Waterfront Drive

Road Town, British Virgin Islands

Attention: Eli Hassett

Email: eli@hassett.biz

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with copy to (which shall not constitute notice):

Morrison & Foerster LLP

12531 High Bluff Drive

Suite 200

San Diego, CA 92130

Attention: Matthew A. Ferry

Email: mferry@mofo.com

Each Party may, by notice given in accordance herewith to the other Party, designate any further or different address to which subsequent notices, consents, waivers and other communications shall be sent.

Section 15.3 Successors and Assigns. Licensor shall not be entitled to assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Licensee, except that Licensor may, without such consent, assign this Agreement in its entirety to any permitted assignee or successor to Licensor’s rights and obligations under the Royalty Agreement. Licensee shall have the right to assign its rights and delegate its obligations under this Agreement, in whole or in part, (a) upon Licensor’s prior written consent (not to be unreasonably withheld, conditioned, or delayed) or (b) with or without such consent to any Affiliate or any successor to all or substantially all of Licensee’s assets or business to which this Agreement relates in whole or in part. For purposes of the foregoing an assignment or delegation “in part” will include with respect to a particular country or jurisdiction and/or with respect to any particular Product. Upon any such assignment in part, the Parties shall amend this Agreement accordingly and Licensor shall enter into such agreement with Licensee’s successor thereto as may be reasonably necessary or useful to effectuate or evidence such assignment and delegation in part. Any purported assignment or delegation in violation of this Section 15.3 will be void. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the Parties’ successors and permitted assignees.

Section 15.4 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Licensor to Licensee are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that Licensee, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction.

Section 15.5 Performance. Licensee may discharge any obligation and exercise any right hereunder through any of its Affiliates or Sublicensees. Licensee hereby guarantees performance by its Affiliates and Sublicensees of Licensee’s obligations under this Agreement, and Licensee shall cause its Affiliates and Sublicensees to comply with the provisions of this Agreement in connection with such performance.

Section 15.6 Fees. Promptly after the Effective Date, Licensee shall cause an invoice to be sent to Licensor for all attorney’s fees incurred by the members of Licensee in the negotiation and drafting of this Agreement. Licensor shall pay such invoice within thirty (30) days after receipt of such invoice.

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Section 15.7 Independent Nature of Relationship. The relationship between Licensor and Licensee is solely that of licensor and licensee, and neither Party has any fiduciary or other special relationship with the other Party or any of its Affiliates. This Agreement is not a partnership or similar agreement, and nothing contained herein shall be deemed to constitute Licensor and Licensee as a partnership, an association, a joint venture or any other kind of entity or legal form for any purposes, including any tax purposes. The Parties agree that they shall not take any inconsistent position with respect to such treatment in a filing with any Governmental Authority.

Section 15.8 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, constitute a complete and exclusive statement of the terms of agreement between the Parties, and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties, with respect to the subject matter of this Agreement, provided that nothing in this Agreement will supersede the Royalty Agreement, which is and will remain in full force and effect in accordance with its terms. Without limiting the foregoing, this Agreement supersedes and replaces in its entirety the Term Sheet, which shall be of no further force or effect.

Section 15.9 Non-Contravention. Neither Party shall take any action to contravene or interfere with any rights granted to the other Party hereunder.

Section 15.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 15.11 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced in accordance with the terms hereunder, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transaction contemplated by this Agreement is not affected in any manner materially adverse to either Party. Upon any such determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as contemplated by this Agreement to the greatest extent possible.

Section 15.12 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Any counterpart may be executed by facsimile or other similar means of electronic transmission, including “PDF”, and such facsimile or other electronic transmission shall be deemed an original.

Section 15.13 Amendments; No Waivers. Neither this Agreement nor any term or provision hereof may be amended, supplemented, restated, waived, changed or modified except with the written consent of both Parties. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on any Party in any case shall entitle it to any notice or demand in similar or other circumstances.

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No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 15.14 No Third Party Rights. Other than the Parties, no Person will have any legal or equitable right, remedy or claim under or with respect to this Agreement. This Agreement may not be amended or terminated, and any provision of this Agreement may be waived, without the consent of any Person who is not a Party. Licensor shall have the right enforce any legal or equitable right, remedy or claim under or with respect to this Agreement for the benefit of Licensor Indemnitees and Licensee shall have the right to enforce any legal or equitable right, remedy or claim under or with respect to this Agreement for the benefit of the Licensee Indemnitees.

Section 15.15 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

{SIGNATURE PAGE FOLLOWS}

35

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

LICENSOR:

SCILEX HOLDING COMPANY, a Delaware corporation

By:	/s/ Jaisim Shah
	Name:	Jaisim Shah
	Title:	Chief Executive Officer and President

[Signature Page to Gloperba License Agreement]

LICENSOR SUBSIDIARY:

SCILEX PHARMACEUTICALS INC., a Delaware corporation

By:	/s/ Jaisim Shah
	Name:	Jaisim Shah
	Title:	Chief Executive Officer and Secretary

[Signature Page to Gloperba License Agreement]

LICENSEE:

ROYALTYVEST LTD., a British Virgin Islands corporation

By:	/s/ Eli Hassett
	Name:	Eli Hassett
	Title:	Director

[Signature Page to Gloperba License Agreement]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2025

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on December 22, 2023, Scilex Holding Company (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with B. Riley Securities Inc., Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC (the “Sales Agents”), pursuant to which the Company may offer and sell shares of its common stock from time to time through the Sales Agents, acting as the sales agents.

On February 28, 2025, the Company voluntarily terminated the Sales Agreement, effective as of March 5, 2025. During the term of the Sales Agreement, the Company sold an aggregate of 2,764,187 shares of its common stock for aggregate gross proceeds to the Company of approximately $2,693,840. The Sales Agreement was terminable at will by the Company with no penalty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

Date: March 3, 2025	By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President